As filed with the Securities and Exchange Commission on  January 14, 2011
File No. 333-161778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OPHTHALMIC IMAGING SYSTEMS

(Exact name of registrant as specified in its charter)

California	3841	94-3035367
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
__________________________

221 Lathrop Way, Suite I
Sacramento, California 95815
(916) 646-2020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ariel Shenhar
Chief Financial Officer
Ophthalmic Imaging Systems
221 Lathrop Way, Suite I
Sacramento, California 95815
(916) 646-2020

(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Copies to:

Henry I. Rothman
Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
(212)704-6000
__________________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 14, 2011 .

PROSPECTUS

2,460,329 SHARES

OPHTHALMIC IMAGING SYSTEMS

COMMON STOCK

This prospectus relates to the resale by the selling security holders for their own accounts of up to an aggregate of 2,460,329 shares of our common stock, of which (1) 2,368,142 shares are held by U.M. AccelMed, Limited Partnership (“AccelMed”), (2) 78,778 shares are issuable upon exercise of a warrant issued to The Tail Wind Fund Ltd. (“Tail Wind”), and (3) 13,409 shares are issuable upon exercise of a warrant issued to Solomon Strategic Holdings, Inc. (“Solomon”).

Our common stock trades on the OTC Bulletin Board® under the symbol “OISI.” The last reported sale price of our common stock on January 11, 2011, was $0.85 per share.

The mailing address and the telephone number of our principal executive offices are 221 Lathrop Way, Suite I, Sacramento, California 95815, (916) 646-2020.

You should read this prospectus carefully before you invest.  Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 3 of this prospectus and as they appear in our reports filed with the Securities and Exchange Commission from time to time.

We will not receive any proceeds from the sale of the shares by the selling security holders. We may receive proceeds in connection with the exercise of warrants whose underlying shares may be sold in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2011.

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Ophthalmic Imaging Systems:	Page

September 30, 2010
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009	F-1
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2010 and 2009	F-2
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the Three and Nine Months ended September 30, 2010 and 2009	F-3
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2010 and 2009	F-4
Notes to Unaudited Condensed Consolidated Financial Statements	F-5

December 31, 2009
Report of Independent Registered Public Accounting Firm	F-10
Consolidated Balance Sheets as of December 31, 2009 and 2008	F-11
Consolidated Statements of Operations for the Years Ended December 31, 2009 and 2008	F-13
Consolidated Statements of Comprehensive Loss for the Years Ended December 31, 2009 and 2008	F-14
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2009 and 2008	F-15
Consolidated Statements of Cash Flow for the Years Ended December 31, 2009 and 2008	F-16
Notes to Consolidated Financial Statements	F-17

MediVision Medical Imaging, Ltd.:

September 30, 2009
Unaudited Consolidated Balance Sheets as of September 30, 2009 and 2008, and December 31, 2008	F-44
Unaudited Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2009 and 2008, and for the Year Ended December 31, 2008	F-46
Unaudited Consolidated Statement of Changes in Equity for the Nine Month period ending September 30, 2009, and 2008	F-47
Unaudited Consolidated Statements of Cash Flows for the Three and Nine Months ended September 30, 2009 and 2008, and for the Year Ended December 31, 2008	F-49
Notes to Unaudited Consolidated Financial Statements	F-51

December 31, 2008
Report of Independent Registered Public Accounting Firm	F-59
Consolidated Balance Sheet as of December 31, 2008	F-60
Consolidated Statement of Operations for the Year Ended December 31, 2008	F-61
Consolidated Statement of Changes in Equity for the Year Ended December 31, 2008	F-62
Consolidated Statement of Cash Flows for the Year Ended December 31, 2008	F-63
Notes to Consolidated Financial Statements	F-64

Pro Forma Financial Statements:

September 30, 2009
Unaudited Pro Forma Combined Balance Sheet as of September 30, 2009	F-103
Unaudited Pro Forma Combined Statement of Operations for the Nine Months ended September 30, 2009	F-104
Notes to Unaudited Pro Forma Combined Financial Statements	F-106

December 31, 2008
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2008	F-105
Notes to Unaudited Combined Pro Forma Financial Statements	F-106

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References in this prospectus to “the Company,” “we,” “us,” and “our” are to Ophthalmic Imaging Systems and its subsidiaries

You should rely only on the information contained or incorporated by reference in this prospectus.  Neither we nor the selling security holders have authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our common shares under this prospectus.  Our business, financial condition, results of operations and prospects may have changed since such date.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus and does not contain all of the information necessary to your investment decision. To understand this offering fully, you should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors.”

Private Placement

On June 24, 2009, we completed a private placement transaction in which we issued and sold to AccelMed, 9,633,228 shares of our common stock (the “1st Installment Shares”) at $0.41522 per share and a warrant to purchase up to 3,211,076 shares of our common stock (the “1st Installment Warrant”), for an aggregate purchase price of $3,999,909 million before expenses.  The 1st Installment Warrant is exercisable at $1.00 per share and expires on June 24, 2012. On May 26, 2010, we completed the 2nd and final installment, whereby we issued and sold to AccelMed 3,581,089 shares of common stock at $0.55848 per share at and a warrant to purchase up to 1,193,696 shares of our common stock for an aggregate purchase price of $1,999,967, before expenses. In connection with the 1st installment private placement, we agreed to register, for public resale, the 1st Installment Shares and the shares of common stock issuable upon exercise of the 1st Installment Warrant. This prospectus has been prepared, and the registration statement of which this prospectus is a part has been filed with the Securities and Exchange Commission (the “SEC”), to satisfy our obligations to AccelMed under the 1st installment private placement transaction. Accordingly, this prospectus covers the resale by AccelMed, a selling shareholder of the shares, of our common stock issued in the private placement.  For more details on the terms of the private placement transaction, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Transactions.”

On June 24, 2009, we also entered into an Extension Agreement, pursuant to which, among other things, we issued warrants to Tail Wind and Solomon to purchase an aggregate of 500,000 shares of our common stock (the “Extension Warrants”).  The Extension Warrants have an exercise price of $1.00 per share and expire on June 24, 2012.  This prospectus covers the resale of the shares issuable upon exercise of the Extension Warrants.  For more details on the terms of the Extension, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Company

We are engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by medical practitioners primarily in the ocular health field. Our products are used for a variety of standard diagnostic test procedures performed in most eye care practices. Since our inception, we have developed products that have addressed primarily the needs of the ophthalmic angiography markets, both fluorescein and indocyanine green. The current flagship products in our angiography line are our WinStation digital imaging systems. These WinStation products are targeted primarily at retinal specialists and general ophthalmologists in the diagnosis and treatment of retinal diseases and other ocular pathologies. See “Description of Business” for more information.

The Offering
Common stock offered by selling security holders	Up to an aggregate of 2,460,329 shares of common stock may be offered under this prospectus, of which (1) 2,368,142 shares are held by AccelMed, (2) 78,778 shares are issuable upon exercise of a warrant issued to Tail Wind, and (3) 13,409 shares are issuable upon exercise of a warrant issued to Solomon.

Use of Proceeds	All proceeds of this offering will be received by the selling security holders for their own accounts. We may receive proceeds in connection with the exercise of warrants whose underlying shares may be sold in this Offering.

Risk Factors	You should read the “Risk Factors” section beginning on page 3, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

OTC Bulletin Board	OISI.OB

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business

Current economic conditions may adversely affect our industry, business, financial position and results of operations and could cause the market value of our common stock to decline.

The global economy is currently undergoing a period of unprecedented volatility and the future economic environment may continue to be less favorable than that of recent years. It is uncertain how long the economic downturn that the U.S. economy has entered will last. The economic downturn has resulted in, and could lead to, further reduced spending specifically related to physicians’ equipment and software. Our products require a large initial outlay of funds, which physicians in the current economic climate are hesitant to do. Also, the credit markets are currently experiencing unprecedented contraction. If current pressures on credit continue or worsen, future debt financing may not be available to us when required or may not be available on acceptable terms, and as a result we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or satisfy our obligations under our indebtedness.

If we are unable to obtain additional capital, we will be required to eliminate certain operations that may adversely affect our business.

Our operations require substantial funds for, among other things, continuing research and development and manufacturing and marketing our existing products. We may need to seek additional capital, possibly through public or private sales of our securities, in order to fund our operations. However, we may not be able to obtain additional funding in sufficient amounts or on acceptable terms when needed. Insufficient funds may require us to delay, scale back or eliminate certain or all of our research and development programs or license from third parties products or technologies that we would otherwise seek to develop ourselves. Any of these may adversely affect our continued operations.

If we fail to develop and successfully introduce new and enhanced products that address rapid technological changes in our markets and meet the needs of our customers, our business may be harmed.

Our industry is characterized by extensive research and development, rapid technological change, frequent innovations and new product introductions, changes in customer requirements and evolving industry standards. Demand for our products could be significantly diminished by new technologies or products that replace them or render them obsolete, which would have a material adverse effect on our business, financial condition and results of operations.

Our future success depends on our ability to anticipate our customers’ needs and develop products that address those needs. This will require us to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. We have incurred substantial research and development expenditures in the past and plan to continue to do so in the future. Over the last three fiscal years, our research and development expenses have been in the range of 18% to 21% of our net revenue. Although we have spent considerable resources on research and development, we may still be unable to introduce new products or, if we do introduce a new product, such product or products may not achieve sufficient market acceptance. Failure to successfully identify new product opportunities and develop and bring new products to market in a timely and cost effective manner may lead to a reduction in sales and adversely affect our business.

The markets in which we sell our products are intensely competitive and increased competition could cause reduced sales levels, reduced gross margins or loss of market share.

Competition for products that diagnose and evaluate eye disease is intense and is expected to increase. Although we continue to work on developing new and improved products, many companies are engaged in research and development of new devices and alternative methods to diagnose and evaluate eye disease. Many of our competitors and potential competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than us. Any business combinations or mergers among our competitors, forming larger competitors with greater resources, or the acquisition of a competitor by a major medical or technology corporation seeking to enter this business, could result in increased competition. Introduction of new devices and alternative methods could hinder our ability to compete effectively and could have a material adverse effect on our business, financial condition and results of operations.

We may experience a decline in the selling prices of our products as competition increases, which could adversely affect our operating results.

As competing products become more widely available, the average selling price of our products may decrease. Trends toward managed care, health care, cost containment and other changes in government and private sector initiatives in the United States and other countries in which we do business are placing increased emphasis on the delivery of more cost-effective medical therapies which could adversely affect prices of our products. If we are unable to offset the anticipated decrease in our average selling prices by increasing our sales volumes, our net sales will decline. To compete we must continue to reduce the cost of our products. Further, as average selling prices of our current products decline, we must develop and introduce new products and product enhancements with higher margins. If we cannot maintain our net sales and gross margins, our operating results could be seriously harmed, particularly if the average selling prices of our products decreases significantly.

Our products are subject to United States, European Union and international medical regulations and controls, which impose substantial financial costs on us and which can prevent or delay the introduction of new products.

Our ability to sell our products is subject to various federal, state and international rules and regulations. In the United States, we are subject to inspection and market surveillance by the U.S. Food and Drug Administration (the “FDA”), to determine compliance with regulatory requirements. The regulatory process is costly, lengthy and uncertain. Any delays in obtaining or failure to obtain regulatory approval of any of our products could cause a loss of sales or incurrence of additional expenses, which could adversely affect our business.

The purchase of AcerMed software and the formation of Abraxas Medical Solutions, Inc. (“Abraxas”) may not generate any significant future revenue for us.

In January 2008, we purchased substantially all of the assets of AcerMed, Inc., a leading software developer for Electronic Medical Records (EMR) and Practice Management software (PM). Through the acquisition, we gained the rights to software applications that automate the clinical, administrative and the financial operations of a medical office. Due to the formation of Abraxas, NextGen Healthcare Information Systems, Inc., a supplier of EMR and PM software chose to discontinue its relationship with OIS in January 2008. Long sales cycles, new sales training requirements and potential resistance to the initial high cost of the software may be among the factors contributing to us not being successful in selling these products.

The purchase of substantially all the assets of MediVision may not generate any significant future revenue for us.

On October 21, 2009 we purchased substantially all the assets of MediVision. Such assets included the European operations which consisted of MediVision’s business as conducted by CCS Pawlowski GmbH, its branch office in Belgium, certain agreements under which MediVision contracted with third parties for distribution and other services, and rights to intellectual property which resulted from MediVision’s research and development activities performed in Israel.  We may experience difficulty integrating MediVision’s operations with our own and we may have challenges in achieving strategic objectives and other benefits expected from the MediVision Asset Purchase.  Such difficulties may divert our attention and resources from our operations and other initiatives, potentially impair the acquired assets or result in the potential loss of key employees of MediVision.

Our international sales are a growing portion of our business; accordingly, we may increasingly become subject to the risks of doing business in foreign countries.

Our international business exposes us to certain unique and potentially greater risks than our domestic business and our exposure to such risks may increase if our international business continues to grow, as we anticipate. Our international business is sensitive to changes in the priorities and budgets of international customers, which may be driven by changes in worldwide economic conditions and regional and local economic factors.

Our international sales are also subject to local government laws and regulations and practices which may differ from U.S. Government regulation, including regulations relating to import-export control, investments, exchange controls and varying currency and economic risks.  We are also exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international consultants and partners in connection with international operations. As a result of these factors, we could incur losses on such operations which could negatively impact our results of operations and financial condition.

We depend on skilled personnel to effectively operate our business in a rapidly changing market and if we are unable to retain existing or hire additional personnel, our ability to develop and sell our products could be harmed.

Our success depends to a significant extent upon the continued service of our key senior management, sales and technical personnel, any of whom could be difficult to replace. Competition for qualified employees is intense and our business could be adversely affected by the loss of the services of any of our existing key personnel. We cannot assure you that we will continue to be successful in hiring and retaining properly trained personnel. Our inability to attract, retain, motivate and train qualified new personnel could have a material adverse effect on our business.

We may not be able to protect our proprietary technology, which could adversely affect our competitive advantage.

We rely on a combination of patent, copyright, trademark and trade secret laws, non-disclosure and confidentiality agreements and other restrictions on disclosure to protect our intellectual property rights. We cannot assure that our patent applications will be approved, any patents that may be issued will protect our intellectual property, any issued patents will not be challenged by third parties or any patents held by us will not be found by a judicial authority to be invalid or unenforceable. Other parties may independently develop similar or competing technology or design around any patents that may be issued to or held by us. We cannot be certain that the steps we have taken will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Moreover, if we lose any key personnel, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by those former employees.

The long sales cycles for our products may cause us to incur significant expenses without offsetting revenue.

Customers typically expend significant effort in evaluating, testing and qualifying our products before making a decision to purchase them, resulting in a lengthy initial sales cycle. While our customers are evaluating our products we may incur substantial sales, marketing and research and development expenses to customize our products to the customer’s needs. We may also expend significant management efforts, increase manufacturing capacity and order long-lead-time components or materials. Even after this evaluation process, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without ever receiving revenue to offset those expenses.

If we fail to accurately forecast components and materials requirements for our products, we could incur additional costs and significant delays in shipments, which could result in the loss of customers.

We must accurately predict both the demand for our products and the lead times required to obtain the necessary components and materials for manufacture. Lead times for components and materials that we order vary significantly and depend on factors including the specific supplier requirements, the size of the order, contract terms and current market demand for components. If we overestimate our component and material requirements, we may have excess inventory, which would increase our costs, impair our available liquidity and could have a material adverse effect on our business, operating results and financial condition. If we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products to our customers. Any of these occurrences would negatively impact our net sales, business and operating results and could have a material adverse effect on our business, operating results and financial condition.

Our dependence on sole source suppliers exposes us to possible supply interruptions that could delay or prevent the manufacture of our systems.

Certain of the components used in our products are purchased from a single source. While we believe that most of these components are available from alternate sources, an interruption of these or other supplies could have a material adverse effect on our ability to manufacture some of our systems.

Some of our medical customers’ willingness to purchase our products depends on their ability to obtain reimbursement for medical procedures using our products and our revenue could suffer from changes in third-party coverage and reimbursement policies.

Our medical segment customers include doctors, clinics, hospitals and other health care providers whose willingness and ability to purchase our products depends in part upon their ability to obtain reimbursement for medical procedures using our products from third-party payers, including private insurance companies, and in the U.S. from health maintenance organizations, and federal, state and local government programs, including Medicare and Medicaid. Third-party payers are increasingly scrutinizing health care costs submitted for reimbursement and may deny coverage and reimbursement for the medical procedures made possible by our products. Failure by our customers to obtain adequate reimbursement from third-party payers for medical procedures that use our products or changes in third-party coverage and reimbursement policies could have a material adverse effect on our sales, results of operations and financial condition.

We have limited product liability insurance and if we are held liable in a products liability lawsuit for amounts in excess of our insurance coverage, we could be rendered insolvent.

There can be no assurance that we will not be named as a defendant in any litigation arising from the use of our products. Although we have a product liability insurance policy which covers up to $4 million, should such litigation ensue and we are held liable for amounts in excess of such insurance coverage, we could be rendered insolvent. In addition, there can be no assurance that product liability insurance will continue to be available to us or that the premiums will not become prohibitively expensive.

If our facilities were to experience a catastrophic loss, our operations would be seriously harmed.

Our facilities could be subject to a catastrophic loss such as fire, flood or earthquake. A substantial portion of our manufacturing activities and many other critical business operations are located near major earthquake faults in California, an area with a history of seismic events. Our corporate headquarters is also in a possible flood zone. Any such losses at our facilities could disrupt our operations, delay production, shipments and revenue and result in large expenses to repair or replace the facility. Any such loss could have a material adverse effect on our sales, results of operations and financial condition.

Any failure to meet our debt obligations could harm our business, financial condition and results of operations.

As of January 11, 2011 we had debt outstanding of $2,789,428 consisting of $27,853 for a capital lease, $109,757 Abraxas loan, $83,507 in auto loans, $1,500,000 United Mizrahi Bank bank loan, and $1,068,311 in outstanding notes to institutional investors.  If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt.  In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely harm our ability to incur additional indebtedness on acceptable terms.  Our cash flow and capital resources may be insufficient to pay interest and principal on our debt in the future.  If that should occur, our capital raising or debt restructuring measures may be unsuccessful or inadequate to meet our scheduled debt service obligations, which could cause us to default on our obligations and further impair our liquidity.

Risks Related to this Offering

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including: quarterly variations in operating results; changes in financial estimates by securities analysts; changes in market valuations of other similar companies; announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures; additions or departures of key personnel; any deviations in net sales or in losses from levels expected by securities analysts; and future sales of common stock.

In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our financial performance.

Because our securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

The shares of our common stock have been listed and principally quoted on the OTC Bulletin Board under the trading symbol “OISI” since May 28, 1998. As a result, it may be more difficult for an investor to dispose of our securities or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained.

Moreover, because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares are deemed “penny stocks,” you may have difficulty selling them in the secondary trading market.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange that makes certain reports available, the equity security may also constitute a “penny stock.” As our common stock falls within the definition of penny stock, these regulations require the delivery by the broker-dealer, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock. The ability of broker-dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

We have additional securities available for issuance, including preferred stock, which if issued could adversely affect the rights of the holders of our common stock.

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The common stock and the preferred stock can generally be issued as determined by our Board of Directors without shareholder approval.

Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, shareholders will be dependent upon the judgment of OIS’ management in connection with the future issuance and sale of shares of our common stock and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of our securities held by the public shareholders. Furthermore, the issuance of preferred stock could be used to discourage or prevent efforts to acquire control of OIS through acquisition of shares of common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, in other materials we file with the SEC or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products and services, and other statements of our plans, beliefs, or expectations, including the statements contained under the heading, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” regarding our future plans, strategies and expectations are forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements because these forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Thus, our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the medical instruments market specifically, legislative or regulatory changes that affect us, including changes in healthcare regulation, the availability of working capital, the introduction of competing products, and other risk factors described herein. These risks and uncertainties, together with the other risks described from time to time in reports and documents that we filed with the SEC should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus. Rather, the selling security holders will receive those proceeds directly. We may receive proceeds in connection with the exercise of warrants whose underlying shares may in turn be sold by the selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for working capital and general corporate purposes.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock, no par value, have been listed and principally quoted on the OTC Bulletin Board under the trading symbol “OISI” since May 28, 1998 and prior to that on the Nasdaq Small-Cap Market. The following table sets forth the high and low bid prices for our common stock as reported on the OTC Bulletin Board. These prices reflect inter-dealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

	Year Ended December 31, 2011				Year Ended December 31, 2010		Year Ended December 31, 2009
	Low		High		Low	High	Low	High
First Quarter (through January 11, 2011)		$0.75		$0.85	$0.75	$1.39	$0.15	$0.34
Second Quarter	$	N/A	$	N/A	$0.75	$1.15	$0.24	$0.45
Third Quarter	$	N/A	$	N/A	$0.55	$1.03	$0.25	$0.59
Fourth Quarter	$	N/A	$	N/A	$0.70	$0.97	$0.45	$1.57

On January 11, 2011, the closing price for our common stock, as reported by the OTC Bulletin Board, was $0.85 per share and there were 100 shareholders of record.

Dividend Policy

We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We expect to retain our earnings, if any, to provide funds for the expansion of our business. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2010, with respect to our equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,220,757	(a)	$0.79	868,684	(b)
Equity compensation plans not approved by security holders	1,553,800	(c)	$0.38
Total	3,774,557		$0.62	868,684

(a)
Represents 172,500 options granted under our 2010 Stock Option Plan, 720,426 options granted under our 2009 Stock Option Plan, 750,000 options granted under our 2005 stock option plan, and 577,831 options granted under our 2003 Stock Option Plan.

(b)
Represents 827,500 available for grant under the 2010 Stock Option Plan, 38,351 shares available for grant under the 2009 Stock Option Plan and 2,833 shares available for grant under the 2003 Stock Option Plan to our employees, directors, and consultants. Upon the expiration, cancellation or termination of unexercised options, shares subject to options under the plan will again be available for the grant of options under the applicable plan.

(c)
Includes 1,213,836 shares subject to options granted under the 2000 Stock Option Plan (the “2000 Plan”), an option to purchase 159,964 shares of our common stock which was issued to Alon Baraket for acting as the placement agent in the sale and issuance of securities to AccelMed, and an option to purchase 180,000 shares of our common stock which was issued to Noam Allon for consulting services during 2009.

DILUTION

Sales of the shares of common stock by the selling security holders in this offering will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling security holders. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling security holders. Prospective investors in the shares held by the selling security holders should be aware, however, that the price of shares being offered by the selling security holders may not bear any rational relationship to our net tangible book value per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

To date, we have designed, developed, manufactured and marketed ophthalmic digital imaging systems and informatics solutions, including Electronic Medical Records and Practice Management software, and have derived substantially all of our revenue from the sale of such products. The primary target market for our digital angiography systems and informatics solutions has been retinal specialists and general ophthalmologists. Through our subsidiary, Abraxas, we design, develop and market EMR and PM software to be sold to the following ambulatory-care specialties: OB/GYN, orthopedics and primary care.

There can be no assurance that we will be able to achieve or sustain significant positive cash flows, revenue or profitability in the future.

Recent Pronouncements

FASB Accounting Standards Update No. 2010-8, Technical Corrections to Various Topics.

In February 2010, the FASB issued Accounting Update No. 2010-8, Technical Corrections to Various Topics, to eliminate inconsistencies and to clarify guidance on various Codification Topics. Except for certain amendments to Topic 815 and the nullification of paragraph 852-740-45-2, Update No. 2010-08 will become effective for the first reporting period beginning after issuance. Management is currently evaluating the potential impact of Accounting Standards Update No. 2010-08 on our consolidated financial results.

FASB Accounting Standards Update No. 2010-06, Fair Value Measurement and Disclosures.

In January 2010, the FASB issued Accounting Update No. 2010-06, Fair Value Measurement and Disclosures, to improve disclosures about Fair Value Measurements. The amendments in this Update will require new disclosures related to the transfer in and out of Level 1 and 2, and require that a reporting company present Level 3 activity on a gross basis rather than one net number. In addition, the amendments in this Update clarify existing disclosures related to the level of disaggregation and disclosures about inputs and valuation techniques. Update No. 2010-06 will begin to become effective for reporting periods beginning after December 15, 2009. The adoption of Accounting Standards Update No. 2010-06 did not have a material impact on the consolidated financial statements.

FASB Accounting Standards Update No. 2010-04, Accounting for Various Topics, Technical Corrections to SEC Paragraphs.

In January 2010, the FASB issued Accounting Update No. 2010-4, Accounting for Various Topics, Technical Corrections to SEC Paragraphs, to update SEC staff announcements for codification references. The adoption of Accounting Standards Update No. 2010-04 will not have a material impact on the consolidated financial statements.

FASB Accounting Standards Update No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash.

In January 2010, the FASB issued Accounting Update No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash, to clarify the accounting for a distribution to shareholders that offers the ability to elect to receive the entire distribution in cash or shares. Accounting Standards Update No. 2010-06 will be effective for reporting periods beginning after December 15, 2009. The adoption of Accounting Standards Update No. 2010-01 did not have a material impact on the consolidated financial statements.

FASB Accounting Standards Update No. 2009-14, Certain Revenue Arrangements That Include Software Elements, a Consensus of the FASB Emerging Issues Task Force.

In October 2009, the FASB issued Accounting Standards Update No. 2009-14, Certain Revenue Arrangements That Include Software Elements, a Consensus of the FASB Emerging Issues Task Force, to amend guidance used to allocate and measure revenues by an enterprise that sells or leases tangible products in an arrangement that contains software that is more than incidental to the tangible product as a whole. The amendments in the Update require that hardware components of a tangible product containing software elements always be excluded from the software revenue guidance. The Update provides additional guidance on how to determine which software, if any, related to the tangible products also would be excluded from the scope of the software revenue guidance. Update No. 2009-14 will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. Management is currently evaluating the potential impact of Accounting Standards Update No. 2009-14 on our consolidated financial results.

FASB Accounting Standards Update No. 2009-13, Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force.

In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Multiple-Deliverable Revenue Arrangements, a Consensus of the FASB Emerging Issues Task Force, to amend guidance which establishes a selling price hierarchy for determining the selling price of a deliverable in a multiple-deliverable revenue arrangement. The amendments in this Update also will replace the term fair value in the revenue allocation guidance with selling price to clarify that the allocation of revenues is based on entity-specific assumptions rather than assumptions of marketplace participation.  In addition, the amendment revises certain disclosure requirements.  Update No. 2009-13 will become effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. Management is currently evaluating the potential impact of Accounting Standards Update No. 2009-13 on our consolidated financial results.

FASB Accounting Standards Update No. 2009-01, Generally Accepted Accounting Principles.

In October 2009, the FASB issued Accounting Standards Update No. 2009-01, Generally Accepted Accounting Principles, to amend the FASB Accounting Standards Codification for the issuance of the FASB Statement No. 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB. Rules and interpretive releases of the Security and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. The adoption of Update No. 2009-01 did not have a material impact on the consolidated financial statements.

FASB Accounting Standards Codification Topic 855, Subsequent Events.

On June 30, 2009, we adopted Topic 855, Subsequent Events, which is generally based on Financial Accounting Standard 165 which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, Topic 855 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of Topic 855 did not have a material impact on the consolidated financial statements.

FASB Accounting Standards Codification Topic 810, Consolidation, Subtopic 10 Overall, Section 65, Transition Related to FASB Statement No. 160 Noncontrolling Interest in Consolidated Financial Statements – an amendment to ARB No.51.

Topic 810, Consolidation, is based on Statement of Financial Accounting Standard No. 160, Noncontrolling Interest in Consolidated Financial Statements – an amendment of ARB 51, which we adopted on January 1, 2009. Topic 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Topic defines a noncontrolling interest, previously called a minority interest, as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. Topic 810 requires, among other items, that a noncontrolling interest be included in the consolidated statement of financial position within equity separate from the parent’s equity; consolidated net income to be reported at amounts inclusive of both the parent’s and noncontrolling interest’s shares and, separately, the amounts of consolidated net income attributable to the parent and noncontrolling interest all on the consolidated statement of operations; and if a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be measured at fair value and a gain or loss be recognized in net income based on such fair value. The adoption of Topic 810 has had a material impact on our consolidated financial statements as related to the Asset Purchase Agreement with MediVision which was completed on October 21, 2009.  (For additional details, see financial statements for the year ending December 31, 2009, Note 6. Related Party Transactions, MediVision Medical Imaging Ltd., MediVision Asset Purchase.)

FASB Accounting Standards Codification Topic 810, Consolidation.

Topic 810 Consolidation, is generally based on Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R), which was issued in June 2009, which among other things requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest(s) give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. Topic 810, Consolidation, became effective on January 1, 2010. The adoption of Topic 810 did not have a material impact on the consolidated financial statements.

FASB Accounting Standards Codification Topic 350, Intangibles -- Goodwill and Other.

Topic 350, Intangibles – Goodwill and Other, is generally based on Financial Staff Position (“FSP”) 142-3, Determination of the Useful Life of Intangible Asset, which was issued by the FASB in April 2008, which among other things, amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under Topic 350. The intent of the Topic is to improve the consistency between the useful life of a recognized intangible asset under Topic 350 and the period of expected cash flows used to measure the fair value of the asset, under Topic 805, Business Combinations, which is generally based on SFAS 141R, Business Combinations, and other GAAP principles.  The provisions of Topic 350 are effective for fiscal years beginning after December 15, 2008. Topic 350 is effective for our fiscal year beginning January 1, 2009.  The adoption of Topic 350 did not have a material impact on the consolidated financial statements.

FASB Accounting Standards Codification Topic 805, Business Combinations.

Topic 805, Business Combinations, is generally based on Financial Accounting Standards No. 141 (revised 2007), Business Combinations, which was issued by the FASB in December 2007, which among other things, establishes principles and requirements regarding the method in which the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination and (iv) requires costs incurred to effect an acquisition to be recognized separately from the acquisition. Topic 805 is effective for all business combinations for which the acquisition date is on or after January 1, 2009. Earlier adoption is prohibited. This standard changes the accounting treatment for business combinations on a prospective basis.  The adoption of Topic 805 has had a material impact on the financial position and results of operations as disclosed below.

On March 20, 2008, we entered into a definitive merger agreement (the “Merger Agreement”) with MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary (“Merger Sub”), and MediVision, pursuant to which the Merger Sub would have merged with and into MediVision, with MediVision as the surviving entity. On March 16, 2009, we entered into a Termination Agreement with MediVision pursuant to which the Merger Agreement was terminated.

We capitalized $519,820 and $527,327 in 2008 and 2007, respectively, for a total of $1,047,047 of costs related to the proposed merger with MediVision.  In accordance with FASB Topic 805, Business Combinations, these costs should be expensed. To comply with Topic 805 we have retroactively calculated our consolidated balance sheet as of December 31, 2008 and our consolidated statement of operations and consolidated cash flow statements for the year ended December 31, 2008. Our consolidated balance sheet as of December 31, 2008 and consolidated statement of operations and consolidated cash flow statement for the year ended December 31, 2008 report merger-related costs as expenses for comparative purposes. Beginning in 2009, we expensed, within general and administrative expenses in our consolidated statement of operations, any new merger-related costs. The pro forma impact of this adjustment to our 2008 consolidated financial statements as of and for the year ended December 31, 2008 is $519,720, respectively, as shown below:

Statement of Operations:	FY 2008	FY 2008 Revised For Topic 805
Net revenues	$12,491,117	$12,491,117
Cost of sales	5,768,483	5,768,483
Gross profit	$6,722,634	$6,722,634
Total operating expenses	7,804,968	8,324,688
Net loss	$(2,465,805)	$(2,985,524)
Basic loss per share	$(0.15)	$(0.18)
Balance Sheet:
Total Assets	$13,671,756	$12,624,709
Total Liabilities	$6,178,256	$6,178,255
Total Stockholders’ Equity	$7,493,500	$6,446,454
Total Liabilities and Stockholders’ Equity	$13,671,756	$12,624,709

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  The information contained in the financial statements is, to a significant extent, based on effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value obtained when earning income, recognizing an expense, recovering an asset or relieving a liability.

Management is also required to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.  In addition, GAAP itself may change from one previously acceptable method to another. Although the economics of our transactions would not change, the timing of the recognition of such events for accounting purposes may change.

We re-evaluate our estimates and assumptions used in our financials on an ongoing and quarterly basis. We adjust these estimates and assumptions as needed and as circumstances change. If circumstances change in the future, we will adjust our estimates and assumptions accordingly. At the present time, we cannot definitively determine whether our assumptions and estimates will change in the future. Based on history, however, it is likely that there will be changes in some of our estimates and assumptions.

Revenue Recognition

Our revenue recognition policies are in compliance with applicable accounting rules and regulations  including FASB Accounting Standards Codification Topic 985, Software, Topic 605 Revenue and Subtopic 25 Multiple-Element Arrangements. When accounting for revenue with multiple element arrangements, the multiple components of our revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for (1) product shipment, (2) installation and training services, and (3) service contracts based on performance or over the contract term as we incur expenses related to the contract revenue.

Revenue for products is recognized when title passes to the customer, which is upon shipment, provided there are no conditions to acceptance, including specific acceptance rights. If we make an arrangement that includes specific acceptance rights, revenue is recognized when the specific acceptance rights are met. Upon review, we concluded that consideration received from our customer agreements are reliably measurable because the amount of the consideration is fixed and no specific refund rights are included in the arrangement. We defer 100% of the revenue from sales shipped during the period that we believe may be uncollectible.

Installation revenue is recognized when the installation is complete. Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services. These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to market acceptance. There is no price reduction in the product price if the customer chooses not to have us complete the installation.

Extended product service contracts are offered to our customers and are generally entered into prior to the expiration of our one year product warranty. The revenue generated from these transactions is recognized over the contract period, normally one to four years.

We do not have a general policy for cancellation, termination, or refunds associated with the sale of its products and services.  All items are on one quote/purchase order with payment terms specified for the whole order.  Occasionally, we have customers who require specific acceptance tests and accordingly, we do not recognize such revenue until these specific tests are met.

Tax Provision

Deferred taxes are calculated using the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

We calculate a tax provision quarterly and determine the amount of our deferred tax asset that will more-likely-than-not be used in the future.  In making this determination, we have to assess the amount of our unlimited and capped NOL amounts we will more likely than not be able to use, as well as the deferred tax asset amount related to the temporary differences of our balance sheet accounts.

FASB Accounting Standards Codification Topic No. 740, Taxes, provides the accounting for uncertainty in income taxes recognized in a company’s financial statements.  Topic No. 740 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, Topic No. 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We apply Topic No. 740 to all of our tax positions.

We do not currently allocate our taxes between us and our subsidiary, Abraxas, due to the immaterial impact of Abraxas on our tax provision.

Warranty Reserve

Our warranty reserve contains two components, a general product reserve recorded on a per product basis and specific reserves recorded as we become aware of system performance issues. The product reserve is calculated based on a fixed dollar amount per product shipped each quarter.  Specific reserves usually arise from the introduction of new products. When a new product is introduced, we reserve for specific problems arising from potential issues, if any. As issues are resolved, we reduce the specific reserve. These types of issues can cause our warranty reserve to fluctuate outside of sales fluctuations.

We estimate the cost of the various warranty services by taking into account the estimated cost of servicing routine warranty claims in the first year, including parts, labor and travel costs for service technicians. We analyze the gross profit margin of our service department, the price of our extended warranty contracts, factor in the hardware costs of the various systems, and use a percentage to calculate the cost per system to use for the first year manufacturer’s warranty.

During the nine months ended September 30, 2010 and 2009 the general warranty reserve increased from $90,000 to $166,188 and from $67,000 to $100,488 due to the increase in product shipments versus the amount of replacements, repairs or upgrades performed.

Securities Purchase Agreement

On June 24, 2009, we entered into a Purchase Agreement with AccelMed, whereby we authorized the issuance and sale of up to an aggregate of 13,214,317 shares of our common stock and warrants to purchase up to an aggregate of 4,404,772 shares of our common stock in two installments. On the date of the Purchase Agreement, we completed the 1st installment, pursuant to which we issued to AccelMed 9,633,228 shares and a warrant to purchase up to 3,211,076 shares for an aggregate purchase price of $3,999,972.  This warrant has an exercise price of $1.00 per share and expires on June 24, 2012.

On June 24, 2009, we also issued to the placement agent, an option to purchase 123,500 shares of our common stock at an exercise price of $0.01 per share.  This option expires on June 24, 2012. We recorded the fair value of the options using the Black-Scholes-Merton option valuation model, as a reduction to our common stock and an increase in additional paid-in-capital in the amount of $47,045.

On May 26, 2010 we completed the 2nd Installment, under which we issued 3,581,089 shares of common stock and a warrant to purchase up to an aggregate of 1,193,696 shares of common stock, for an aggregate purchase price of $1,999,967. In connection with the 2nd installment, we issued to the placement agent, an option to purchase 36,464 shares of our common stock at an exercise price of $0.01 per share. This option expires on May 26, 2013. We recorded the fair value of the options using the Black-Scholes-Merton option valuation model, as a reduction to our common stock and an increase in additional paid-in-capital in the amount of $18,491.

MediVision Asset Purchase

On June 24, 2009, we entered into an Asset Purchase Agreement with MediVision to purchase substantially all the assets of MediVision, which was completed on October 21, 2009 (the “MediVision Asset Purchase”). Such assets included the European operations which consisted of MediVision’s business as conducted by CCS Pawlowski GmbH (“CCS”), its branch office in Belgium (the “Belgium Activities”), certain agreements under which MediVision contracted with third parties for distribution and other services (the “Purchased Agreements”), and rights to intellectual property which resulted from MediVision’s research and development (“R&D”) activities performed in Israel.

As payment for such assets, we agreed to assume a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (the “United Mizrahi Bank”) in the amount of $1,500,000, to which we were previously a guarantor (For more details of the guaranty, see “Note 6. Related Party Transactions, United Mizrahi Bank Loan” below.), liabilities associated with the acquired assets on and after October 21, 2009, the closing date, and certain taxes, and extinguishment of all intercompany indebtedness owed to us with a principal amount of $4,178,622.

In addition, in early 2009, we hired all of MediVision’s research and development staff and moved them to our offices in the United States and Israel.

During 2009, we had recorded intercompany accounts and notes receivable due from MediVision of $450,000 and $3,168,622, respectively, prepaid product advances to MediVision of $560,000, which were in anticipation of the completion of the Electro-optical Unit, and $273,808 of exclusivity rights paid to MediVision to sell the Electro-optical Unit in the U.S. All such amounts were extinguished upon completion of the MediVision Asset Purchase. At June 30, 2009, management determined the intercompany indebtedness owed to us by MediVision was impaired and recorded an allowance for doubtful accounts for the outstanding balance equal to $4,436,187. In connection with the MediVision Asset Purchase, management wrote off the balance of intercompany indebtedness owed to us by MediVision, thus, eliminating the allowance for doubtful accounts.  Following the completion of the MediVision Asset Purchase, management extinguished an additional $16,243 of intercompany notes receivable due from MediVision.

United Mizrahi Bank Loan and Warrant

On October 23, 2009, we entered into a Secured Debenture (the “Secured Debenture”) with United Mizrahi Bank.  Under the Secured Debenture we agreed to assume MediVision’s loan under the Debenture in the amount of $1,500,000 (the “Loan Amount”).  We also agreed to secure the Loan Amount by granting United Mizrahi Bank a security interest in all or substantially all of our assets.   The New Loan accrues interest at a rate equal to LIBOR plus 4.75%, which is calculated as 5.53% as of January 11, 2011. Upon assumption of this loan, our guarantee of this same loan on behalf of MediVision will terminate. (For additional details of the loan, see Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, United Mizrahi Bank Loan.) We also issued to United Mizrahi Bank a warrant to purchase 350,000 shares of our common stock at an exercise price of $1.00 which will expire June 24, 2012. (For additional details of the warrant, see Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, Warrant to United Mizrahi Bank.)

Convertible Debt and Warrants

On October 29, 2007, we issued convertible notes (the “Notes”) which are convertible into shares of our common stock and warrants (the “Warrants”) to The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. (together with The Tail Wind Fund Ltd., the “Holders”) to purchase an aggregate of 616,671 shares of our common stock at an exercise price of $1.87 per share.  These warrants expire on December 10, 2012.

On June 24, 2009, we entered into an Extension Agreement (the “Extension Agreement”) by and between us and the Holders.  Pursuant to the Extension Agreement, with respect to the Notes, the Holders agreed to extend the principal payments due thereon for 18 months, such that the next principal payment with respect to the Notes will be due December 31, 2010, and extend the maturity date of the Notes to October 31, 2011.  As consideration for these extensions and waivers, we issued warrants (the “New Warrants”) to the Holders to purchase an aggregate of 500,000 shares of our common stock.  These New Warrants have an exercise price of $1 per share and expire on June 24, 2012. Pursuant to certain anti-dilution provisions in the Notes and Warrants, which were triggered as a result of the sale of securities under the Purchase Agreement with AccelMed, the conversion and exercise prices changed from $1.64 to $1.06 per share for the Notes and $1.87 to $1.21 per share for the Warrants.  Based on these changes, the Holders received an additional 371,157 and 333,686 shares of common stock under the Notes and Warrants, respectively. During the 1st quarter of 2010 the Holders converted an aggregate of $250,000 of the Convertible Notes principle balance into 219,780 shares of our common stock. (For additional details, see Consolidated Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note. 5. Notes Payable.)

On October 23, 2009, in connection with the assumption of the United Mizrahi loan, we issued to United Mizrahi Bank a warrant (the “Warrant”) to purchase 350,000 shares of our common stock at an exercise price of $1.00 which will expire upon the earlier of October 23, 2012 or twelve months following the completion of (1) a primary public offering of our common stock (a “Public Offering”) or (2) (a) the sale of all or substantially all of our assets or (b) the merger or consolidation of the Company with or into another entity, pursuant to which 50% of the Company’s outstanding common stock is held by person(s) who prior to the transaction held, in aggregate, less than 5% (together, a “Liquidity Event,” and together with a Public Offering, an “Exit Event”); provided however, if the underwriter in a Public Offering or the purchasing person(s) in a Liquidity Event require that all our outstanding warrants and options, including the Warrant be exercised prior to or part of the Public Offering or Liquidity Event, as applicable, then the Warrant will terminate, subject to certain notice requirements, upon completion of such transaction.

The exercise price of the Warrant is $1.00, subject to the happening of certain events, including, but not limited to, the payment of a stock dividend or a stock split.  The Warrant also includes certain anti-dilution provisions if we issue or sell any equity securities or securities convertible into equity, options or rights to purchase equity securities at a per share selling price less than the exercise price, then the exercise price will be adjusted pursuant to a weighted-average formula. (For additional details, see Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, Warrant to United Mizrahi Bank).

Derivative Financial Instruments

Fair Value is defined as the price that would be received to sell an asset or price paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard characterizes inputs used in determining fair value according to a hierarchy that prioritizes those inputs based upon the degree to which they are observable. The three levels of the fair-value-measurement hierarchy are as follows:

•	Level 1 – inputs represent quoted prices in active markets for identical assets or liabilities (for example exchange-traded commodity derivatives).

•
Level 2- inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market-corroborated inputs).

•
Level 3- inputs that are not observable from objective sources, such as the Company’s internally developed assumptions used in pricing as asset or liability (for example, an estimate of future cash flows used in a company’s internally developed present value in that company’s internally developed present value of future cash flows model that underlies the fair-value measurement).

In determining fair value, we utilize observable market data when available, or models that incorporate observable market data. In addition to market information, we incorporate transaction-specific details that, in management’s judgment, market participants would take into account in measuring fair value.

In arriving at fair-value estimates, we utilize the most observable inputs available for the valuation technique employed. If a fair-value measurement reflects inputs at multiple levels within the hierarchy, the fair-value measurement characterized based upon the lowest level of input that is significant to the fair-value measurement. For us, recurring fair-value measurements are performed for warrant liabilities and embedded conversion option liabilities related to notes payable.

All derivative financial instruments are recognized in the balance sheet at their fair value. Changes in the fair values of derivatives are reported in earnings. We do not hold any derivative financial instruments that reduce risk associated with hedging exposure and we have not designated any of our derivatives as hedge instruments.

Software Capitalization

In 2008, we capitalized our EMR and PM software that we acquired from AcerMed through the bankruptcy court.  This software was purchased with the intention that it would be sold, leased or marketed upon modification by our research and development team to our customers. The amount that we capitalized for this software was $570,077.  During the first three months of 2009, we began to sell this software, and amortize this asset using the straight line method of amortization over the economic life of the asset, which we concluded to be three years.  Our EMR and PM software was amortized during the three and nine months ended September 30, 2010 in the amount of $47,506 and $142,518, respectively. The carrying value of this asset at September 30, 2010 and December 31, 2009 was $237,535 and $380,053, respectively.

We also capitalized the development costs incurred to prepare this software for sale. Development costs were capitalized once technological feasibility was established. We believe that the software was technologically feasible when we began to capitalize the costs because we had worked with a model/prototype that had been in the market before our acquisition. The amount of development that we capitalized in connection with this software is $1,150,831.  During the first three months of 2009, we began to sell this software, and amortize this asset using the straight line method of amortization over the economic life of the asset, which we concluded to be three years.  The amount of this asset that was amortized during the three and nine months ended September 30, 2010 was $95,903 and $287,709, respectively. The carrying value of this asset at September 30, 2010 and December 31, 2009 was $479,511 and $767,220, respectively.

In 2008, we also capitalized $504,711 of costs associated with the development of a web-based software once technological feasibility was established. During the first three months of 2009, we began to sell this software and amortize this asset using the straight line method of amortization over the economic life of the asset, which we concluded to be three years.  The amount of this asset that was amortized during the three and nine months ended September 30, 2010 was $42,059 and $126,117, respectively. The carrying value of this asset at September 30, 2010 and December 31, 2009 was $210,298 and $336,475, respectively.

Principals of Consolidation

The consolidated financial statements include the accounts of OIS, Abraxas, the 63% investment in CCS, OIS Europe, and OIS Global. All significant intercompany balances and transactions have been eliminated in consolidation.

Abraxas Medical Solutions, Inc.

Abraxas primarily markets comprehensive and advanced Electronic Medical Records (EMR) and Practice Management (PM) software solutions to a wide range of medical practices, from sole practitioners to multi-site, multi-specialty group practices nationwide. These software applications are used to automate the clinical, administrative, and financial operations of a medical office.  This means that paper charting can be virtually eliminated and clinical charting would be done, for example, using a wireless computer pen tablet at the point of care.

OIS Global

OIS Global primarily performs research and development for certain projects.  Its employees include several former research and development employees of MediVision, thereby, these employees are continuing certain research and development projects previously overseen by MediVision.

Segment Reporting

Our business consists of two operating segments: OIS and Abraxas, our wholly-owned subsidiary.  Our management reviews Abraxas’ results of operations separately from that of OIS. Our operating results for Abraxas exclude income taxes. The provision for income taxes is calculated on a consolidated basis, and accordingly, is not presented by segment. It is excluded from the measure of segment profitability as reviewed by our management. CCS does not meet the materiality requirements for segment reporting and accordingly, CCS’ financial information is reported as Other in the following table.

We evaluate our reporting segments in accordance with FASB Accounting Standards Codification Topic 280, Segment Reporting (“Topic 280”). Our Chief Financial Officer (“CFO”) has been determined to be the Chief Operating Decision Maker as defined by Topic 280. The CFO allocates resources to Abraxas based on its business prospects, competitive factors, net sales and operating results.

All significant intercompany balances and transactions have been eliminated in consolidation.

The following presents our financial information by segment for the three and nine months ended September 30, 2010 and 2009:

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
Statements of Operations:	2010	2009	2010	2009

Net sales:
OIS	$3,972,735	$3,575,554	$10,868,661	$8,275,354
Abraxas	791,581	357,629	2,386,142	965,976
Other	160,565	-	563,522	-
Total	$4,924,881	$3,933,183	$13,818,325	$9,241,330

Gross profit:
OIS	$2,438,668	$2,260,581	$6,749,797	$4,897,980
Abraxas	197,403	18,404	808,609	5,478
Other	63,003	-	253,411	-
Total	$2,699,074	$2,278,985	$7,811,817	$4,903,458

Operating (loss) income:
OIS	$90,688	$653,666	$(9,348)	$(4,402,103)
Abraxas	(597,937)	(504,959)	(1,499,231)	(1,619,379)
Other	(39,239)	-	(54,794)	-
Total	$(546,488)	$148,707	$(1,563,373)	$(6,021,482)

Net (loss) income -consolidated:	$(485,260)	$85,656	$(1,832,903)	$(5,026,837)

Other

We expense all costs as incurred; including costs of services estimated to be performed under extended warranty contracts. Estimates are used in determining the expected useful lives of depreciable assets.

Results of Operations

Comparison of Three  and Nine Months Ended September 30, 2010 to the Three and Nine Months Ended September 30, 2009

Sales

       Our sales for the three months ended September 30, 2010 were $4,924,881, representing a 25% increase from sales of $3,933,183 for the three months ended September 30, 2009.  The increase in sales is primarily due to an increase in product sales of $961,749 during the three months ended September 30, 2010 compared to the same period in 2009.  Our sales for the nine months ended September 30, 2010 were $13,818,325, representing a 50% increase from sales of $9,241,330 for the nine months ended Septrember 30, 2009. The increase in sales is due to an increase in product sales of $4,569,434 during the nine months ended September 30, 2010. The increase in product sales is primarily attributable to an increase in Symphony software sales, EMR/PM sales and marketing efforts introducing the EyeScan internationally and in the Optometry market.

Product sales accounted for approximately 78% and 73% of our sales for the three months ended Septembr 30, 2010 and 2009, respectively. Service sales accounted for approximately 22% and 27% of our sales for the three months ended September 30, 2010 and 2009, respectively. Product sales accounted for approximately 77% and 66% of our sales for the nine months ended September 30, 2010 and 2009, respectively. Service sales accounted for approximately 23% and 34% of our sales for the nine months ended September 30, 2010 and 2009, respectively.

Gross Margins

Gross margins were approximately 55% and 58% during the three months ended September 30, 2010 and 2009, respectively. Gross margins were approximately 57% and 53% during the nine months ended September 30, 2010 and 2009, respectively. Gross margins decreased during the three months ended September 30, 2010 due to the lower gross margin associated with the product mix sold during the three month period, as well as an inventory reserve we needed to place on the substantial increase in inventory. Gross margins increased during the nine months ended September 30, 2010 due to the increase in product revenue covering the fixed costs, as well as an increase in software sales with a higher margin.

Sales and Marketing Expenses

   Sales and marketing expenses accounted for approximately 34% and 24% of total sales during the three months ended September 30, 2010 and 2009, respectively.  Sales and marketing expenses increased to $1,696,581 versus $959,282 during the three months ended September 30, 2010 and 2009, respectively, representing an increase of $737,299 or 77%. This increase was primarily due to an increase in marketing efforts introducing the EyeScan internationally and in the optometry market of approximately $75,000, as well as the addition of sales representatives primarily supporting the EyeScan launch internationally and in the optometry market of approximately $514,000. The remaining increase in sales and marketing is attributable to the acquisition of OIS Europe and CCS on October 21, 2009 which added approximately $136,000 of sales and marketing expenses.

       Sales and marketing expenses accounted for approximately 36% and 30% of total sales during the nine months ended September 30, 2010 and 2009, respectively.  Sales and marketing expenses increased to $5,017,609 versus $2,731,518 during the nine months ended September 30, 2010 and 2009, respectively, representing an increase of $2,286,091 or 84%. This increase was primarily due to an increase in marketing efforts introducing the EyeScan internationally and in the optometry market of approximately $380,000, as well as the addition of sales representatives primarily supporting the EyeScan launch internationally and in the Optometry market of approximately $1,268,000.  Abraxas added three sales representatives, which increased their expenses by approximately $222,000. The remaining increase in sales and marketing is attributable to the acquisition of OIS Europe and CCS on October 21, 2009 which added approximately $408,000 of sales and marketing expenses.

General and Administrative Expenses

General and administrative expenses were $592,416 and $478,484 during the three months ended September 30, 2010 and 2009, respectively, representing a increase of $113,932 or 24%. The increase in general and administrative expenses is primarily due to additional expenses incurred by Abraxas of approximately $28,000 primarily due to the hiring of an Operations Manager, the increase in facility related expenses incurred by OIS Global of approximately $31,000, and the addition of CCS and OIS Europe on October 21, 2009 which added approximately $40,000 of general and administrative expenses, respectively.

        General and administrative expenses were $1,694,318 and $1,649,391 during the nine months ended September 30, 2010 and 2009, respectively, representing a increase of $44,927 or 3%.

Impairment Related to the Debt of MediVision

On June 30, 2009, we had accounts receivable and notes receivable from MediVision of $450,000 and $3,152,379, respectively.  We also had a balance of $560,000 in prepaid assets for funds advanced to MediVision in anticipation of the completion of the Electro-optical Unit. In addition, we had paid MediVision $273,808 for exclusivity rights to sell the Electro-optical Unit in the U.S.  Based upon revised estimates and the shifting of our focus from the Electro-optical Unit to other products through the end of 2010, management has decided to include the aggregate balance of the accounts and notes receivable, prepaid assets and the exclusivity rights relating to MediVision as an allowance for doubtful accounts offsetting each respective account and thus, recording an impairment expense for the same amount.  Impairment expense for the three and six months ended June 30, 2009 is $4,436,187.

Research and Development Expenses

Research and development expenses were $956,565 and $692,512 during the three months ended September 30, 2010 and 2009, respectively, representing an increase of $264,053 or 38%.  These expenses accounted for approximately 19% and 18% of sales during the three months ended September 30, 2010 and 2009, respectively.  This increase was due to an increase in software testing and quality control related expenses of approximately $114,000, Abraxas’ addition of three employees which increased expenses by approximately $142,000, additional consulting expense incurred by Abraxas’ of approximately $55,000, offset by a decrease in consulting expenses incurred by OIS Global of approximately $70,000.

Research and development expenses were $2,663,263 and $2,107,844 during the nine months ended September 30, 2010 and 2009, respectively, representing an increase of $555,419 or 26%. These expenses accounted for approximately 19% and 23% of sales during the nine months ended September 30, 2010 and 2009, respectively.  This increase in expense is due to an increase in software testing and quality control related expenses of approximately $335,000, Abraxas’ addition of three more employees which increased expenses by approximately $248,000, additional consulting expenses incurred by Abraxas of approximately $55,000, additional expenses allocated to Abraxas research and development of approximately $44,000, the addition of CCS which added approximately $25,000 of expenses, offset by a decrease in charges from  MediVision and OIS Global of approximately $152,000.

Our research and development expenses are generated primarily from our continued research and development efforts on new digital image capture products and our EMR and PM software.

Interest Income, Interest  and Other Expenses, Net

Interest income, interest and other (expenses) were $48,675 and $(60,681) during the three months ended September 30, 2010 and 2009, respectively, representing a increase of $109,356 or 180%. The decrease in interest expense is primarily attributable to a decrease related to the effective interest expense of the embedded conversion option in our convertible notes, which was calculated using the Black-Scholes-Merton option valuation model.

Interest income, interest and other (expenses) were $(273,549) and $(200,332) during the nine months ended September 30, 2010 and 2009, respectively, representing an increase of $73,217 or 37%. The increase in interest expense is primarily attributable to an increase related to the effective interest expense of the embedded conversion option in our convertible notes, which was calculated using the Black-Scholes-Merton option valuation model.

Other Income-Settlement

On May 3, 2009, we entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”) by and between us, Steven Verdooner, OPKO Health, Inc. and The Frost Group, LLC (collectively “Defendants”).  Mr. Verdooner was formerly our president.  Pursuant to the Settlement Agreement described further under “Legal Proceedings” below, we received a cash settlement of $1,200,000 on May 13, 2009.

Income Taxes

Income tax benefit (expense) was $12,553 and $(2,370) during the three months ended September 30, 2010 and 2009, respectively. Income tax benefit (expense) was $4,019 and $(5,023) during the nine months ended September 30, 2010 and 2009, respectively.  We calculate our tax provision quarterly and assess how much deferred tax asset is more-likely-than not to be used in the future.  At this time, due to our current losses and the current state of the economy, we have established a 100% valuation allowance against our deferred tax asset.

Net loss

We recorded a net a loss of $466,788 or $0.02 basic net loss per share and net income of $85,656 or $0 basic net loss per share, for three months ended September 30, 2010 and 2009, respectively. We recorded a net loss of $1,800,857 or $0.06 basic net loss per share and a net loss of $5,026,837 or $0.25 basic net loss per share, for the nine months ended September 30, 2010 and 2009, respectively.

The net loss for the three months ended September 30, 2010 is mainly attributable to an increase in sales and marketing expenses of $737,299, an increase in research and development of $264,053, offset by an increase in gross profit of $420,089, and an increase in interest income, interest and other expenses of $109,356. Net loss for the nine months ended September 30, 2010 is mainly attributable to the increase in sales and marketing expenses of $2,286,091, an increase in research and development of $555,419, offset by an increase in gross profit of $2,908,359.

Comparison of Year Ended December 31, 2009 to Year Ended December 31, 2008

Revenues

Our revenues for the year ended December 31, 2009 were $13,569,300 representing an increase of $1,078,183 or 9% as compared to revenues of $12,491,117 for the year ended December 31, 2008. The increase in revenues for 2009 resulted from an increase in total product sales of $1,055,767 and service sales of $22,416.  The increase in product sales is due to EMR/PM product revenue of $1,638,926, product revenue from our new subsidiaries, CCS and OIS Europe of $128,155, Symphony revenue of $501,800, offset by a decrease in WinStation revenue of $1,213,114.  The increase in service sales of $22,416 is due to an increase in service revenue from Abraxas of $84,074, service revenue for the fourth quarter of our new subsidiaries, CCS and OIS Europe of $22,323, offset by a decrease in service revenue from our WinStation and Symphony product line of $83,981.

Digital angiography systems and EMR and PM products accounted for approximately 73% and 71% of our total revenues during 2009 and 2008, respectively. Service revenue for the years ended 2009 and 2008 accounted for approximately 27% and 29% of our total revenues for the years ended 2009 and 2008, respectively.

Gross Margins

Gross margins remained flat at 54% during fiscal 2009 and 2008, respectively. We anticipate that our gross margins will increase if our product sales grow to cover our fixed personnel costs.

Sales and Marketing Expenses

Sales and marketing expenses accounted for 30% and 32% of revenues during fiscal 2009 and 2008, respectively. Sales and marketing expenses were $4,124,480 during fiscal 2009, representing an increase of $89,664 or 2% compared to sales and marketing expenses of $4,034,816 in fiscal 2008. The increase in sales and marketing expense was primarily the result of expansion of the sales and marketing department during the year.

General and Administrative Expenses

General and administrative expenses as a percentage of revenues remained flat at 17% during fiscal 2009 and 2008, respectively. Expenses were $2,255,389 during fiscal 2009, representing an increase of $185,177 or 9% compared to expenses of $2,070,212 during fiscal 2008. The increase is primarily due to an increase of bad debt expense related to customers of approximately $239,000, an increase of general and administrative expenses related to the acquisition of the CCS and OIS Europe operations of approximately $62,000, offset by a decrease in legal expenses of approximately $493,000.

Impairment related to the debt of MediVision of $4,436,187 during fiscal 2009 was comprised of accounts receivable and notes receivable from MediVision of $450,000 and $3,152,379, respectively, $560,000 in prepaid assets for funds advanced to MediVision in anticipation of the completion of the Electro-optical Unit and $273,808 that we paid to MediVision for exclusivity rights to sell the Electro-optical Unit in the U.S.  Based upon revised estimates and the timing of the shifting of business focus from the Electro-optical Unit to other products through the end of 2010, management decided to impair the aggregate balance of intercompany indebtedness from MediVision.

Research and Development Expenses

Research and development expenses accounted for 21% of revenues during fiscal 2009 and 18% during fiscal 2008. Expenses were $2,853,492 during 2009, representing an increase of $633,832 or 29% compared to expenses of $2,219,660 during 2008. The increase in research and development is due to the capitalization of $1,150,831 of research and development expenses performed by Abraxas during fiscal 2008 offset by the decrease in research and development performed by MediVision of $439,168 and Abraxas of $77,831 during fiscal 2009.

Other Income (Expense), net

Other income (expense) was $860,918 during 2009 compared to $(84,922) during 2008. The increase of $945,840 in other income was primarily due to a legal settlement between OIS and a former employee of $1,200,000 offset by an increase in interest expense of $70,474 from the convertible notes outstanding, combined with a decrease in interest income of $171,436 resulting from reduction of interest earned on notes receivable which were impaired during 2009.

Income Taxes

The income tax expense for the year ended December 31, 2009 consisted of the following:

	Federal		State	Total
2009
Current	$		$3,787	$3,787
Deferred		(1,974,000)	(280,000)	(2,254,000)
Change in valuation allowance		1,974,000	280,000	2,254,000
Total income tax expense		$-	$3,787	$3,787

In 2009, we determined that it is not more-likely-than-not that we will be able to use any of our deferred tax asset in the future. We analyzed our operating results from 2008, 2009, and projected operating results for 2010, combined with the downward turn in the economy, and determined that it is not more-likely-than-not that we will be able to use our deferred tax asset in the future.

The Company’s effective tax rate for the years ended December 31, 2009 and 2008 was 0% and (112%), see Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 9. Income Taxes, for the reconciliation of the statutory rate to the effective tax rate.

Net Loss

We reported a net loss of $5,476,885 or $0.25 basic loss per share during 2009 compared to net loss of $2,985,524 or $0.18 basic loss per share during 2008.

Comparison of Year Ended December 31, 2008 to Year Ended December 31, 2007

Revenue

Our revenue for the year ended December 31, 2008 were $12,491,117 representing a decrease of $1,997,927 or 14% as compared to revenue of $14,489,044 for the year ended December 31, 2007. The decreased revenue for 2008 resulted from decreased product sales of $2,644,447, including installation, offset by increased service revenue of $646,520. The decrease in product sales is primarily due to the decrease of our main Winstation systems and installation of approximately $1,927,000. Digital angiography systems and EMR and PM products accounted for approximately 71% and 79% of our total revenue during 2008 and 2007, respectively. The decrease in our product sales is primarily due to personnel changes in our sales and marketing departments and, more recently, changes in the global economy. Service revenue for the years ended 2008 and 2007 accounted for approximately 29% and 21% of our total revenue for the years ended 2008 and 2007, respectively. The increased service revenue is primarily due to the increase in our extended service contracts due to an increase in our customer base and more customers understanding the benefits of purchasing extended warranty contracts. Our remaining service revenue which has remained constant consists of non-warranty repairs and parts, and technical support phone billings for customers not under warranty.

Gross Margins

Gross margins decreased to 54% from 57% in fiscal 2008 versus 2007, respectively, primarily due to the decrease in sales of our EMR and PM products which have related fixed direct labor costs. We anticipate that our gross margins will increase if our product sales grow to cover the fixed personnel costs.

Sales and Marketing Expenses

Sales and marketing expenses accounted for 29% and 24% of revenue during fiscal 2008 and 2007, respectively. Sales and marketing expenses were $4,034,816 during fiscal 2008, representing an increase of $539,890 or 15% compared to sales and marketing expenses of $3,494,926 in fiscal 2007. The increase in sales and marketing expenses were primarily the result of filling vacant sales positions during the year in OIS of approximately $178,000, the addition of Abraxas sales and marketing expenses of $438,000, offset by restructuring of the marketing department at OIS of ($66,000).

General and Administrative Expenses

General and administrative expenses accounted for 11% and 12% of revenue in fiscal 2008 and 2007, respectively. Expenses were $1,550,492 during fiscal 2008, representing a decrease of $134,259 or 8% compared to expenses of $1,684,751 during fiscal 2007. The decrease is primarily due to an increase in the general and administrative allocation of OIS to other departments of approximately $154,000, a decrease in OIS bonus expense related to writing off of executive bonuses that were accrued in 2007 but not approved for payment in 2008 of $143,000, a decrease in investor relations and business development expenses of approximately $101,000, offset by an increase in legal expenses of approximately $132,000 and the addition of Abraxas’ general and administrative expenses of $166,000.

Research and Development Expenses

Research and development expenses accounted for 18% of revenue during fiscal 2008 and 11% during fiscal 2007. Expenses were $2,219,660 during 2008, representing an increase of $588,440 or 36% compared to expenses of $1,631,220 during 2007. This increase was due to the increase in our research and development efforts on new digital image capture products. In the future, we expect our research and development expenditures to increase with the addition of Abraxas’ research and development expenses to be offset by a reduction in the research and development expenses subcontracted from MediVision and other consultants. In 2008 and 2007, outside consultants and MediVision conducted most of our research and development.

Other Income (Expense), net

Other income was ($84,922) for the twelve months ended December 31, 2008 compared to $141,104 for the twelve months ended December 31, 2007. The increase of $226,026 in other expense was primarily due to an increase of interest expense of $92,628 from the convertible notes outstanding, combined with a decrease in interest income of $98,638 resulting from a combination of a decrease of our cash balance and a decrease in interest rates. (For details of the convertible notes, see Financial Statements for the Year Ended December 31, 2008, Notes to Consolidated Financial Statements, Note 5. Note Payable).

Income Taxes

The income tax expense for the year ended December 31, 2008 consisted of the following:

	Federal	State	Total
2008
Current	$(43,000)	$-	$(43,000)
Deferred	(503,000)	(81,000)	(584,000)
Change in valuation allowance	1,845,000	81,000	1,926,000
Total income tax benefit	$1,299,000	$-	$1,299,000

In 2008, we determined that we will more-likely-than-not be unable to use any of our deferred tax asset in the future. We analyzed our operating results from 2007, 2008 and projected operating results for 2009, combined with the downward turn in the economy in 2008 and results of our largest annual tradeshow in the fourth quarter of 2008 and determined that it is not more-likely-than-not that we will be able to use our deferred tax asset in the future.  In 2007, we determined that we will use $2,334,000 of capped net operating losses in the future and projected taxable income in 2008. In 2007, we did not have enough information to determine whether we would use the remaining net operating losses of $539,855. We had no net operating loss carryforward for California state income tax purposes at December 31, 2007.

At December 31, 2008 and 2007, management reviewed recent operating results and projected future operating results, as well as the current conditions in the global economy and medical industry. On each of these dates, management determined whether it was more-likely-than-not that a portion of the deferred tax assets attributable to net operating losses would be realized. For a description of our analysis in determining our deferred tax asset, see “Critical Accounting Policies, Tax Provision” above.

Due to changes in ownership which occurred in prior years, Section 382 of the Internal Revenue Code of 1986, as amended, provides for significant limitations on the utilization of net operating loss carryforwards and tax credits. As a result of these limitations, a portion of these loss and credit carryovers may expire without being utilized.

Net Income (loss)

We reported a net loss of ($2,465,805) or ($0.15) basic loss per share for the twelve months ended December 31, 2008 compared to net income of $1,552,616 or $0.09 basic earnings per share for the twelve months ended December 31, 2007. Earnings per share is calculated in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (“SFAS 128”). (See Financial Statements for the Year Ended December 31, 2008, Notes to Consolidated Financial Statements, Note 1. Summary of Significant Accounting Policies, Earnings per Share.) The results of operations for 2008 reflect the softening demand for our digital imaging equipment in 2008.

Export Sales

Revenue from sales to customers located outside of the United States accounted for approximately 7% and 5% of our net sales for 2008 and 2007, respectively. Sales to MediVision, included in these totals, accounted for approximately 64% or $597,000 and 78% or $608,000 of our export sales for 2008 and 2007, respectively.

Balance Sheet

As of September 30, 2010

Our assets increased by $1,069,441 as of September 30, 2010 as compared to December 31, 2009.  This increase was primarily due to an increase in accounts receivable of $1,440,651, an increase in inventories of $840,616, and an increase in prepaid expenses of $212,213, offset by a decrease in cash of $617,170, the decrease in restricted cash of $158,213, the amortization of our EMR and PM software of $142,518, amortization of capitalized software development related to our EMR and PM software of $287,709, and the amortization of our web-based software of $126,177.

Our liabilities increased by $638,730 as of September 30, 2010 as compared to December 31, 2009 primarily due to a increase in accounts payable of $451,470, an increase of accrued liabilities of $413,293, an increase in deferred revenue of $173,524, offset by a decrease in the line of credit of $150,000, a decrease in notes payable of $111,925, and a decrease in customer deposits of $137,631.

Our stockholders’ equity increased by $462,757 as of September 30, 2010 as compared to December 31, 2009 primarily due to an increase of $1,999,967 stock issued in connection with the 2nd AccelMed installment, an increase in additional paid-in-capital of $48,394 related to our convertible notes, common stock issued upon conversion of $250,000 of notes, offset by a net loss for the nine months of $1,800,857.

As of December 31, 2009

Our assets increased by $412,668 as of December 31, 2009 as compared to the December 31, 2008. This increase was primarily due to a increase in cash and equivalents of $3,181,614 as a result of the sale and issuance of our securities to AccelMed, an increase in accounts receivable of $1,012,894 as a result of an increase in sales, an increase in assets associated with businesses acquired of $1,500,000, offset by a decrease in notes and accounts receivable from related parties of $2,878,234 and $500,365, a decrease of licensing agreements and prepaid products associated with related parties of $273,808 and $560,000, a decrease in inventory of $215,408 due to higher sales than expected at the end of the year, amortization of prepaid financing fees of $66,585 and the amortization of capitalized  software development and research and development of $741,872.

Our liabilities increased by $1,418,359 mainly due to the $1,500,000 loan assumed in connection with the MediVision Asset Purchase which was completed during 2009.

Our stockholders’ equity decreased by $1,005,692 primarily due to the net loss from fiscal 2009 of ($5,476,885), offset by the net proceeds of the AccelMed stock purchase of $3,552,599, the increase in additional paid-in capital of $419,644 related to the warrants from the stock purchase and debt financing, an increase of $464,489 of noncontrolling interest related to the MediVision Asset Purchase.

Liquidity and Capital Resources

As of September 30, 2010

Cash used in operating activities was $2,505,686 during the nine months ended September 30, 2010 as compared to $455,830 during the nine months ended September 30, 2009.  The cash used in operations during the first nine months of 2010 was principally from our net loss of $1,832,903, an increase in net accounts receivable of $1,435,048, an increase in inventory of $843,939, an increase in prepaid and other assets of $212,214, offset by depreciation and amortization of $263,592, amortization of software and capitalized R&D of $556,404, the change in the discount related to notes payable of $63,846, and the increase in other liabilities of $957,166.

Cash used in investing activities was $182,365 during the nine months ended September 30, 2010 as compared to cash used of $116,740 during the nine months ended September 30, 2009.  The cash used of $182,365 was due to the investment in demonstration equipment capital equipment such as computers and software used internally.  We anticipate continued capital expenditures in connection with our ongoing efforts to upgrade our existing management information and corporate communication systems.  We also anticipate that related expenditures, if any, will be financed from our cash flows from operations or other financing arrangements available to us, if any.

We generated cash in financing activities of $2,101,011 during the nine months ended September 30, 2010 as compared to cash generated of $3,158,972 during the nine months ended September 30, 2009.  The cash generated in financing activities during the nine months ended September 30, 2010 was primarily from proceeds from an equity investment during the second quarter by AccelMed of $1,999,967, before financing fees, and a loan to Abraxas of $109,758.

On September 30, 2010, our cash and cash equivalents were $4,789,069.

On June 24, 2009, we consummated the 1st Installment pursuant to the Purchase Agreement with AccelMed, whereby we received $3,999,972 for the issuance of 9,633,228 shares of our common stock and a warrant to purchase 3,211,076 shares of our common stock  On May 26, 2010, we completed the 2nd and final installment to the Purchase Agreement with AccelMed, whereby we issued 3,581,089 shares of common stock at $0.55848 per share at and a warrant to purchase up to 1,193,696 shares of our common stock for an aggregate purchase price of $1,999,967, before financing fees.

Management anticipates that additional sources of capital beyond those currently available to us may be required to continue funding for research and development of new products and to continue our growth and marketing of Abraxas products.

We will continue to evaluate alternative sources of capital to meet our growth requirements, including other asset or debt financing, issuing equity securities and entering into other financing arrangements. There can be no assurance, however, that any of the contemplated financing arrangements will be available and, if available, can be obtained on terms favorable to us.

As of December 31, 2009

The Company maintains a $150,000 line of credit agreement with Wells Fargo Bank. The line is secured by a pledged deposit with the bank totaling $158,213 at December 31, 2009. Advances on the line bear interest at prime (3.25% at December 31, 2009) with interest due monthly. As of December 31, 2009 we borrowed $150,000 against the line of credit. The line matures on May 10, 2011.

Our operating activities used cash of $60,243 during 2009 as compared to $739,822 during 2008. The cash used by operations in 2009 was primarily due to the net loss of ($5,485,396), offset by the non-cash write-off of MediVision notes receivables of $3,152,042, related party receivable of $500,365, prepaid products of $560,000, the amortization of capitalize software of $168,236, the amortization of software licenses of $573,635, and  the change in customer deposits of $463,782.

Net cash used in investing activities was $1,368,474 during 2009 versus $4,016,871 during 2008. Our primary investing activities in 2009 consisted of costs related to the acquisition of substantially all the assets of MediVision, net of cash acquired, of $1,708,523 and capital asset acquisitions of $132,951, offset by the acquisition of the noncontrolling interests related to the MediVision acquisition of $473,000.

Cash provided by financing activities was $4,608,090 during 2009 as compared to cash used in financing activities of $648,966 during 2008. The cash provided by financing activities during 2009 was primarily from proceeds of $1,500,000 from new borrowings, $3,999,972 from the proceeds of sale of stock, offset by $732,984 of principal payments on notes receivable, and stock issuance costs of $158,898.

On December 31, 2009, our cash and cash equivalents were $5,406,239. Management anticipates that additional sources of capital beyond those currently available to it may be required to continue funding of research and development for new products and selling and marketing related expenses for existing products.

Seasonality

Our most effective marketing tool is the demonstration and display of our products at the annual meeting of the American Academy of Ophthalmology held during the Fall of each year. A significant amount of our sales orders are generated during or shortly after this meeting. Accordingly, we expend a considerable amount of time and resources during the fourth quarter of our fiscal year preparing for this event.

Trends

Under the recently approved stimulus package, The American Recovery and Reinvestment Act of 2009, physicians who implement a certified EMR software program and become meaningful users between 2010 and 2012 will each be eligible for $44,000 in incentive payments, and physicians who become meaningful users between 2012 and 2014 will be eligible for lower payments.  Physicians who have not become meaningful users by 2014 will not qualify for any payments. In addition, beginning in 2016, Medicare reimbursement will begin to decrease for clinics that do not meet the above criteria. We anticipate that this legislation will have positive effects on our revenues as physicians adopt EMR software programs at higher rates than they do currently. We expect to see this positive trend starting in mid-2010 and beyond.  OIS and Abraxas are both certified with a 2008 certification by the Commission for Healthcare Information Technology (CCHIT) in ambulatory EMR  software

Off Balance Sheet Arrangements

None.

BUSINESS

Ophthalmic Imaging Systems (the “Company,” “OIS,” “we,” “us,” or “our”) was incorporated under the laws of the State of California on July 14, 1986. We are headquartered in Sacramento, California and engaged in the business of designing, developing, manufacturing and marketing digital imaging systems and informatics solutions. Since our inception, we have developed products that primarily addressed the needs of the ophthalmic angiography markets, both fluorescein and indocyanine green. The current flagship products in our angiography line are our WinStation digital imaging systems and EyeScan systems. These systems are targeted primarily at retinal specialists and general ophthalmologists for use in the diagnosis and treatment of retinal diseases and other ocular pathologies.  OIS also provides PACS (“Picture Archiving and Communication Systems”) and Electronic Medical Records (“EMR”) and Practice Management (“PM”) software to such eye-care providers. In addition, though our wholly-owned subsidiary Abraxas Medical Solutions Inc., a Delaware corporation (“Abraxas”) we provide EMR and PM to the following ambulatory-care specialties: obstetrics/gynecology (“OB/GYN”), orthopedics and primary care.

Our objective is to become a leading provider of a diverse range of complimentary ophthalmic products and services for the ocular healthcare industry. We are currently focusing our development efforts on products for the ocular healthcare market, as well as features and enhancements to our existing products. We are also applying our technology in the ophthalmic imaging field toward the development of new ocular imaging devices and exploration of telemedicine/managed care applications targeted at the general ophthalmology and optometry markets.  We believe that as the U.S. healthcare system moves toward managed care, the needs of managed care providers are changing the nature of demand for medical imaging equipment and services. New opportunities in telemedicine (the electronic delivery and provision of health care and consultative services to patients through integrated health information systems and telecommunications technologies), combined with lower cost imaging devices and systems, are emerging to assist physicians and managed care organizations in delivering high quality patient care while reducing costs.

During 2004, we entered the Ophthalmic PACS software market. PACS enables medical staff to access new and archived images remotely, thus, improving the method in which to diagnose patients. The ability to instantaneously share information between locations allows specialists to manage more patients in separate locations quickly and efficiently. The PACS system can be completely integrated with our customers’ existing infrastructure, including image acquisition, image analysis, short and long-term storage, archiving, disaster recovery, viewing and monitoring. The current flagship product in our PACS product line is our SymphonyTM software.

In January 2008, we acquired the rights to EMR and PM Software as developed by AcerMed, Inc. (“AcerMed”).  Our EMR and PM Software were designed to automate the clinical, administrative, and financial operations of a medical office. This means that paper charting can be virtually eliminated and clinical charting would be done using, for example, a wireless computer pen tablet at the point of care.

On October 21, 2009, we purchased substantially all the assets of MediVision, Medical Imaging Limited, formerly our parent Company (the “MediVision Asset Purchase”).  (For additional details of the MediVision Asset Purchase, see Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statement Note 6,  Related Party Transactions, MediVision Asset Purchase).  Such assets included certain European operations as conducted by CCS Pawlowski GmbH, a branch office in Belgium, agreements under which MediVision contracted with third parties for distribution and other services, and rights to intellectual property.  This acquisition will provide OIS with access to new customers and regional control over operations in the European market.  In addition, we hired most of MediVision’s R&D employees in early 2009 and moved them to our offices in the United States and Israel.

In November 2009, OIS EyeScan received FDA 510(k) clearance.  OIS EyeScan is a portable imaging device that enables practices to capture images of both the anterior and posterior segment of the eye.  OIS EyeScan diversifies our product portfolio by adding a low cost product with more functionality than our existing image capture solutions.

Products

OIS Products

WinStationTM Systems

Our WinStation systems and products, categorized by resolution, are primarily used by retina specialists and general ophthalmologists to capture color images of the retina and to perform a diagnostic procedure known as fluorescein angiography. This procedure is used to diagnose and monitor pathology and provide important information in making treatment decisions. Fluorescein angiography is performed by injecting a fluorescent dye into the bloodstream. As the dye circulates through the blood vessels of the eye, the WinStation system, connected to a medical image capture device called a fundus camera, takes detailed images of the patient’s retina. These digital images provide a “road map” for treatment.

Over the past 40 years, fluorescein angiography has been performed using photographic film, which requires special processing and printing. Currently fundus cameras offer an option for integration with a digital imaging system. Our digital WinStation systems allow for immediate diagnosis and treatment of the patient. Images are automatically transferred to a database and permanently stored and archived. We also offer a variety of networking and printer options.

Our WinStation systems are also used by ophthalmologists to perform indocyanine green (“ICG”) angiography. ICG angiography is a diagnostic test procedure used for patients with Age-related Macular Degeneration, a leading cause of blindness afflicting over 8 million people in the United States. ICG angiography, used for approximately 5% of patient angiography, is a dye procedure that can only be performed using a digital imaging system such as our WinStation Systems.

Digital Slit Lamp Imager (DSLI) and WinStation for Slit Lamps

DSLI and WinStation for Slit Lamps are used by a majority of eye care practitioners, including most ophthalmologists and optometrists, with an emphasis on imaging the front of the eye. Slit lamps are imaging devices used in virtually all ophthalmic and optometric practices. The DSLI adapts to most slit lamp models and is capable of real-time video capture, database management and archiving.

OIS EyeScan

The OIS EyeScan is a portable imaging device that enables practices to capture images of both the anterior and posterior segment of the eye.  The OIS EyeScan captures live video and 5.3 megapixel images from the following imaging modules: Color Retina, Fluorescein Angiography, Optic Nerve Head Stereo Imaging, Red Reflex Imaging Module, Corneal Fluorescence, Tear Film Analysis.

Symphony and Symphony Web

Symphony and Symphony Web are our Ophthalmic PACS products. The OIS Symphony Image Management System automatically imports images and diagnostic reports from the diagnostic devices within the practice into a single system.  OIS Symphony System allows patient images and diagnostic reports captured from different devices to be viewed side-by-side on one screen with reviewing tools that are proprietary to OIS.

OIS Symphony Web enables OIS to deliver all of the OIS Symphony functionality to a web-based client.

OIS EMR and OIS PM

With OIS’ ophthalmic EMR solution, practices can make the transition to a paperless office using software that manages all aspects of the practice.  OIS EMR and OIS PM were created using a single software platform and database. OIS EMR/PM solution enables users to move back and forth between various applications with a single click and for information to be natively present in each application, eliminating duplicate entry or lost data.

Abraxas Products

Abraxas’ proprietary software uses the latest technology to automate the workflow of a medical practice consisting of clinical, financial and administrative tasks, all using a single database. Abraxas’ software modules include:

Abraxas EMR

EMR can be populated with Clinical Pathways that are specific to a particular medical specialty. Following these Clinical Pathways, documenting a patient encounter can be as easy as “point and click” on a wireless touch-tablet computer. Alternatively, voice recognition, handwriting, handwriting recognition or typing can be used for charting. Clinicians can have access to the patient’s prior chart notes, test results, clinical information, medical images and other information. They can write electronic prescriptions or electronically enter orders for radiology, lab work and other procedures. Certain lab results will come back to the system electronically and populate patients’ data. This eliminates the hassle of finding, pulling, carrying, filing and often times losing traditional paper charts.

Abraxas PM

Various codes for differing types of office visits are recommended based on the documentation and charges generated at the time of charting, therefore, data entry for billing purposes can be eliminated. PM allows for preprocessing of claims and editing for American National Standards Institute (ANSI) compliance prior to submission to minimize payer rejections. This results in quicker turnover of accounts receivable and, thus, a more efficient collections process which, in turn, may improve cash flow. Staff members can review detailed management and financial reports and access on-screen accounts receivable reports with filtering based on a wide range of criteria. These filters allow for identification of problem accounts.

Abraxas Scheduling

Patient and resource scheduling is also available and built around the needs of busy practices. This software allows users to view on-screen the schedules of one or multiple physicians at any time, reserve time frames for specific appointment reasons and color code them for on-screen identification, and keep track of patients’ scheduling history.

Markets

Having reviewed various third party sources, including reports by the National Physician’s Census and data provided by the American Osteopathic Association, we believe there are approximately 18,000 ophthalmologists in the United States and approximately 28,000 ophthalmologists practicing medicine in our target countries outside the United States. This group has been traditionally divided into two major groups: anterior segment (front of the eye) and posterior segment (back of the eye). Within these groups there are several sub-specialties including medical retina, retina and vitreous, glaucoma, neurology, plastics, pediatric, cataract, cornea and refractive surgery. There are also approximately 35,000 practicing optometrists in the United States.

WinStation and Symphony

The WinStation market consists of current fundus camera owners and potential purchasers of fundus cameras suitable for interfacing with our digital imaging system products. We believe there are now over 9,000 fundus cameras in clinical use in the United States and an additional 12,000 in the international market. It is estimated that new fundus camera sales fluctuate between approximately 800 and 1,200 units per year, worldwide, at an average per unit selling price of approximately $24,000 for a non-integrated unit. Of total cameras worldwide, including new and previously owned, a significant number are suitable to be interfaced with our digital imaging systems.

Currently, we know of 5 manufacturers of fundus cameras. These manufacturers produce a total of 24 models, 8 current and 16 legacy models for each of which we have designed optical and electronic interfaces.

The Symphony and Symphony Web products are marketed to the same target market as WinStation customers.

OIS EyeScan

The OIS EyeScan system is targeted primarily at eye care professionals that want to capture images digitally on anterior (front) and posterior (back) of the eye. As described above, we believe that there are approximately 18,000 eye care specialist in the United States and approximately 28,000 eye care specialist practicing medicine in our target countries outside the United States. In addition, there are also approximately 35,000 practicing optometrists in the United States. We currently know of 3 manufacturers of imaging systems which are similar to the EyeScan.

EMR and PM Software

The primary target market for OIS EMR and PM software is ophthalmologists with various specialties, as described above, numbering approximately 18,000 in the United States.

In order to increase our research and development and marketing effectiveness, Abraxas focuses primarily on the following types of office based physicians: obstetrics and gynecology, and orthopedic. Having reviewed various third-party sources, including reports by the National Physician’s Census, we believe there are approximately 35,000 office-based obstetrics and gynecology physicians, and approximately 19,000 office-based orthopedic physicians in the United States. Abraxas’ secondary market is primary care of which there are approximately 235,000 office-based primary care physicians in the United States as reported by the National Physician’s Census.

EMR software is used to automate the clinical workflow of medical offices and PM software is used to automate the financial and administrative tasks of medical offices. Medical practices in the United States began automating their practice management decades ago. By the late 1990’s, PM software had become widely accepted. The market for EMR, on the other hand, has started to increase as a result of various financial incentives and governmental forces.

Currently, the EMR industry has no dominant leader. It includes both large publicly traded companies and small privately held companies.

OIS Sales, Marketing and Distribution

We utilize a direct and indirect sales force to distribute our products throughout the United States, Europe, and various other countries. As of December 31, 2009, our U.S. sales and marketing organization consisted of two distribution channels. The first is an ophthalmology channel that reports to the VP of Sales for North America and is comprised of Sales Managers, Technical Support Specialists and Product Specialists, among others, who are located throughout the United States.  These employees provide marketing, sales, maintenance, installation and training services.  The second channel is dedicated to Optometry sales and consists of various Sales Managers, among others.  Each of the two channels is supported by inside sales representatives that are outsourced from well-known providers of sales outsourcing, whose function it is to drive broader penetration into both markets.   In Europe we have several sales representatives and product specialists.  These employees provide marketing, sales, maintenance, installation and training services.

Until October 21, 2009, upon completion of the MediVision Asset Purchase, we were parties to several agreements with MediVision, pursuant to which MediVision distributed our WinStation and Symphony Products in Europe, Africa, Israel and India. Products were sold to MediVision at a volume driven discount which was uniformly applicable to all of our distributors, including MediVision. Below is the volume discount table that was available to our distributors for 2009.

Annual amounts purchased	Discount
$ 0 - $ 199,999	0%
$ 200,000 - $ 299,999	10%
$ 300,000 - $ 399,999	20%
$ 400,000 - $ 499,999	30%
$ 500,000 and above	40%

In 2009, until the completion of the MediVision Asset Purchase, and for the year ended December 31, 2008, MediVision purchased products of approximately $225,000 and $597,000, respectively. Sales derived from product shipments to MediVision are recorded at transfer pricing which is based on similar volume discounts that are available to other resellers or distributors of our products.

CCS Pawlowski GmbH

CCS Pawlowski GmbH, a German corporation (“CCS”), was a subsidiary of MediVision which owned 63% of CCS’ ownership interests.  We acquired this ownership interest in the MediVision Asset Purchase.  (For additional details, see Financial Statements for the Year Ended December 31, 2009, Note. 6. Related Party Transactions,, MediVision Asset Purchase.)

During the years ending December 31, 2009 and 2008, CCS was the exclusive distributor of certain of our products in Germany and Austria. Products were sold to CCS at a volume driven discount which was uniformly applicable to all of our distributors, including CCS. Below is the volume discount table that was available to our distributors for 2009. CCS will continue to be our exclusive distributor of certain products in Germany and Austria.

Annual amounts purchased	Discount
$ 0 - $ 199,999	0%
$ 200,000 - $ 299,999	10%
$ 300,000 - $ 399,999	20%
$ 400,000 - $ 499,999	30%
$ 500,000 and above	40%

During 2009, prior to the MediVision Asset Purchase, we sold products to CCS of approximately $113,000 compared to products sold to CCS during the full year 2008 of $226,000. At December 31, 2008, we had $50,365 of amounts due from CCS.  In 2009, after completion of the MediVision Asset Purchase all inter-company amounts with CCS were eliminated upon consolidation.

Abraxas Sales and Marketing

Abraxas utilizes a direct sales force in marketing and selling its products throughout the United States. At December 31, 2009, Abraxas’ sales and marketing organization consisted of one sales manager, five territory sales representatives, two marketing personnel, and eight product specialists. These personnel provide marketing, sales, maintenance, installation and training services.

OIS Europe Sales and Marketing

OIS Europe utilizes a direct sales force in marketing and selling its products throughout Europe. At December 31, 2009, OIS Europe’s sales and marketing organization consists of one sales representative and one product specialist. These personnel provide marketing sales, maintenance, installation and training services. In addition to our direct sales force in Europe, we have distribution agreements with distributors throughout Europe to sell and market our products.

CCS Sales and Marketing

CCS utilizes a direct sales force in marketing and selling its products throughout Europe. At December 31, 2009, CCS’ and marketing organization consists of 2 sales representative and 2 product specialists. These personnel provide marketing sales, maintenance, installation and training services.

OIS Manufacturing and Production

We are primarily a systems integrator with proprietary software, optical interfaces and electronic fundus camera interfaces. The manufacturing of certain components are subcontracted to outside vendors and assembled by OIS. We use outside vendors to minimize production time and reduce capital requirements. We store and assemble the manufactured components in our 13,552 square foot facility located in Sacramento, California.

We have been audited by the Food and Drug Administration (the “FDA”) as recently as May 2007 and there were no findings made. We also have Form 510(k)’s, a pre-marketing notification filed with the FDA which provides certain safety and effectiveness information, on file for our digital angiography products.

Abraxas’ Operations

Abraxas is a software developer that operates in its 4,883 square foot facility located in Irvine, California.

OIS Components, Raw Materials and Suppliers

As a systems integrator, a significant number of the major hardware components in our products are procured from sole source vendors. Whenever possible, however, we seek multiple vendors from which to procure our components. Moreover, we work closely with our principal component suppliers, such as Dell Computer, MegaVision, Canon and our other vendors to maintain dependable working relationships and to continually integrate into the manufacturing of our products, whenever feasible, the most current, proven, pertinent technologies. But, as with any manufacturing concern dependent on subcontractors and component suppliers, significant delays in receiving products or unexpected vendor price increases could adversely affect our business.

OIS Warranties

We generally provide a 12-month limited warranty for parts, labor and shipping charges in connection with the sale of our hardware products. Peripheral products such as monitors, printers and computers also carry the original manufacturer’s warranty.

In the North American market, in order to ensure quality control and the proper functioning of our products on-site at a doctor’s office, we generally install the system and train the doctor and the doctor’s staff for a fee. Customers are not required to purchase such services in connection with the purchase of our products. We also offer service plans for sale to our customers as a supplement to the original manufacturer’s warranties.

OIS Competition

The healthcare industry is characterized by extensive research and development efforts and rapid technological change. Competition for products that can diagnose and evaluate eye disease is intense and expected to increase.

With respect to our WinStation products, we are aware of two primary competitors in the United States, which produce and deliver digital fundus imaging systems in volume, Topcon and Zeiss. In addition, there are a few other small competitors. Both Topcon and Zeiss, however, manufacture fundus cameras and produce angiography products that interface mostly with their own fundus cameras. In contrast, our products interface with different models of fundus cameras from a wide variety of manufacturers. Three other companies are known to have systems primarily in the international market, and the U.S. market to a limited extent, each with a small market share.

We are aware of five primary competitors for the DSLI, namely Veatch, MVC, Kowa, Helioasis and Lombart. Additionally, there are several other companies, which manufacture similar systems, but these systems currently have minimal market presence.

We are aware of three primary competitors for the EyeScan imaging capturing system, namely Zeiss, Topcon and Kowa.

We are aware of two primary competitors for the Ophthalmic PACS that develop similar solutions.

OIS does not consider many of the companies currently offering some type of EMR or PM products as competitors, as they sell to hospitals and to certain medical specialties that are not in OIS’ current target market. OIS is aware of some competitors for its EMR and PM products in ophthalmology, primarily NextGen, which provide solutions for the multi-specialty medical market, and a few smaller competitors, primarily HCIT, Eye Doc and Compulink, which provide the EMR and or PM solutions predominantly to the ocular healthcare market.

Although we continue to work to develop new and improved products, many companies are engaged in research and development of new devices and alternative methods to diagnose and evaluate eye disease. Introduction of such devices and alternative methods could hinder our ability to compete effectively and could have a material adverse effect on our business, financial condition and results of operations. Many of our competitors and potential competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than us.

Abraxas Competition

Abraxas does not consider many of the companies currently offering some type of EMR or PM products as competitors, as they sell to hospitals, large clinics, surgery centers and other facilities, and to certain medical specialties that are not in Abraxas’ current target market. Abraxas is aware of some competitors for its EMR and PM products, primarily Allscripts/Misys Healthcare Systems, Sage Software, and NextGen, which provide solutions for the multi-specialty medical market. Others, mainly Digi-Chart and Greenway provide the EMR and PM solutions predominantly to the obstetrics and gynecology market, while other companies specialize in the orthopedic market or the primary care market.

The acquisition of EMR, PM and Scheduling has allowed us to broaden our product offerings to the primary care, obstetrics and gynecology, and orthopedic. However there is no guarantee that our sales efforts will be successful. Additional research and development efforts, long sales cycles, new sales training requirements and potential resistance to the initial high cost of the EMR, PM or Scheduling software may hinder our success in selling these products.

OIS Europe Competition

We are aware of 3 primary competitors for market share in Europe, namely Zeiss, Topcon and, Canon. Additionally, there are several other companies, which manufacture similar systems, but these systems currently have minimal market presence.

CCS Sales and Competition

We are aware of 5 primary competitors for market share in Germany, namely Zeiss, Topcon, Scholz, Canon, Imedos. Additionally, there are several other companies, which manufacture similar systems, but these systems currently have minimal market presence.

OIS Research and Development

During 2009, OIS focused our recent research and development efforts on new digital image capture products. Our net research and development expenditures in the years ended December 31, 2009 and 2008, excluding our subsidiaries, were approximately $1,956,000 and $2,219,000, respectively. In 2008, we capitalized $504,711 of the costs associated with the development of web-based software.

Prior to July 2009, MediVision performed our research and development services whereby MediVision billed us, on a monthly basis, at cost plus 12%. These research and development services included direct labor, consultants’ fees, travel expenses and the applicable portion of general and administrative expenses.  During the years ended December 31, 2009 and 2008, we paid approximately $294,000 and $1,888,000, respectively, to MediVision for research and development services.

In 2009, we hired all of MediVision’s research and development staff and moved them to our offices in the United States and Israel, thereby streamlining our research and development efforts. Prior to this, MediVision and other outsourced consultants conducted most of our research and development.  (See Item 1. Business, OIS Sales, Marketing and Distribution.).

Abraxas Research and Development

Abraxas’ research and development team is located in Irvine, California. Abraxas continues to focus its research and development efforts on the adaptation of its software to the target market as described above. Our net research and development expenditures in the years ending December 31, 2009 and 2008 were approximately $1,073,000 and $0 respectively. In 2008, we capitalized $1,721,000 of the costs associated with the development of our EMR software. During the first three months of 2009, we began to sell this software and amortize these costs.

Abraxas also capitalized the EMR, PM and Scheduling software it acquired from AcerMed.

Patents, Trademarks and Other Intellectual Property

On June 15, 1993, we were issued United States Letters Patent No. 5,220,360 for “Apparatus and Method for Topographical Analysis of the Retina.” This patent relates to the Glaucoma-ScopeR apparatus, and methods used by the apparatus for topographically mapping the retina and comparing the mapping to previous mappings.

We currently have patent applications outstanding with the U.S. Patent and Trademark Office and for the European patent authorities under PCT treaty for “A Device, Method and System for Automatic Montage of Segmented Retinal Images” and a “Method for Stabilizing a Sequence Angiographic Images” and for an “Integrated retinal imager and method.”

We have registered trademarks for “AutoMontage,” “OIS Symphony,” “Ophthalmology Office” and “IRI.”

We have copyrights for “WinStation Version 5,” “WinStation Version 6” and “WinStation XP, Version 10.”

In 2007, we entered into a licensing agreement pursuant to which we were granted the right to commercialize background technology and a family of patents for an ocular imaging device, integrate it into our existing and/or future products and retain exclusive rights of use, marketing and sale thereof worldwide.

Further, although we believe that our products do not and will not infringe on patents or violate proprietary rights of others, it is possible that our existing rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur or be claimed to occur by third parties.

In the event that any of our products infringe patents, trademarks or proprietary rights of others, we may be required to modify the design of such products, change the names under which the products or services are provided or obtain licenses. There can be no assurance that we will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do any of the foregoing could have a material adverse effect on our business. There can be no assurance that our patents or trademarks, if granted, would be upheld if challenged or that competitors might not develop similar or superior processes or products outside the protection of any patents issued to us. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action. Moreover, if our products infringe patents, trademarks or proprietary rights of others, we could, under certain circumstances, become liable for damages, which also could have a material adverse effect on our business.

We also rely on trade secrets, know-how, continuing technological innovation and other unpatented proprietary technology to maintain our competitive position. Certain of the proprietary software, optical interfaces and synchronization modules of our digital imaging systems are largely proprietary and constitute trade secrets, but the basic computer hardware and video components are purchased from third parties. No patent applications have been filed with respect thereto. If challenged, we anticipate aggressively defending our unpatented proprietary technology, although there is no assurance that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our rights to our unpatented trade secrets and other proprietary technology.

We seek to protect our unpatented proprietary technology, in part, through proprietary confidentiality and nondisclosure agreements with employees, consultants and other parties. Our confidentiality agreements with our employees and consultants generally contain standard industry provisions requiring such individuals to assign to us, without additional consideration, any inventions conceived or reduced to practice by them while employed or retained by OIS, subject to customary exceptions. There can be no assurance, however, that proprietary information agreements with employees, consultants and others will not be breached, that we will have adequate remedies for any breach or that our trade secrets will not otherwise become known to or independently developed by competitors.

Government Regulation

The marketing and sale of our products are subject to certain domestic and foreign governmental regulations and approvals. Pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDCA”), we are required to file, and have submitted, a pre-marketing notification with the FDA which provides certain safety and effectiveness information concerning our diagnostic imaging systems. The FDA has approved our pre-marketing notification submittals, thereby granting us permission to market our products, subject to the general controls and provisions of the FDCA. The classification of our products require, among other things, annual registration, listing of devices, good manufacturing practices, labeling and prohibition against misbranding and adulteration. Further, because we are engaged in international sales, our products must satisfy certain manufacturing requirements and may subject us to various filing and other regulatory requirements imposed by foreign governments as a condition to the sale of such products.

We have registered our manufacturing facility with both the FDA and certain California authorities as a medical device manufacturer and operate such facility under FDA and California requirements concerning Quality System Requirements (“QSR”). As a medical device manufacturer, we are required to continuously maintain our QSR compliance status and to demonstrate such compliance during periodic FDA and California inspections. If the facilities do not meet applicable QSR regulatory requirements, we may be required to implement changes necessary to comply with such regulations.

Although the FDA has made findings which permit us to sell our products in the marketplace, such findings do not constitute FDA approval of these devices and we cannot predict the effect that future legislation or regulatory developments may have on our operations. Additional regulations, reconsideration of approvals granted under current regulations, or a change in the manner in which existing statutes and regulations are interpreted or applied may have a material adverse impact on our business, financial condition and results of operations. Moreover, new products and services developed by us, if any, may also be subject to the same or other various federal and state regulations, in addition to those of the FDA.

An FDA inspection of our Sacramento, California facility was conducted in May 2007. There were no findings during the inspection.

A California Department of Health inspection of our Sacramento, California facility was conducted in August 2009.  There were 3 violations found during the inspection.  A corrective action plan was implemented to correct those issues and no further action was taken by the Department of Health.

Under the recently approved stimulus package, The American Recovery and Reinvestment Act of 2009, physicians who implement a certified EMR software program and become meaningful users between 2010 and 2012 will each be eligible for $44,000 in incentive payments and physicians who become meaningful users between 2012 and 2014 will be eligible for lower payments.  Physicians who have not become meaningful users by 2014 will not qualify for any payments. In addition, beginning in 2016, Medicare reimbursement will begin to decrease for clinics that do not meet the above criteria. We anticipate this legislation will have positive effects on our revenues as physicians adopt EMR software programs at higher rates than they do currently. We expect to see this positive trend begin in mid-2010 and beyond.

Insurance

We maintain general commercial casualty and property insurance coverage for our business operations, as well as directors and officers insurance and product liability insurance. During 2009, we did not receive any product liability claims and are unaware of any threatened or pending claims. To the extent that product liability claims are made against us in the future, such claims may have a material adverse impact on our business.

Employees

As of January 11, 2011, we have 128 employees, 3 of whom are part-time. 70 of our employees are employed by OIS and 39 of our employees are employed by Abraxas. We also engage the services of consultants from time to time to assist us on specific projects in the areas of research and development, software development, regulatory affairs and product services, as well as general corporate administration. Certain of these consultants periodically sub-contract engineers as independent consultants for specific projects.

We have no collective bargaining agreements covering any of our employees.  In addition, we have never experienced any material labor disruption and we are unaware of any current efforts or plans to organize our employees. We consider our relationship with our employees to be good.

Properties

We lease our facility space in Sacramento, California under a noncancelable lease which will expire in June 2012. This suite consists of 13,552 square feet of office, manufacturing and warehouse space. We pay minimum monthly lease payments, with respect to this property, of $11,926.

Abraxas leases facility space in Irvine, California under a noncancelable lease which will expire in June 2011. This facility consists of 6,232 square feet of office space. We pay approximately $10,000 per month for this office space.

Legal Proceedings

On May 3, 2009, we entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”) by and between us, Steven Verdooner, OPKO Health, Inc. and The Frost Group, LLC (collectively “Defendants”). Mr. Verdooner was formerly our president.

Pursuant to the Settlement Agreement, we agreed to dismiss, with prejudice, the lawsuit between us and the Defendants, whereby we alleged claims of breach of fiduciary duty, breach of implied contract, intentional interference with contractual relations, intentional interference with prospective economic advantage, violation of section 502 of the Penal Code of California, aiding and abetting breach of fiduciary duty, and aiding and abetting interference with contractual relations. We also agreed to release the Defendants from any claims that could have been brought in the foregoing lawsuit, whether known or unknown.  The Defendants paid us the full amount of the settlement of $1,200,000 on May 13, 2009.

MANAGEMENT

Directors and Executive Officers

Directors and Executive Officers

Each director is elected for a one year term until the next annual meeting of shareholders and their successor is elected and qualified.

The following is a list of the names and ages of our directors and executive officers:

Name	Age	Position
Gil Allon	49	Director, and Chief Executive Officer
Ariel Shenhar	45	Director, Chief Financial Officer, and Secretary
Noam Allon	50	Chief Business Development Officer
Uri Ram	62	Chairman of the Board
Jonathan Phillips	37	Director
Merle Symes	59	Director
Yigal Berman	61	Director
Uri Geiger	43	Director
Menachem Inbar	62	Director

Gil Allon has served as a member of our Board of Directors since August 2000, as our Chief Executive Officer since September 2000.  Mr. Allon is also a member of the Compensation, Option and Nomination Committees of our Board of Directors. Mr. Allon served as the Vice President and Chief Operating Officer of MediVision from June 1993 until August 2000. Mr. Allon also served as a member of the Board of Directors of MediVision since MediVision’s inception in June 1993 through December 2004. Mr. Allon received his B.A. and M.Sc. in Computer Science, both with distinction, from the Technion Israel Institute of Technology in Haifa, Israel in May 1987 and December 1989, respectively, and his M.B.A. with distinction in Business Management from the University of Haifa in September 1999. The Company believes that Mr. Allon has the qualifications and skills to serve as a Director based upon his technological and business expertise; his more than 16 years experience in the industry; and his more than 20 year experience in executive and managerial positions with the Company and previous positions.

Ariel Shenhar has served as a member of our Board of Directors since August 2000, as our Vice President and Chief Financial Officer since July 2002 and as our Secretary since August 2002. Mr. Shenhar also served as a member of the Board of Directors of MediVision from August 1994 through December 2004 and as its Vice President and Chief Financial Officer from January 1997 until May 2005. Mr. Shenhar served as a member of the Board of Directors of Fidelity Gold Real Estate Markets Ltd., an Israeli public company engaged in real estate, from 1994 to 1998, as an accountant at Nissan Caspi & Co. Certified Public Accountants in Jerusalem, Israel in 1996, and at Witkowski & Co. Certified Public Accountants in Tel Aviv, Israel from 1994 to 1995. Mr. Shenhar received his B.A. in Economics and Accounting in June 1992 and his M.B.A. in Finance, with distinction, in June 1999 both from the Hebrew University in Jerusalem, Israel, and has been a Certified Public Accountant since January 1997. The Company believes that Mr. Shenhar has the qualifications and skills to serve as a Director based upon his accounting and finance expertise; his more than 15 years experience in the industry; and his experience in executive and managerial positions.

Noam Allon has served as a member of our Board of Directors from August 2000 until December 31, 2004 and as our Chief Business Development Officer since October 21, 2009. Mr. Allon has served as a director and as President and Chief Executive Officer of MediVision since MediVision’s inception in June 1993.  Mr. Allon also serves as the CEO of OIS Global, OIS’s Israeli subsidiary, as the General Manager of the company’s European branch in Belgium, as well as the Co-CEO of our German subsidiary, CCS Pawlowski, GmbH.  Mr. Allon received his B. Sc. in Computer Science with distinction, from the Technion Israel Institute of Technology in Haifa, Israel in May 1986.

Uri Ram has served as an independent director and Chairman of our Board since March 2009. Mr. Ram is the Chairman of the Audit Committee and a member of the Compensation, Option and Nominations Committees of our Board. Currently, he serves as the Sr. Vice President and Chief Financial Officer of Gefen Inc. and is the CEO/Owner of Juram Ltd. and Irams Inc., which are management consulting companies that also invest in new startups. Since 1990, Mr. Ram has served as the President of Del-Ta Engineering & Equipment Ltd., a holding company with $30 million in sales. From 1991 to 2003, Mr. Ram served as the Senior VP of Inter-Gamma Investment Ltd. Inter-Gamma Investment Ltd. is a major shareholder of MediVision Medical Imaging Ltd., a significant shareholder. Mr. Ram has a Master of Arts degree from Israel National Defense College, and a Bachelor of Economics and Political sciences from Bar Ilan University and participated in an EMBA program at the Tel Aviv University. Mr. Ram is a retired Brigadier General of the Israeli Air Force. The Company believes that Mr. Ram has the qualifications and skills to serve as a Director based upon his business expertise and his experience in executive and managerial positions.

Jonathan R. Phillips has served as an independent director on our Board of Directors since August 2007. Mr. Phillips is currently a member of the Nomination, Audit and Compensation Committees of our Board of Directors. Since 2005, Mr. Phillips has been a Managing Director and Founder of Healthcare Growth Partners, a company that specializes in strategic and financial advisory services to healthcare technology companies. Also, he is currently Chairman of the Board of Directors of Streamline Health Solutions, a NASDAQ-listed company, and serves on its strategy, nomination and governance and compensation committees. Prior to founding Healthcare Growth Partners, Mr. Phillips served for five years, from 2000 to 2005, as a healthcare investment banker at William Blair & Company after working at Deloitte Consulting for over five years specializing in projects for healthcare and non-healthcare clients. He received an undergraduate degree from DePauw University and a Masters of Business Administration from Northwestern University. The Company believes that Mr. Phillips has the qualifications and skills to serve as a Director based upon his significant business experience, including a diversified background of managing and directing medical related companies.

Mr. Merle Symes has served as an independent director on our Board of Directors since August 2010. Mr. Symes served as an independent director on our Board of Directors from July 2005 to August 2007. Mr. Symes was also appointed to the Audit and Special Committees of our Board of Directors. Mr. Symes is the President and Founder of The Provenance Group, LLC, a firm specializing in corporate strategy and innovation, entrepreneurial ventures, and technology transfer, which he founded in 2002. From 2007 to 2009, Mr. Symes was President and CEO of Ulrich Medical USA.  From 1997 to 2002, Mr. Symes was Vice President External Technology and Director of Corporate Development in the Surgical Division at Bausch & Lomb, Inc. Mr. Symes received his B.S. in Chemical Engineering in 1973 from South Dakota School of Mines and Technology and his M.B.A., in Finance, in 1979 fro m the Wharton School of the University of Pennsylvania.  The Company believes that Mr. Symes has the qualifications and skills to serve as a Director based upon his accounting and finance expertise; his more than 13 years experience in the industry; and his more than 13 years of experience in executive and managerial positions in executive and management positions.

Yigal Berman has served as a director on our Board of Directors since August 2010.  Mr. Berman served as a member of our Board of Directors from January 2005 to March 2009. Mr. Berman also served as Chairman of the Board of Directors from January 2005 to March 2009, as well as Chairman of each of the Audit, Compensation, Option and Nomination Committees of our Board of Directors.  Mr. Berman resigned from the board of directors on March 13, 2009. Mr. Berman has also served as a member of the Board of Directors of MediVision from July 1996 through December 2004.  He rejoined the Board of directors of MediVision as chairman in September 2009. In addition, since 1991, Mr. Berman has served as Vice President of Finance and Secretary of Intergamma Investment Company Ltd and is serving today as director in all of their subsidiaries.  Since 1 989, Mr. Berman has served as a member of the Board of Directors of Delta Trading, the majority shareholder of MediVision. Mr. Berman received his B.A. in Economics and his M.B.A. in Business Management from the Tel Aviv University in Israel in April 1974 and December 1976, respectively.  The Company believes that Mr. Berman has the qualifications and skills to serve as a Director based upon his accounting and finance expertise; his years of experience on our Board of directors in the past; and his more than 19 years of experience in executive and managerial positions in executive and management positions.

Dr. Uri Geiger has served as a director on our Board of Directors since June 2009. In 2008, Dr. Geiger founded AccelMed, a medical device investment company, which owns 36.4% of our common stock issued and outstanding. Since January 2009, Dr. Geiger has served as Chairman of A.M. AccelMed (1999) Ltd., AccelMed’s general partner. He is also a director with Medical Compression Systems Ltd. (TASE: MDCL) and the Chairman of Exalenz Bioscience Ltd. (TASE: EXEN) as well as a director on the Board of Directors of Edge Medical Ltd., Tau Hedge Funds Management BV, Non-Linear Technologies, and Peer Medical Ltd. From May 2006 to January 2009, Dr. Geiger served as the CEO of Exalenz Bioscience ltd, a developer of diagnostic medical equipment. Dr. Geiger received his doctorate from Columbia University’s Center for Law & Economics.  The Company believes that Dr Geiger’s education and business expertise, including a diversified background of management and directing medical device companies, gave him the qualifications and skills to serve as a Director.

Menachem Inbar has served as a director on our Board of Directors since August 2009. Mr. Inbar is the Chairman of the Audit Committee. Mr. Inbar has spent most of his career as a senior executive with the banking industry in Israel and abroad. Since January 2009, he has served as the Head of Family Office of Arkin Holdings, a financial and equity investment firm. From 2000 to 2009, he was the Managing Partner of Shifmen Inbar Ltd., a boutique investment firm. He is currently a director on the boards of Bezeq Ltd., an Israeli telecommunications company, PAGI Bank, a commercial bank and subsidiary of Benleumi Banking Group, and Carmel Group, a real estate company. Mr. Inbar holds a Bachelor of Arts in Social Science and a Master of Arts in Law, both from the Bar Ilan University in Israel. The Company believes that Mr Inbar’s financial and business expertise, including a diversified background of management and directing companies, gave him the qualifications and skills to serve as a Director.

Pursuant to the Voting Agreement, described below, AccelMed appointed Uri Geiger and Menachem Inbar to serve on our Board of Directors.  In addition, the parties to the Voting Agreement agreed that at the first annual meeting of our shareholders following the execution of the Voting Agreement, AccelMed will designate Ariel Shenhar, and the MediVision/Principal MV Shareholders Group (as defined therein) will designate Gil Allon to serve as directors until the next annual meeting, subject to their continued service as our Chief Financial Officer and Chief Executive Officer, respectively.  We anticipate that such annual meeting will be held during the year 2010 (For additional details of the voting agreement, see Certain Relationships and Related Transactions, AccelMed, Voting Agreement below.)

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent. We have chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”). Pursuant to NASDAQ’s definition, Uri Ram, Jonathan Phillips, Merle Symes and Yigal Berman are independent directors.

Gil Allon, who is not an independent director, is currently a member of the nominations and compensation committees of our board of directors.

EXECUTIVE COMPENSATION

The following table shows the total compensation that we paid to Gil Allon, our chief executive officer, Ariel Shenhar, our chief financial officer, and Noam Allon, our chief business development officer for the last two fiscal years.  Mr. N. Allon assumed duties as an executive officer on October 21, 2009, when he transitioned from a MediVision representative to an OIS executive officer, with the completion of the MediVision Asset Purchase. (For additional details of the MediVision Asset Purchase, see Consolidated Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related party transactions, MediVision Asset Purchase). No other executive officer received more than $100,000 in total compensation during the last two fiscal years. Therefore, for purposes of this disclosure, Messrs. G. Allon, A. Shenhar and N. Allon are our only “named executive officers” for the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)		Total ($) (j)
Gil Allon	2010	$218,000		-	-	-		-	-	$7,222	(3)	$225,222
(Chief Executive Officer)	2009	$174,400	(1)	-	-	$13,539	(2)	-	-	$7,928	(3)	$195,867
Ariel Shenhar	2010	$212,000		-	-	-		-	-	$7,222	(6)	$219,222
(Vice President and Chief Financial Officer)	2009	$169,600	(4)	25,000	-	$16,878	(5)	-	-	$7,928	(6)	$219,406
Noam Allon	2010	$216,000		-	-	-						$216,005
Chief Technology Officer	2009	$30,316	(7)	50,000	-	$8,272	(8)					$88,588

(1)
Gil Allon’s 2009 salary represents his annual salary of $218,000 less $43,600, or 20% of his annual salary, which was received in the form of  an option to purchase 272,500 shares of common stock on January 6, 2009.

(2)
Option awards represent the grate date fair value of stock options granted to Gil Allon our CEO on January 6, 2009 and November 18, 2009.

On January 6, 2009, we granted Gil Allon, our CEO, an option to purchase 272,500 shares of our common stock. The options, vested in 12 equal monthly installments beginning on January 31, 2009, are exercisable at $0.16 per share and expire on January 6, 2019. These options were granted in lieu of $43,600 or 20% of Gil Allon’s annual salary.

On November 18, 2009, we granted Gil Allon, our CEO, an option to purchase 242,141 shares of common stock. The options vest in 4 equal semi-annual installments beginning on May 18, 2010, are exercisable at $0.65 per share and expire on November 18, 2019. (See Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 8. Share-Based Compensation for the assumptions used to calculate the grant date fair value of the stock option award.  See also Outstanding Equity Awards at Fiscal Year-End Table below.)

(3)	Represents automobile expenses we paid for on behalf of Mr. Allon.
(4)
Ariel Shenhar’s 2009 salary represents his annual salary of $212,000 less $42,400, or 20% of his annual salary, which was received in the form of an option to purchase 265,000 shares of common stock granted on January 6, 2009.

(5)
Option awards represent the fair value of stock options granted to Ariel Shenhar on January 6, 2009 and November 18, 2009.

On January 6, 2009, we granted Ariel Shenhar, our CFO, an option to purchase 265,000 shares of  our common stock. The options, vested in 12 equal monthly installments beginning on January 31, 2009, are exercisable at $0.16 per share and expire on January 6, 2019. These options were granted in lieu of $42,600 or 20% of Ariel Shenhar’s annual salary.

On November 18, 2009, we granted Ariel Shenhar, our CFO, an option to purchase 318,285 shares of common stock for compensation The options were valued at the grant date fair value, vest in 4 equal semi-annual installments beginning on May 18, 2010, are exercisable at $0.65 per share and expire on November 18, 2019. (Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 8. Share-Based Compensation for the assumptions used to calculate the grant date fair value of the stock option award.  See also Outstanding Equity Awards at Fiscal Year-End Table below.)

(6)	Represents automobile expenses we paid on behalf of Mr. Shenhar.
(7)
Noam Allon’s 2009 salary represents his fee from the time he assumed duties as an executive officer on October 21, 2009 when he transitioned from a MediVision representative to an OIS executive officer, with the completion of the MediVision Asset Purchase. (For additional details of the MediVision Asset Purchase, see Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related party transactions, MediVision Asset Purchase).

(8)
On December 23, 2009, we granted Noam Allon, Chief Business Development Officer, an option to purchase 180,000 shares of common stock. The options were valued at the grant date fair value of the options, vested in 4 equal semi-annual installments beginning on June 23, 2010, are exercisable at $0.84 per share and expire on December 23, 2019. These options were granted in lieu of $29,642, or 20% of his annual fee.  (See Financial Statements for the Year Ended December 31, 2009, Notes to Consolidated Financial Statements, Note 8. Share-Based Compensation for the assumptions used to calculate the grant date fair value of the stock option award.  See also Outstanding Equity Awards at Fiscal Year-End Table below.)

Employment Agreements

We entered into an employment agreement with Mr. G. Allon for his services as Chief Executive Officer on December 1, 2001. The agreement provides for an indefinite term. Mr. G. Allon is also eligible to participate in our health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the employment agreement upon six months advance notice. The agreement, as amended, sets Mr. G. Allon’s annual salary at $218,000.  In January 2009, Mr. G. Allon agreed to waive his bonus plan for 2008 and 2009 which allowed him to earn a maximum bonus of $65,000 per year and to reduce his salary by 20% for 2009. He received options in lieu of the reduction in salary.

We also entered into an employment agreement with Mr. Shenhar for his services as Chief Financial Officer, commencing on July 22, 2002. Mr. Shenhar is also eligible to participate in our health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the agreement upon six months advance notice. The agreement, as amended, sets Mr. Shenhar’s annual salary at $212,000. In January 2009, Mr. Shenhar agreed to waive his bonus plan for 2008 and 2009 which allowed him to earn a maximum bonus of $55,000 per year and to reduce his salary by 20% for 2009. He received options in lieu of the reduction in salary.

On October 21, 2009, in connection with the consummation of the MediVision Asset Purchase. Mr. N. Allon assumed duties as an executive officer. In January 2004 we entered into a services agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Mr. N. Allon, for his services as our Chief Business Development Officer. This agreement between OIS and MS was terminated effective January 1, 2010.  On December 23, 2009, Mr. N. Allon received stock options in lieu of the reduction of his fees. In addition, Mr. N. Allon received a $50,000 bonus plan for 2009, based on achieving specific milestones. As of January 1, 2010, OIS Global signed an agreement with MS for Noam Allon’s consulting service. Under the terms of the agreement, MS is to be compensated $13,272 monthly for Noam Allon’s  services effective October 1, 2009 through December 31, 2009 and approximately $18,000 monthly effective January 1, 2010 through December 31, 2010.

Outstanding Equity Award at Fiscal Year-end December 31, 2010
Option Awards								Stock Award
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Gil Allon	40,000		-		-	$0.406	10/23/2012	-	-	-	-
(Chief Executive	320,000		-		-	$0.406	4/9/2013	-	-	-	-
Officer)	90,000		-		-	$0.681	10/22/2014	-	-	-	-
	108,333		21,667	(1)	-	$ 0.82	12/19/2015	-	-	-	-
	108,333		21,667	(1)	-	$ 1.05	12/19/2015	-	-	-	-
	20,000		-		-	$ 1.83	6/14/2016	-	-	-	-
	272,500	(2)	-		-	$ 0.16	1/6/2019	-	-	-	-
	60,535		181,606	(3)	-	$ 0.65	11/18/2019	-	-	-	-

Ariel Shenhar	200,000		-		-	$0.406	4/9/2013	-	-	-	-
(Vice President and Chief Financial Officer)	75,000		-		-	$0.681	10/22/2014
	98,833		19,167	(4)	-	$ 0.82	12/19/2015	-	-	-	-
	98,833		19,167	(4)	-	$ 1.05	12/19/2015	-	-	-	-
	265,000	(5)	-		-	$0.16	1/6/2019	-	-	-	-
	79,571		238,714	(6)	-	$0.65	11/18/2019	-	-	-	-

Noam Allon	150,000		-		-	$0.406	9/6/2011	-	-	-	-
(Business	30,000		-		-	$0.406	4/9/2013	-	-	-	-
Development Officer)	40,000		-		-	$0.681	10/24/2014	-	-	-	-
	45,000		135,000	(7)	-	$0.84	12/23/2019	-	-	-	-

(1)	These options have not vested. They vest equally over three years every six months (1/6 every 6 months) beginning on June 19, 2008.
(2)	These options were issued to Mr. Allon in lieu of $43,600, which comprised 20% of his annual salary for fiscal 2009. The options are valued at $2,686, the grant date fair value.
(3)	These options have not vested. They will vest equally over two years every 6 months (1/4 every 6 months ) beginning in May 18, 2010.
(4)	These options have not vested. They equally over three years every six months (1/6 every 6 months) beginning on June 19, 2008.
(5)	These options were issued to Mr. Shenhar in lieu of $42,400, which comprised 20% of his annual salary for fiscal 2009. The options are valued at $2,612, the grant date fair value.
(6)	These options have not vested. They vest equally over two years every 6 months (1/4 every 6 months ) beginning in May 18, 2010.
(7)
On December 23, 2009, we granted Noam Allon, Business Development Officer, options to purchase 180,000 shares of common stock in lieu of $29,642, which comprised of 20% of his 2009 annual fee. The options vest in 4 equal semi-annual installments beginning on June 23, 2010, are exercisable at $0.84 per share and expire on December 23, 2019.

Compensation of Directors

Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)	Non-equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Jonathan Phillips	$20,000	(1)	-	-	-	-	-	$20,000

Merle Symes	$260	(2)						$260

Yigal Berman	$8,729	(3)	-	-	-	-	-	$8,729

Uri Ram	$19,738	(4)						$19,738

Uri Geiger	$15,336	(5)						$15,336

Menachem Inbar	$18,391	(6)	-	-	-	-	-	$18,391

(1)	Mr. Phillips received $20,000 for his services as a Director.
(2)	Mr. Symes joined the board in August 2010. During 2010 he received $260 for the reimbursement of out of pocket expenses.
(3)	Mr. Berman jointed the board in August 2010. During 2010 he received $5,000 for his services as a Director and $3,729 for the reimbursement of out of pocket expenses.
(4)	Mr. Ram received $18,000 for his services as a Director and $1,738 for the reimbursement of out of pocket expenses.
(5)	Dr Geiger received $15,000 for his services as a Director and $336 for the reimbursement of out of pocket expenses.
(6)	Mr. Inbar received $15,000 for his services as a Director and $3,391 for the reimbursement of out of pocket expenses.

In August 2010 Mr. Greer and Dr. Maurincomme did not stand for re-election to our board of directors.

Director Compensation Arrangements

Pursuant to a letter agreement dated March 13, 2009 between Mr. Ram and OIS, OIS agreed, in connection with his service as a director: (i) to pay Mr. Ram, in four equal quarterly installments, an annual retainer in the aggregate amount of $15,000 for attendance at up to three Board or Committee meetings per quarter and (ii) to pay Mr. Ram a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of five Board meetings per quarter. OIS also agreed to the following in connection with his service as Chairman of the Board: (i) to pay Mr. Ram, in four equal quarterly installments, an annual retainer in the aggregate amount of $24,000 for attendance at up to five Board or Committee meetings per quarter and (ii) to pay Mr. Ram a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of five Board meetings per quarter.

Pursuant to a letter agreement executed on August 31, 2007 between Mr. Phillips and OIS, and as amended on October 30, 2009, OIS agreed to the following in connection with his service as a director: (i) to pay Mr. Phillips, in four equal quarterly installments, an annual retainer in the aggregate amount of $20,000 for attendance at up to three Board or Committee meetings per quarter, (ii) to pay Mr. Phillips a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of three Board meetings per quarter.

Pursuant to the Voting Agreement, AccelMed appointed Uri Geiger and Menachem Inbar to serve on our Board of Directors. Pursuant to this agreement, we have agreed to pay $20,000 per year to Uri Geiger and Menachem Inbar. For more information on this agreement see Item 10, Directors, Executive Officers and Corporate Governance section, See also Financial Statements for the year ending December 31, 2009, Notes to Consolidated Financial Statements, Note 6 Related Party Transactions, U.M. AccelMed, Limited Partnership.

Pursuant to a letter agreement dated October 29, 2010 between Mr. Symes and OIS, OIS agreed, in connection with his service as a director, to pay Mr. Symes, in four equal quarterly installments, an annual retainer in the aggregate amount of $20,000 and reimburse for travel expenses according to the Company’s travel policy.

Pursuant to a board resolution on December 15, 2010, OIS agreed, in connection with his service as a director, to pay Mr. Berman, in four equal quarterly installments, an annual retainer in the aggregate amount of $20,000.

No standard arrangement regarding compensation of the directors has been adopted by the Board and, except as noted above, we have not paid any director compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of January 11, 2011, certain information regarding the ownership of our voting securities by each shareholder known to our management to be (i) the beneficial owner of more than 5% of the our outstanding common stock, (ii) our directors during the last fiscal year and nominees for director, and (iii) all executive officers and directors as a group. Unless otherwise noted, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of each beneficial owner named below is our corporate address.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Management and the Board

Gil Allon	1,183,035	(2)	3.8%

Ariel Shenhar	959,143	(3)	3.1%

Noam Allon	310,000	(4)	1.0%

Jonathan R. Phillips	75,000	(5)	*

Uri Ram	15,000	(6)	*

Merle Symes	--		--

Yigal Berman	--		--

Directors and Officers as a group (total of 5 persons)	2,542,178	(7)	7.7%

5% Shareholders

MediVision Medical Imaging Ltd.(8) P.O. Box 45, Industrial Park Yokneam Elit 20692 Israel	9,096,481	(9)	30.0%
U.M. AccelMed, Limited Partnership (10) 6 Hachoshlim St. Herzliya Pituach, 46120 Israel	17,743,375	(11)	51.1%
The Tail Wind Advisory & Management Ltd. (12) 77 Long Acre London, WC2E 9LB United Kingdom	2,291,361	(13)	7.1%
_________________
*  Less than 1% ownership

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options to purchase shares that were exercisable on, or became exercisable within 60 days of January 11, 2011, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2)	Represents options to purchase 1,063,035 shares of common stock, indirect beneficial ownership by spouse of stock options to purchase 60,000 shares and 60,000 shares of common stock.
(3)	Represents options to purchase 929,143 shares of common stock and 30,000 shares of common stock.
(4)	Represents shares subject to stock options.
(5)	Represents options to purchase 60,000 shares of common stock and 15,000 shares of common stock.
(6)	Represents shares subject to stock options.
(7)	Represents options to purchase 2,437,178 shares of common stock and 105,000 shares of common stock.
(8)
The members of the Board of Directors of MediVision hold sole voting and dispositive power over the shares of Common Stock beneficially owned by MediVision. The members of MediVision’s Board of Directors are Noam Allon, Yigal Berman, Doron Maor, Mira Nesher and Amnon Roffe.  MediVision’s Board may act upon approval of a majority of the board present and voting on an action, assuming a quorum is met.  Each of Noam Allon, Yigal Berman, Doron Maor, Mira Nesher and Amnon Roffe expressly disclaims any equitable or beneficial ownership of the shares of Common Stock beneficially owned by MediVision.

(9)	Represents shares of common stock.
(10)
Moshe Arkin shares voting and dispositive power over the shares of Common Stock held by AccelMed with M. Arkin (1999) Ltd., A.M. AccelMed Management (2009), Ltd. and U.M. AccelMed.  Mr. Arkin is the sole director and beneficial owner of 99.9% of the outstanding shares of M. Arkin (1999) Ltd., which beneficially owns 80% of A.M. AccelMed Management (2009), Ltd., which is the general partner of AccelMed.  Each of Mr. Arkin, M. Arkin (1999) Ltd. and A.M. AccelMed Management (2009), Ltd. expressly disclaim equitable and beneficial ownership of the shares of Common Stock held by AccelMed.

(11)	Represents 13,338,603 shares of our common stock and warrants to purchase 4,404,772 of our common stock at $1.00 per share, respectively.
(12)
David Crook is the CEO and controlling shareholder of Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain, which is the investment manager for Tail Wind. Mr. Crook may be deemed to share voting and dispositive power with Tail Wind over the shares of Common Stock held by Tail Wind. Each of Mr. Crook and Tail Wind Advisory & Management Ltd. expressly disclaim equitable and beneficial ownership of the shares of Common Stock held by Tail Wind.

(13)	Represents 131,868 shares of common stock, 920,097 of shares issuable upon conversion of Convertible Notes due February 28, 2011, and warrants to purchase 1,239,396 of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

AccelMed

Purchase Agreement

AccelMed is our largest shareholder with 13,338,603 shares of our common stock or 44%.  AccelMed acquired 13,214,317 of these shares on June 24, 2009 and May 26, 2010, pursuant to a Purchase Agreement described in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. The remaining 124,286 shares were purchased from MediVision on January 6, 2010 at a purchase price of $0.70 per share.

Pursuant to the terms of the Purchase Agreement, we also agreed to prepare and file with the SEC registration statements covering the resale of the 1st Installment Shares and the 1st Installment Warrant Shares within 60 days of the 1st Installment Closing Date and the 2nd Installment Shares and the 2nd Installment Warrant Shares within 60 days of the 2nd Installment Closing Date. The 1st Installment Shares, the 1st Installment Warrant Shares, the 2nd Installment Shares and the 2nd Installment Warrant Shares are collectively referred to as the “Registrable Securities.” Our obligation to keep the registration statement effective will terminate upon the earlier of (i) the date on which all Registrable Securities have been sold, and (ii) the date on which all Registrable Securities become eligible for resale by AccelMed without any volume or other restrictions under Rule 144.

The Purchase Agreement also provides for the inclusion in the earlier of either the proxy statement for (i) our 2010 Annual Meeting of Shareholders or (ii) a special meeting of our shareholders held prior to the 2010 Annual Meeting of Shareholders, a proposal to amend its Articles of Incorporation in order to increase the amount of our authorized common stock from 35 million to 100 million.  The Purchase Agreement also sets forth a provision that requires us to increase the size of our Board of Directors to nine. Director and officer insurance will be provided for each director elected or appointed in accordance with the foregoing nomination procedures in an amount not less than $10 million. In addition, we will pay AccelMed $20,000 per year for each director elected or appointed that was nominated by AccelMed pursuant to the Voting Agreement (as defined below) who is not our employee.

The Purchase Agreement also grants AccelMed (i) veto rights, so long as AccelMed owns more than 20% of our common stock on a fully diluted basis, over certain of our material business decisions, (ii) a pro rata participation right in any of our future equity offerings, so long as AccelMed owns 15% of the 1st Installment Shares, and (iii) a most favorite nation right, pursuant to which AccelMed will receive rights on parity with any other issuance which provides for rights more favorable than those received by AccelMed (e.g., voting, registration, liquidation preference, etc.), so long as AccelMed owns 20% of our common stock on a fully diluted basis.

Warrants

The 1st Installment Warrant entitles AccelMed to purchase 3,211,076 shares of our common stock at an exercise price of $1.00 per share. The 1st Installment Warrant expires on June 24, 2012. The exercise price will be adjusted and the number of shares of our common stock to be issued upon exercise of the 1st Installment Warrant will be adjusted upon the occurrence of the payment of a stock dividend or a stock split. In addition, the 1st Installment Warrant includes certain anti-dilution provisions which are triggered if we issue or sell any of our common stock, securities convertible into our common stock, any right to purchase shares of or reprice any of our common stock at an effective per share selling price less than $1.00 per share. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence, the exercise price of the 1st Installment Warrant will be adjusted pursuant to a weighted-average formula.

The 2nd Installment Warrant entitles AccelMed to purchase 1,193,696 shares of our common stock at an exercise price of $1.00 per share. The exercise price will be adjusted and the number of shares of our common stock to be issued upon exercise of the 2nd Installment Warrant will be adjusted upon the occurrence of the payment of a stock dividend or a stock split. In addition, the 2nd Installment Warrant includes certain anti-dilution provisions which are triggered if we issue or sell any of our common stock, securities convertible into our common stock, any right to purchase shares of or reprice our common stock at an effective per share selling price less than $1.00 per share. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence, the exercise price of the 2nd Installment Warrant will be adjusted pursuant to a weighted-average formula.

The 2nd Installment Warrant may be exercised beginning on the earliest of the following: (i) the date that we consummate a merger with and into another corporation or the date we consummate a sale, transfer or other disposition of all or substantially all our assets, (ii) the date that the average closing price per share of our common stock on the OTC Bulletin Board (or wherever our common stock is listed or quoted for trading on the date in question) for 10 consecutive trading days exceeds $2.00, (iii) the date our Board of Directors offers a transaction pursuant to which we raise at least $1.5 million in capital raising transaction with persons who are shareholders of MediVision, on the date thereof, and (iv) March 27, 2012, and expires on June 24, 2012.

Voting Agreement

Pursuant to the terms of the Purchase Agreement, on June 24, 2009, we entered into an Agreement (the “Voting Agreement”) by and among (i) AccelMed, (ii) MediVision, (iii) Agfa Gevaert N.V. (“Agfa”), (iv) Delta Trading and Services (1986) Ltd. (“Delta”), and (v) Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar (collectively, the “Allon/Shenhar Group” and together with Agfa and Delta, the “Principal MV Shareholders”). MediVision and the Principal MV Shareholders are referred to as the “MediVision/Principal Shareholders Group.” Under the Voting Agreement, following the 1st Installment Closing Date, as long as each of AccelMed and the MediVision/Principal MV Shareholders Group holds between 25% and 50% of the outstanding shares of our common stock, we agreed to use our best efforts and will take all actions (including, if necessary, amend its bylaws) to cause to be nominated for election to our Board of Directors, and each of AccelMed and the members of the MediVision/Principal MV Shareholders Group, agreed to vote its shares of our common stock owned, whether directly or indirectly, and whether now owned or thereafter acquired, in favor of, the following nominees: (1) two “Independent Directors” as defined under the listing standards of The Nasdaq Capital Market, the identity of one will be designated and named by AccelMed and the identity of the other by the MediVision/Principal MV Shareholders Group; (2) three persons designated and named by AccelMed; (3) three persons designated and named by MediVision; and (4) one person designated and named jointly by AccelMed and MediVision who shall be a reputable individual from our industry.

Pursuant to the terms of the Voting Agreement, following the 1st Installment Closing Date, as long as either AccelMed or the MediVision/Principal MV Shareholders Group holds less than 25% or more than 50% of the outstanding shares of our common stock, we agreed to use our best efforts and will take all actions (including, if necessary, amend its bylaws) to cause to be nominated for election to our Board of Directors, and each of AccelMed and the members of the MediVision/Principal MV Shareholders Group, agreed to vote our shares of common stock, in favor of, the following nominees: (1) two “Independent Directors” as defined under the listing standards of The Nasdaq Capital Market, the identity of one will be designated and named by AccelMed and the identity of the other by either MediVision/Principal MV Shareholders Group; (2) six persons designated and named by AccelMed and the MediVision/Principal MV Shareholders Group, with each of AccelMed and the MediVision/Principal MV Shareholders Group entitled to name the number of persons for election to our Board of Directors in proportion to their shareholdings in us (i.e., calculated based on the percentages of holdings of each out of their combined aggregate holdings, multiplied by six, and rounded to the nearest whole number); (3) one person designated and named jointly by AccelMed and MediVision who shall be a reputable individual from our industry.

In connection with the foregoing, at the first annual meeting of our shareholders following the execution of the Voting Agreement, AccelMed shall designate Ariel Shenhar and the MediVision/Principal MV Shareholders Group shall designate Gil Allon to serve as directors until the next annual meeting, subject to their continued service as our Chief Financial Officer and Chief Executive Officer, respectively. In addition, AccelMed has appointed Uri Geiger and Menachem Inbar (the “New Directors”) to serve on our Board of Directors.

The Voting Agreement will terminate when AccelMed ceases to own 10% of our common stock on a fully-diluted basis or the MediVision/Principal MV Shareholder Group ceases to own, in the aggregate, 10% of our common stock on a fully-diluted basis.

Prior to the consummation of the 1st Installment, MediVision was our parent company with ownership of 56% of our issued and outstanding common stock.  After the consummation of the 1st Installment, MediVision owns 35% of our issued and outstanding common stock.

Gil Allon (our Chief Executive Officer), together with Noam Allon, President and Chief Executive Officer of MediVision and Gil Allon’s brother own 20.31% of MediVision’s ordinary shares. Ariel Shenhar (our Chief Financial Officer), together with Yuval Shenhar, his brother, own 1.06% of MediVision’s ordinary shares. Agfa and Delta own 15.59% and 42.08% of MediVision’s ordinary shares, respectively.

Indemnification Agreements

Pursuant to the terms of the Purchase Agreement, on June 24, 2009, we extended Indemnification Agreements to all of our board members on that date and to date, we entered into agreements with Uri Geiger, Menachem Inbar, Uri Ram, Gil Allon, and Ariel Shenhar.  Under the Indemnification Agreements, we agreed to hold harmless and indemnify each of Messrs. Geiger, Inbar, Ram, Allon, Shenhar, Phillips and Greer to the fullest extent authorized under the California General Corporations Code and our Articles of Incorporation, as amended, subject to certain limitations as specified therein.

MediVision

As of January 11, 2011, MediVision owned 9,096,481 shares of our common stock, or 30.0%.  5,793,452 of these shares are currently held in escrow pursuant to the Escrow Agreement referenced below.

Asset Purchase Agreement

On October 21, 2009, we completed the purchase of substantially all of the assets of MediVision pursuant to an Asset Purchase Agreement dated June 24, 2009 with MediVision.  The Asset Purchase Agreement is described in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

Escrow Agreement

Pursuant to the terms of the Asset Purchase Agreement, on June 24, 2009, we entered into an Escrow Agreement with MediVision and Stephen L. Davis, Esq.  Under the terms of the Escrow Agreement, MediVision has 5,793,452 shares of our common stock held in escrow.  (For additional details of the Escrow Agreement, see Financial Statements for the year ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, Escrow Agreement.)

Intercompany Transactions

Up until the completion of the purchase of substantially all of the assets of MediVision, we and MediVision were parties to several agreements together, pursuant to which MediVision performed the distribution services on our behalf.  (For additional details of these services and the agreements therefor, see Financial Statements for the year ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, Intercompany Transactions, MediVision Medical Imaging Ltd.)

Guarantee

In 2005, we entered into a Secured Debenture (the “Debenture”) in favor of United Mizrahi Bank, in an amount of up to $2,000,000 (plus interest, commissions and all expenses), thereby guaranteeing a loan made to MediVision.  On October 23, 2009, upon our assumption of this loan as the primary borrower, we were released as guarantor of this loan to United Mizrahi Bank.  (For additional details of these services and the agreements therefor, see Financial Statements for the year ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, United Mizrahi Bank Loan)

Loans and Advances

In connection with the MediVision Asset Purchase, management has written off the balance of intercompany indebtedness  (For additional details of these agreements, see Financial Statements for the year ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, MediVision Loans and Advances)

Merger

On March 20, 2008, we entered into a definitive merger agreement (the “Merger Agreement”) with MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary (“Merger Sub”), and MediVision, pursuant to which Merger Sub will merge with and into MediVision (the “Merger”), with MediVision as the surviving entity. We have capitalized the direct costs associated with the Merger. As of December 31, 2008, these costs have accumulated to $1,047,047. On March 16, 2009, we entered into a Termination Agreement with MediVision pursuant to which the Merger Agreement was terminated.

Relationships

Gil Allon (our Chief Executive Officer), together with Noam Allon, President and Chief Executive Officer of MediVision, Gil Allon’s brother and a former director of OIS own 15.69% of MediVision’s ordinary shares. Ariel Shenhar (our Chief Financial Officer) owns 0.58% of MediVision’s ordinary shares.

The Tail Wind Fund Ltd.

As of January 11, 2011, Tail Wind beneficially owned 2,291,361 shares of our common stock, or 7.1%.

In 2007 and 2009, we issued to Tail Wind Fund Ltd. $2,350,000 in principal amount of our 6.5% Convertible Notes Due October 31, 2011 (the “Notes”) and warrants to purchase shares of our common stock. As of January 11, 2011, Tail Wind Fund Ltd had a the remaining principal balance on the notes of $1,025,000 which is convertible into 920,097 shares of our common stock at an adjusted conversion price of $1.06 per share, (ii) warrants to purchase an aggregate of 812,123 shares of our common stock at an adjusted exercise price of $1.21 per share and expire on October 29, 2012, and (iii) warrants to purchase aggregate of 427,273 shares of our common stock at an exercise price of $1.00 per share and expire on June 24, 2012.  Our next principal payment on the Notes will be due February 28, 2011.

In March 2010, the the Tailwind Fund Ltd converted $150,000 of the principal balance into 131,868 shares of our common stock.

MediStrategy, Ltd.

We have an ongoing service agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Noam Allon, a former director who served on our Board until December 2004 and brother of Gil Allon, our CEO. (For additional details of this agreements, see Financial Statements for the year ended December 31, 2009, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, MediStrategy, Ltd.)

CCS Pawlowski

CCS Pawlowski GmbH (“CCS”), was a German subsidiary of MediVision which owned 63% of CCS’ ownership interests.  We acquired this ownership interest in the MediVision Asset Purchase (for additional details of the MediVision Asset Purchase see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus). CCS is our exclusive distributor of certain of our products in Germany and Austria. During 2009, prior to the MediVision Asset Purchase, we sold products to CCS of approximately $113,000. After completion of the MediVision Asset Purchase all inter-company amounts were eliminated upon consolidation.

Directors

Uri Ram, Jonathan Phillips, Merle Symes and Yigal Berman are independent directors as defined by the Nasdaq Marketplace Rules. Gil Allon, who is not an independent director, is a member of the Compensation, Option and Nomination Committees of our Board of Directors.

SELLING SECURITY HOLDERS

AccelMed may sell, from time to time under this prospectus, up to an aggregate of 2,368,142 shares of our common stock pursuant to a private placement transaction completed on June 24, 2009.  AccelMed has not held nor had any material relationship with us within the past three years prior to the private placement on June 24, 2009.

Tail Wind and Solomon may sell, from time to time under this prospectus, pursuant to the Extension Agreement, 78,778 and 13,409, respectively shares of our common stock which may be acquired upon exercise of a warrant with an exercise price of $1.00 and expire on June 24, 2012.

The following table sets forth, to our knowledge, certain information about the selling security holders as of January 11, 2011.  Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon conversion of the note and upon exercise of the warrant held by the holder that are currently convertible or are exercisable or convertible or exercisable within 60 days after the date of the table are deemed outstanding.

As of January 11, 2011, a total of 30,304,151 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering. Actual ownership of the shares is subject to conversion of the convertible notes and exercise of the warrants.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holders described below. The selling securities holders did not have an existing short position on our common stock.

	Shares Beneficially Owned Prior to Offering						Shares Beneficially Owned After the Offering (1)
Name of Beneficial Owner	Number		% of Class		Shares Being Offered		Number		% of Class
U.M. AccelMed, Limited Partnership (2)	17,743,375	(3)	51.1%		2,368,142	(4)	15,375,223	(5)	44.3%
The Tail Wind Fund Ltd. (6)	2,291,361	(7)	7.1	% (8)	78,778	(9)	2,212,583	(10)	6.8	%(8)
Solomon Strategic Holdings, Inc. (11)	391,840	(12)	1.3	%(8)	13,409	(13)	378,431	(14)	1.2	%(8)

(1) Assumes all shares being offered by the selling security holders are sold.

(2) Moshe Arkin shares voting and dispositive power over the shares of Common Stock held by AccelMed with M. Arkin (1999) Ltd., A.M. AccelMed Management (2009), Ltd. and U.M. AccelMed.  Mr. Arkin is the sole director and beneficial owner of 99.9% of the outstanding shares of M. Arkin (1999) Ltd., which beneficially owns 80% of A.M. AccelMed Management (2009), Ltd., which is the general partner of AccelMed.  Each of Mr. Arkin, M. Arkin (1999) Ltd. and A.M. AccelMed Management (2009), Ltd. expressly disclaim equitable and beneficial ownership of the shares of Common Stock held by AccelMed.

(3) Represents 13,338,603 shares of our common stock and warrants to purchase 4,404,772 of our common stock.

(4) Represents shares of common stock being offered.

(5) The shares of common stock beneficially owned after the offering consist of 10,970,461 shares of our common stock and 4,404,772 shares of our common stock issuable upon exercise of warrants.

(6) David Crook is the CEO and controlling shareholder of Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain, which is the investment manager for Tail Wind.  Mr. Crook may be deemed to share voting and dispositive power with Tail Wind over the shares of Common Stock held by Tail Wind.  Each of Mr. Crook and of Tail Wind Advisory & Management Ltd. expressly disclaim equitable and beneficial ownership of the shares of Common Stock held by Tail Wind.

(7)  Represents 131,868 shares of common stock, 920,097 of shares issuable upon conversion of Convertible Notes due February 28, 2011, and warrants to purchase 1,239,396 of our common stock.

(8) The selling security holder is contractually prohibited from beneficially owning any number greater than 9.99% of our issued and outstanding shares of common stock.

(9)  Shares of common stock to being offered consist of 78,778 shares of our common stock issuable upon conversion of a warrant.

(10) The shares of common stock beneficially owned after the offering consists of 131,868 shares of common stock, 920,097 shares of our common stock issuable upon conversion of notes and 1,160,618 shares of our common stock issuable upon exercise of warrants.

(11) Andrew P. Mackellar has been authorized by the Board of Directors of Solomon to make voting and disposition decisions with respect to the shares on behalf of Solomon. By reason of such delegated authority, Mr. Mackellar may be deemed to share voting and dispositive power with Solomon over the shares of common stock owned by Solomon.  Mr. Mackellar expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by Solomon.  Mr. Mackellar does not have any legal right to maintain such delegated authority.

(12) The shares of common stock beneficially owned prior to the offering consists of 86,912 shares of common stock, 93,967 shares of our common stock issuable upon conversion of notes and 210,961 shares of our common stock issuable upon exercise of warrants.

(13) Shares of common stock being offered consist of 13,409 shares of our common stock issuable upon conversion of a warrant.

(14) The shares of common stock beneficially owned after the offering consists of 86,912 shares of common stock, 93,967 shares of our common stock issuable upon conversion of notes and 197,552 shares of our common stock issuable upon exercise of warrants.

Relationships with the Selling Security Holders

The following is a description of each selling security holders relationship to us and how each selling security holder acquired the shares to be sold in this in this offering. None of the selling security holders have held a position as an officer or other material relationship with us, except as indicated below.

Purchase Agreement with AccelMed
On June 24, 2009, pursuant to a purchase agreement, we completed a private placement transaction in which we issued and sold to AccelMed, 9,633,228 shares of our common stock at $0.41522 per share and a warrant to purchase up to 3,211,076 shares of our common stock (the “1st Installment Warrant”), for an aggregate purchase price of $3,999,909 million before expenses.  The 1st Installment Warrant is exercisable at $1.00 per share and expires on June 24, 2012. On May 26, 2010, we completed the 2nd and final installment, whereby we issued and sold to AccelMed 3,581,089 shares of common stock at $0.55848 per share at and a warrant to purchase up to 1,193,696 shares of our common stock (the “2nd Installment Warrant”) for an aggregate purchase price of $1,999,967, before expenses. The 2nd Installment Warrant may be exercised beginning on the earliest of the following: (i) the date that we consummate a merger with and into another corporation or the date we consummate a sale, transfer or other disposition of all or substantially all of our assets, (ii) the date that the average closing price per share of our common stock on the OTC Bulletin Board (or wherever the common stock is listed or quoted for trading on the date in question) for 10 consecutive trading days exceeds $2.00, (iii) the date our Board of Directors offers a transaction pursuant to which we raise at least $1.5 million in a capital raising transaction with persons who are shareholders of MediVision Medical Imaging Ltd. (a large shareholder of the Company), and (iv) March 23, 2012.  The 2nd Installment Warrant expires on June 23, 2012

AccelMed and its affiliates did not own any shares of our common stock prior to June 24, 2009, the date we completed the 1st Installment.  Thus, (i) no shares are registered for resale by AccelMed or affiliates of AccelMed in prior registration statements, (ii) no shares are registered for resale by AccelMed or affiliates of AccelMed that continue to be held by AccelMed or affiliates of AccelMed and (iii) no shares have been sold in registered resale transactions by AccelMed or affiliates of AccelMed.

Shares of common stock outstanding prior to June 24, 2009 held by persons other than AccelMed, AccelMed’s affiliates, and our affiliates was 7,380,988. Shares of common stock registered for resale on behalf of AccelMed or its affiliates in the current transaction is 2,460,329.

Currently, AccelMed has designated and named three persons to our board of directors (For additional details, see “Certain Relationships and Related Transactions, Related Party Transactions, AccelMed, Voting Agreement” below.)

Extension Agreement the Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.

On June 24, 2009, we also entered into an Extension Agreement, pursuant to which, among other things, we issued warrants to Tail Wind and Solomon to purchase an aggregate of 500,000 shares of our common stock (the “Extension Warrants”).  The Extension Warrants have an exercise price of $1.00 per share and expire on June 24, 2012.

Prior to the extension agreement, on October 29, 2007, we entered into a purchase agreement with Tail Wind and Solomon (together, the “Holders”) pursuant to which we issued to the Holders an aggregate of (i) $2,750,000 in principal amount of our 6.5% Convertible Notes Due April 30, 2010 and (ii) warrants to purchase an aggregate of 616,671 shares of our common stock at an exercise price of $1.87 per share.  Currently, there is (i) an aggregate of $1,079,167 in remaining principle amount of the Notes, which is convertible into 1,014,064 shares of our common stock at an adjusted conversion price of $1.06 and (ii) warrants to purchase an aggregate of 950,357 shares of our common stock at an adjusted exercise price of $1.21, in addition to the warrants issued pursuant to the Extension Agreement as described in the paragraph immediately above.

Proceeds From the Private Placement (1st Installment)

The net proceeds we received from 1st installment of the AccelMed Private Placement were $3,827,820.  We received gross proceeds of $3,999,972, less $105,107, as noted below, paid to Accelmed as a reimbursement for expenses incurred, $47,045 in options paid to the placement agent, and  $20,000 for our legal and accounting fees.

Payments Made in Connection with the Private Placement

The following table sets forth the dollar amount of each payment to be made (including the value of any payments to be made in common stock) in connection with the sale of the securities that we have made or may be required to make to AccelMed, any affiliate of AccelMed or any person with whom AccelMed has a contractual relationship.

Payee	Description	Payments Made	Maximum Possible Payments under the Purchase Agreement	Maximum Possible Payments under the Warrants	Maximum Possible Payments under the Indemnification Agreements (1)	Maximum Possible Payments under the Voting Agreement (2)
AccelMed	Reimbursement of expenses incurred in connection with the AccelMed Private Placement (3)	$105,107 (3)	-	-	-	-

AccelMed	Principal payments to United Mizrahi Bank in excess of EBITDA (4)	-	Unable to estimate (4)	-	-	-

AccelMed	Indemnification	-	Unable to estimate (5)	-	Unable to estimate (6)	Unable to estimate (7)

AccelMed	Management Fee (8)	-	$100,000 per year + VAT (8)	-	-	-

AccelMed	Buy-In Obligation (9)	-	-	Unable to estimate (9)	-	-

(1) Pursuant to the Purchase Agreement, each director appointed by AccelMed to our board of directors will enter into an Indemnification Agreement with us.

(2) The Voting Agreement refers to the agreement dated June 24, 2009, by and among AccelMed, MediVision Medical Imaging Ltd. (“MediVision”), Agfa Gevaert N.V., Delta Trading and Services (1986) Ltd., and Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar.

(3) We paid AccelMed $105,107 as reimbursement for expenses incurred by it in connection with the AccelMed Private Placement, including financial and legal due diligence and negotiation and other professional services.

(4) As of the date hereof, we have outstanding indebtedness owed to Mizrahi Tefahot Bank Ltd. (“United Mizrahi Bank”) in the amount of $1,500,000.  If during the year ended December 31, 2010, the aggregate amount of the principal payments that we make to Mizrahi Tefahot Bank exceeds our Earnings Before Interest, Taxes and Amortization (“EBITDA”) for the year ended December 31, 2010, then within three business days after we file our audited financial statements for the year ended December 31, 2010 with the Commission, we must issue to Accelmed, shares of our common stock in an amount equal to the aggregate amount of the principal payments made to United Mizrahi Bank during the year ended December 31, 2010 minus EBITDA divided by 0.41522.  Such shares will be issued without receipt of any additional consideration from Accelmed.  At this time, we are unable to determine if any such payment will be required and if required, the amount of such payment.

(5) If AccelMed or any of its affiliates incur any expenses or losses in any action or proceeding based on (1) any untrue statement or alleged untrue statement contained in the registration statement (including amendments and supplements thereto) registering the Securities issued under the Purchase Agreement, (2) omission or alleged omission of a material fact required to be stated therein or necessary to make the statements in such registration statement not misleading, (3) a breach of any of our representations, warranties or covenants in the Purchase Agreement, or (4) any liability, restriction or obligation imposed on us or any of our subsidiaries or any material adverse effect suffered by us or any of our subsidiaries as a result of or in connection with our purchase of substantially all of MediVision’s assets, we will reimburse AccelMed or its affiliates, as applicable, for legal and other expenses reasonably incurred in connection with defending or resolving such matters.  We are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(6) Pursuant to the terms of Indemnification Agreements, any director nominated by AccelMed who becomes involved in a proceeding by reason of the fact of such director’s status as a director, officer, employee of our company, we agreed to advance to or reimburse such director, funds for any and all reasonable expenses incurred in connection therewith.  We are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(7) In the event that any suit or action is instituted to enforce any provision in the Voting Agreement, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to the Purchase Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.  We are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(8) We must pay AccelMed an annual management fee of $20,000 plus VAT (to the extent applicable) per each director nominated by it who is not one of our employees.  AccelMed may nominate up to four directors and one director jointly with MediVision.

(9) If we fail to deliver a certificate of our common stock representing the common stock underlying the 1st Installment Warrant, which has been exercised in full or part, within three trading days from the date requested and if on or after such day the holder, of the Warrant purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder, shares the holder anticipated receiving from us in connection with the warrant exercise, (such total purchase price, the “Buy-In Price”), then we shall, either (i) pay to the holder cash in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) or (ii) promptly honor our obligation to deliver to the holder the shares of our common stock underlying the warrant exercise and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of common stock to be delivered pursuant to the warrant exercise, times (B) the closing bid price on the date of exercise.

PLAN OF DISTRIBUTION

The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares: ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resales by the broker-dealer for its own account; an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions; broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share; a combination of any of these methods of sale; or any other method permitted by applicable law.

The sale price to the public may be: the market price prevailing at the time of sale; a price related to the prevailing market price; at negotiated prices; or a price the selling security holders determines from time to time.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If the selling security holders default on a margin loan, the broker may, from time-to-time, offer and sell the pledged shares. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If the selling security holders inform us that they entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Ophthalmic Imaging Systems is required to pay all fees and expenses incident to the registration of the shares and has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share. As of January 11, 2011, we had 30,304,151 shares of our common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of our capital stock.

Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

Preferred Stock

Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of our common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stock shareholders from initiating a change in control of our company or reduce the rights of common shareholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

Warrants Issued on June 24, 2009

On June 24, 2009, we issued to AccelMed a warrant to purchase 3,211,076 shares of our common stock.  This warrant is exercisable at $1.00 per share and expires on June 24, 2012.  The exercise price will be adjusted and the number of shares of our common stock to be issued upon exercise of the 1st Installment Warrant will be adjusted upon the occurrence of the payment of a stock dividend or a stock split. In addition, the 1st Installment Warrant includes certain anti-dilution provisions which are triggered if we issue or sell any of our common stock, securities convertible into our common stock, any right to purchase shares of or reprice any of our common stock at an effective per share selling price less than $1.00 per share. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence, the exercise price of the 1st Installment Warrant will be adjusted pursuant to a weighted-average formula.

On June 24, 2009, we issued to Tail Wind and Solomon warrants to purchase an aggregate of 500,000 shares of our common stock.  These warrants have an exercise price of $1.00 per share and expire on June 24, 2012. The exercise price of the warrants will be adjusted and the number of shares of our common stock to be issued upon exercise of the warrants will be adjusted upon the occurrence of, among other things, the payment of stock dividend or a stock split. In addition, the warrants include certain anti-dilution provisions if we issue or sell any of our common stock or convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of our common stock or directly or indirectly effectively reduces the conversion, exercise or exchange price for any convertible securities that are currently outstanding, at or to an effective per share selling price which is less than the greater of (i) the closing price on the trading day next preceding such issue or sale or, in the case of issuances to holders of our common stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options, or (ii) the then applicable exercise price. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence the exercise price of the warrants will be adjusted pursuant to a weighted-average formula.  We may not effect any exercise of the warrants and each holder of these warrants is not permitted to exercise the warrants into shares of our common stock if such exercise would give such holder a beneficial ownership of more than 9.99% of the outstanding shares of our common stock. This 9.99% limitation may be waived by each holder upon not less than 61 days prior notice to us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None of the principal accountant’s reports on the financial statements for either of the past two years contains an adverse opinion or disclaimer of opinion, and none was modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Perry-Smith LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling Ophthalmic Imaging Systems pursuant to the foregoing provisions, Ophthalmic Imaging Systems has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401. Their telephone number is (303) 262-0600.

INTEREST OF EXPERTS AND COUNSEL

The consolidated financial statements appearing in this Prospectus and Registration Statement have been audited by Perry-Smith, LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The validity of the shares of common stock offered under this prospectus was passed upon by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules to the registration statement. The statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, are not necessarily complete and we refer you to the copy of the agreement or document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can request copies of the registration statement by writing to the Securities and Exchange Commission and paying a fee for the copying cost. You may read and copy the registration statement of which this prospectus is part at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we file periodic reports, proxy statements and other information with the SEC. This registration statement and future filings will be available for inspection and copying at the SEC’s Public Reference Room and the website of the SEC referred to above. These documents are also publicly available, free of charge, on our website, http://www.oisi.com.

This prospectus includes statistical data that were obtained from industry publications. These industry publications generally indicate that the authors of these publications have obtained information from sources believed to be reliable but do not guarantee the accuracy and completeness of their information. While we believe these industry publications to be reliable, we have not independently verified their data.

OPHTHALMIC IMAGING SYSTEMS

Ophthalmic Imaging Systems:	Page

September 30, 2010
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009	F-1
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2010 and 2009	F-2
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the Three and Nine Months ended September 30, 2010 and 2009	F-3
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2010 and 2009	F-4
Notes to Unaudited Condensed Consolidated Financial Statements	F-5

December 31, 2009
Report of Independent Registered Public Accounting Firm	F-10
Consolidated Balance Sheets as of December 31, 2009 and 2008	F-11
Consolidated Statements of Operations for the Years Ended December 31, 2009 and 2008	F-13
Consolidated Statements of Comprehensive Loss for the Years Ended December 31, 2009 and 2008	F-14
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2009 and 2008	F-15
Consolidated Statements of Cash Flow for the Years Ended December 31, 2009 and 2008	F-16
Notes to Consolidated Financial Statements	F-17

MediVision Medical Imaging, Ltd.:

September 30, 2009
Unaudited Consolidated Balance Sheets as of September 30, 2009 and 2008, and December 31, 2008	F-44
Unaudited Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2009 and 2008, and for the Year Ended December 31, 2008	F-46
Unaudited Consolidated Statement of Changes in Equity for the Nine Month period ending September 30, 2009, and 2008	F-47
Unaudited Consolidated Statements of Cash Flows for the Three and Nine Months ended September 30, 2009 and 2008, and for the Year Ended December 31, 2008	F-49
Notes to Unaudited Consolidated Financial Statements	F-51

December 31, 2008
Report of Independent Registered Public Accounting Firm	F-59
Consolidated Balance Sheet as of December 31, 2008	F-60
Consolidated Statement of Operations for the Year Ended December 31, 2008	F-61
Consolidated Statement of Changes in Equity for the Year Ended December 31, 2008	F-62
Consolidated Statement of Cash Flows for the Year Ended December 31, 2008	F-63
Notes to Consolidated Financial Statements	F-64

Pro Forma Financial Statements:

September 30, 2009
Unaudited Pro Forma Combined Balance Sheet as of September 30, 2009	F-103
Unaudited Pro Forma Combined Statement of Operations for the Nine Months ended September 30, 2009	F-104
Notes to Unaudited Pro Forma Combined Financial Statements	F-106

December 31, 2008
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2008	F-105
Notes to Unaudited Combined Pro Forma Financial Statements	F-106

OPHTHALMIC IMAGING SYSTEMS

2,460,329

Shares

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

_________, 2010

Ophthalmic Imaging Systems Condensed Consolidated Balance Sheets (Unaudited)

Assets	September 30, 2010	December 31, 2009
Current assets:
Cash and cash equivalents	$4,789,069	$5,406,239
Accounts receivable, net	4,151,638	2,710,987
Inventories, net	1,831,941	991,325
Prepaid expenses and other current assets	391,664	179,451
Total current assets	11,164,312	9,288,002

Restricted cash	-	158,213
Furniture and equipment, net of accumulated depreciation of $1,240,863 and $1,076,084 respectively	491,264	481,394
Capitalized imaging software, net of accumulated amortization of $294,413 and $168,236, respectively	210,298	336,475
Capitalized software development, net of accumulated amortization of $671,320 and $383,612, respectively	479,511	767,220
AcerMed asset purchase, net of accumulated amortization of $332,542 and $190,024, respectively	237,535	380,053
Goodwill	807,000	807,000
Customer relationship intangible assets and other intangible assets, net of accumulated amortization of $56,727 and $11,636, respectively	632,929	680,364
Prepaid financing	-	22,195
Licensing rights intangible asset, net of accumulated amortization of $24,779 and $0, respectively	74,334	99,112
Other assets	9,635	17,349
Total assets	$14,106,818	$13,037,377

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,360,989	$867,672
Accounts payable-related party	-	41,847
Accrued liabilities	1,529,194	1,115,902
Deferred extended warranty revenue-current portion	1,782,267	1,632,491
Customer deposits	423,614	561,245
Notes payable-current portion	1,665,527	34,048
Total current liabilities	6,761,591	4,253,205
Deferred extended warranty revenue, less current portion	270,979	247,231
Line of credit	-	150,000
Notes payable, less current portion	1,202,775	2,946,179
Total liabilities	8,235,345	7,596,615
Commitments and contingencies

Equity
Ophthalmic Imaging Systems’ stockholders' equity:
Common stock, no par value, 100,000,000 shares authorized; 30,302,151 and 26,500,059 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	21,715,692	20,089,592
Additional paid-in-capital	1,099,684	420,610
Accumulated deficit	(17,337,027)	(15,536,170)
Cumulative translation adjustment	(39,319)	2,241
Total Ophthalmic Imaging Systems’ stockholders’ equity	5,439,030	4,976,273
Noncontrolling interest	432,443	464,489
Total equity	5,871,473	5,440,762
Total liabilities and stockholders' equity	$14,106,818	$13,037,377

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Ophthalmic Imaging Systems
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Sales - products	$3,824,914	$2,765,878	$10,694,430	$5,786,504
Cost of sales - products	1,492,364	1,024,093	3,849,498	2,493,988
Cost of sales – amortization	185,468	185,468	556,404	556,404

Gross profit - products	2,147,082	1,556,317	6,288,528	2,736,112

Sales – products to related parties	-	97,287	-	338,492
Cost of sales – products to related parties	-	58,524	-	201,093
Gross profit – products to related parties	-	38,763	-	137,399

Sales - service	1,099,967	$1,070,018	3,123,895	$3,116,334
Cost of sales - service	547,975	386,113	1,600,606	1,086,387
Gross profit - service	551,992	683,905	1,523,289	2,029,947

Total net sales	4,924,881	3,933,183	13,818,325	9,241,330
Cost of sales	2,225,807	1,654,198	6,006,508	4,337,872
Gross profit	2,699,074	2,278,985	7,811,817	4,903,458
Operating expenses:
Sales and marketing	1,696,581	959,282	5,017,609	2,731,518
General and administrative	592,416	478,484	1,694,318	1,649,391
Impairment related to the debt of MediVision	-	-	-	4,436,187
Research and development	956,565	692,512	2,663,263	1,813,830
Research and development – related party	-	-	-	294,014
Total operating expenses	3,245,562	2,130,278	9,375,190	10,924,940
(Loss) income from operations	(546,488)	148,707	(1,563,373)	(6,021,482)
Other income – settlement	-	-	-	1,200,000
Interest and other expense, net	48,675	(60,681)	(273,549)	(200,332)
(Loss) income from continuing operations before taxes	(497,813)	88,026	(1,836,922)	(5,021,814)
Income taxes	12,553	(2,370)	4,019	(5,023)

Net (loss) income	(485,260)	85,656	(1,832,903)	(5,026,837)
Less: noncontrolling interest’s share	(18,472)	-	(32,046)	-
Net (loss) income attributable to Ophthalmic Imaging Systems	$(466,788)	$85,656	$(1,800,857)	$(5,026,837)
Shares used in the calculation of basic and diluted net loss per share	30,301,686	26,500,059	28,305,828	20,289,626

Basic and diluted net loss per share (1)	$(0.02)	$0.00	$(0.06)	$(0.25)

(1) The amount of anti-dilutive shares for the three months ended September 30, 2010 and 2009 were 1,472,211 and 744,762, respectively.  The amount of anti-dilutive shares for the nine months ended September 30, 2010 and 2009 were 1,701,127 and 509,868, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Ophthalmic Imaging Systems
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net loss attributable to Ophthalmic Imaging Systems	$(466,788)	$85,656	$(1,842,417)	$(5,026,837)
Other comprehensive loss (loss)
Foreign currency translation	59,338	-	(41,560)	-
Comprehensive net loss (income)	$(407,450)	$85,656	$(1,842,417)	$(5,026,837)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Ophthalmic Imaging Systems
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2010	2009
Operating activities:
Net loss	$(1,832,903)	$(5,026,837)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	171,528	160,289
Loss on disposal of equipment	3,311	16,369
Stock based compensation expense	29,100	23,656
Amortization of AcerMed software license	142,518	142,518
Amortization of imaging software	126,177	126,177
Amortization of R&D	287,708	287,709
Amortization of licensing rights intangible asset	24,779	-
Amortization of prepaid financing related to note payable	22,195	49,939
Discount related to note payable	63,846	70,174
Amortization of customer relationship intangibles	45,091	-
Impairment of debt from MediVision	-	3,152,043
Net increase in accounts receivable – customer	(1,424,675)	(1,185,490)
Provision for bad debt	(10,373)	298,183
Net decrease in accounts receivable – related party	-	441,359
Net decrease in prepaid products	-	560,000
Net (increase) decrease in inventories	(843,939)	338,778
Net (increase) in prepaid and other assets	(212,214)	(7,662)
Net decrease in other assets	6,541	60,736
Net (decrease) increase in accounts payable – related parties	(61,542)	33,774
Net increase in other liabilities other than short-term borrowings	957,166	2,455
Net cash used in operating activities	(2,505,686)	(455,830)
Investing activities:
Acquisition of furniture and equipment	(182,365)	(116,740)

Financing activities:
Principal payments on notes and leases payable	(10,479)	(735,893)
Notes payable - Abraxas	109,758	-
Lease payable	24,052	-
Stock Issued	673	-
Payments for financing fees	(22,960)	(105,107)
Proceeds from equity investment	1,999,967	3,999,972
Net cash provided by financing activities	2,101,011	3,158,972

Effect of exchange rate changes on cash and cash equivalents	(30,130)	-

Net (decrease) increase in cash and equivalents	(617,170)	2,586,402
Cash and equivalents, beginning of the period	5,406,239	2,224,625

Cash and equivalents, end of the period	$4,789,069	$4,811,027

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Notes to Condensed Consolidated Financial Statements

Three and Nine Month Periods ended September 30, 2010 and 2009

(Unaudited)

Note 1.	Basis of Presentation

The accompanying unaudited condensed consolidated balance sheet as of September 30, 2010, condensed consolidated statements of operations for the three and nine months ended September 30, 2010 and 2009, and the consolidated comprehensive income (loss), and consolidated cash flows for the nine months ended September 30, 2010 and 2009 have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and notes thereto included in the Annual Report of Ophthalmic Imaging Systems’ (the “Company”) for the year ended December 31, 2009 on Form 10-K. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations for the periods presented. The results of operations for the period ended September 30, 2010 are not necessarily indicative of the operating results expected for the full year.  Certain reclassifications have been made to prior period amounts to conform to classifications adopted in the current period.

Note 2.	Inventories

Inventories, which consist primarily of purchased system parts, subassemblies and assembled systems, are stated at the lower of cost (determined using the first-in, first-out method) or market.

Inventories consist of the following:

	As of September 30, 2010	As of December 31, 2009
Raw materials	$427,765	$240,953
Work-in-process	594,846	392,440
Finished goods	809,330	357,932
	$1,831,941	$991,325

Note 3.	Loss Per Share

Basic loss per share which excludes dilution, is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other agreements to issue common stock, such as stock options, warrants or convertible debt, result in the issuance of common stock, which shares in the earnings of the Company. The treasury stock method is applied to determine the dilutive effect of convertible or exercisable securities in computing diluted earnings per share. The Company currently is in a loss position and does not calculate diluted earnings per share.

Note 4.	Related Party Transactions

U.M. AccelMed, Limited Partnership

As of September 30, 2010, U.M. AccelMed, Limited Partnership, an Israeli limited partnership (“AccelMed”) is our largest shareholder with 13,338,603 shares of our common stock or 44%.  On June 24, 2009 AccelMed acquired 9,633,228 shares and a warrant to purchase up to 3,211,076 shares of our common stock for an aggregate purchase price of $3,999,972.  This 1st installment warrant has an exercise price of $1.00 per share and expires on June 23, 2012. On May 26, 2010 the 2nd and final installment was completed, under which we issued to AccelMed 3,581,089 shares and a warrant to purchase up to 1,193,696 shares for an aggregate purchase price of $1,999,967. The 2nd installment warrant has an exercise price of $1.00 per share and expires on June 23, 2012.  The remaining 124,286 shares of common stock were purchased from MediVision Medical Imaging Ltd. on January 6, 2010 at a purchase price of $0.70 per share.

MediVision Medical Imaging Ltd.

As of September 30, 2010, MediVision Medical Imaging Ltd., an Israeli corporation (“MediVision”), is our second largest shareholder with 9,112,446 shares of our common stock, or 30.1%.

On October 21, 2009 we purchased substantially all the assets of MediVision (the “MediVision Asset Purchase”). At September 30, 2010, the carrying value of the assets acquired from MediVision were as follows: intangible assets related to customer relationships were $433,929, intangible assets related to the Electro-optical Unit were $199,000, and goodwill was $807,000. During the three and nine months ended September 30, 2010, the Company recognized revenue of $357,931 and $945,339 and net losses of $36,399 and $207,811, related to the business operations purchased in connection with the MediVision Asset Purchase. At September 30, 2010 the noncontrolling interest related to the business operations purchased from MediVision was $432,443.

Escrow Agreement

Pursuant to the terms of the MediVision Asset Purchase Agreement (the “APA”) an Escrow Agreement (the “Escrow Agreement”) between us, MediVision and Stephen L. Davis, Esq. dated June 24, 2009, MediVision deposited 3,793,452 shares (the “Escrow Shares”) of our common stock into escrow.  If MediVision failed to make certain payments under the APA, the Escrow Shares would have been distributed to us or sold and the proceeds thereof distributed to us.  The primary obligation that MediVision agrees to satisfy and discharge by April 15, 2011 is its obligation under the ELOP Settlement Agreement.  This amount, according to the Settlement Agreement, is not to exceed $250,000.  The agreement will terminate upon the later of (i) October 21, 2011 or (ii) the satisfaction and discharge of the $1,800,000 claim made by the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor to MediVision.  MediVision satisfied the obligation under the ELOP Settlement Agreement on June 28, 2010 and the $1,800,000 claim made by the Office of Chief Scientist of the Israeli Ministry of Industry, Trade & Labor on November 16, 2009.

Relationships
Gil Allon (our Chief Executive Officer), together with Noam Allon, President and Chief Executive Officer of MediVision, Gil Allon’s brother and a former director of OIS own 15.69% of MediVision’s ordinary shares. Ariel Shenhar (our Chief Financial Officer) owns 0.58% of MediVision’s ordinary shares.

CCS Pawlowski GmbH

CCS Pawlowski GmbH, a German corporation (“CCS”), was formerly a subsidiary of MediVision which owned 63% of CCS’ ownership interests.  We acquired this ownership interest in connection with the MediVision Asset Purchase. After completion of the MediVision Asset Purchase all inter-company sales were eliminated upon consolidation.

MediStrategy, Ltd.

Effective January 1, 2010, OIS Global entered an agreement with MediStrategy Ltd., an Israeli company owned by Noam Allon (“MS”), for Mr. Allon’s consulting services. Under the agreement, MS will be compensated approximately $18,000 monthly effective January 1, 2010 through December 31, 2010.

Note 5.
Share-based Compensation

At September 30, 2010, we have five active stock-based compensation plans (the “Plans”).  Options granted under these plans generally have a term of ten years from the date of grant unless otherwise specified in the option agreement.  The plans generally expire ten years from the inception of the plans.  The majority of options granted under these agreements have a vesting period of three to four years.  Incentive stock options under these plans are granted at fair market value on the date of grant and non-qualified stock options granted can not be less than 85% of the fair market value on the date of grant.

A summary of the changes in stock options outstanding under our equity-based compensation plans during the three months ended September 30, 2010 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2010	3,584,926	$0.60	6.65	$537,739
Granted	208,964	$0.91	9.29	--
Exercised	(1,223)	$0.55	--	--
Forfeited/Expired	(6,110)	$0.55	--	--
Outstanding at September 30, 2010	3,786,557	$0.62	6.57	$1,060,236
Exercisable at September 30, 2010	2,734,571	$0.56	3.57	$929,754

We use the Black-Scholes-Merton option valuation model to determine the fair value of stock-based compensation. The Black-Scholes-Merton model incorporates various assumptions including the expected term of awards, volatility of stock price, risk-free rates of return and dividend yield. The expected term of an award is generally no less than the option vesting period and is based on our historical experience. Expected volatility is based upon the historical volatility of our stock price. The risk-free interest rate is approximated using rates available on U.S. Treasury securities with a remaining term equal to the option’s expected life. We use a dividend yield of zero in the Black-Scholes-Merton option valuation model as we do not anticipate paying cash dividends in the foreseeable future.

As of September 30, 2010, we had $31,388 of unrecognized expenses related to non-vested stock-based compensation, which is expected to be recognized through 2013.  The total fair value of options vested and the incremental expense for stock-based compensation during the three and nine months ended September 30, 2010 was $9,806 and $28,600, respectively. The total fair value of options vested and the incremental expense for stock-based compensation during the three and nine months ended September 30, 2009 was $6,945 and $23,656, respectively.

In calculating compensation related to stock option grants for the three and nine months ended September 30, 2010, the fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option-pricing model and the following weighted average assumptions: dividend yield none; expected volatility of 46.74%, risk-free interest rate of 3.69% and expected term of 10 years. The computation of expected volatility used in the Black-Scholes-Merton option-pricing model is based on the historical volatility of our share price. The expected term is estimated based on a review of historical and future expectations of employee exercise behavior.

In connection with the 1st installment of the AccelMed private placement, we also issued to the placement agent, an option to purchase 123,500 shares of our common stock at an exercise price of $0.01 per share. This option expires on June 23, 2012. We recorded the fair value of the options using the Black-Scholes-Merton option valuation model, as a reduction to our common stock and an increase in additional paid-in-capital in the amount of $47,045.

In connection with the 2nd installment of the AccelMed private placement, we issued to the placement agent, an option to purchase 36,464 shares of our common stock at an exercise price of $0.01 per share. This option expires on May 26, 2013. We recorded the fair value of the options using the Black-Scholes-Merton option valuation model, as a reduction to our common stock and an increase in additional paid-in-capital in the amount of $18,491.

Abraxas Medical Solutions (“Abraxas”)

As of September 30, 2010, we had $832 of unrecognized expenses related to non-vested stock-based compensation, which is expected to be recognized through 2011.  The total fair value of options vested and the incremental expense for stock-based compensation during the three and nine months ended September 30, 2010 was $166 and $499, respectively.

Note 6.
Convertible Notes

In 2007 and 2009, we issued to The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. (the “Holders”) an aggregate of $2,750,000 in principal amount of our 6.5% Convertible Notes due October 31, 2011 (the “Notes”) and warrants to purchase shares of our common stock.

The conversion and exercise prices of the Notes and Warrants, as applicable, and the number of shares of our common stock to be issued upon conversion of the Notes or exercise of the Warrants will be adjusted upon the occurrence of, among other things, the payment of stock dividend or a stock split. In addition, the Notes and the Warrants include certain anti-dilution provisions if we issue or sell any of our common stock or convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of our common stock, or directly or indirectly effectively reduces the conversion, exercise or exchange price for any convertible securities that are currently outstanding, at or to an effective per share selling price which is less than the greater of (i) the closing price on the trading day next preceding such issue or sale or, in the case of issuances to holders of our common stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options, or (ii) the then applicable conversion price. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence the conversion and exercise prices of the Notes and Warrants will be adjusted pursuant to a weighted-average formula.

Pursuant to these anti-dilution provisions, in connection with the issuances of securities to U.M. AccelMed, Limited Partnership (“AccelMed”) on June 24, 2009 and May 26, 2010, we reduced the conversion price of the Notes from $1.64 to $1.06 per share and the exercise price of the warrants issued in October 2007 from $1.87 to $1.21.  Accordingly, the Holders may receive an aggregate of an additional 371,157 and 333,686 shares of common stock under the Notes and warrants issued in October 2007, respectively. We considered the additional warrant shares to be issued as the result of the anti-dilutive provisions to be equity instruments because the warrants can be exercised or traded independently of the debt.

As of September 30, 2010 the remaining principal balance on the notes was $1,125,000 which is convertible into 1,057,132 shares of our common stock at an adjusted conversion price of $1.06 per share. The Holders also held, as of September 30, 2010, warrants to purchase an aggregate of 950,357 shares of our common stock at an exercise price of $1.21 per share that expire on October 29, 2012 and warrants to purchase aggregate of 500,000 shares of our common stock at an exercise price of $1.00 per share that expire on June 24, 2012.  Our next principal payment on the notes will be due February 28, 2011.

We computed the intrinsic value of the effective conversion price based on the proceeds received for or allocated to the convertible instrument for the embedded conversion option.  Thus, we first allocated the proceeds to the convertible instrument (the notes) and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis. We then calculated the effective conversion used to measure the intrinsic value, if any, of the embedded conversion option based on the Black-Scholes-Merton option valuation model.  We adjust for the changes in the Black-Scholes-Merton option valuation model at each reporting period. At September 30, 2010 the embedded conversion option of the debt did not have an intrinsic value. The impact of this adjustment to our 2010 financial statements to date is an increase to interest expense of $118,361 a decrease to the discount on the Notes of $15,452 and an increase to additional paid-in-capital of $48,394.

As of September 30, 2010, the following weighted average assumptions were used: dividend yield none, expected volatility of 51.01%, risk-free interest rate of 0.73%, and expected term of 2.08 years. As of September 30, 2010, there was $179,565 of additional paid-in-capital and $21,547 of discount related to the warrants.

Note 7.
Warranty Obligations

We generally offer a one-year warranty to our customers.  Our warranty requires us to repair or replace defective products during the warranty period. At the time product revenue is recognized, we record a liability for estimated costs that may be incurred under our warranties.  The costs are estimated based on historical experience and any specific warranty issues that have been identified.  The amount of warranty liability accrued reflects our best estimate of the expected future cost of honoring our obligations under the warranty plans.  We periodically assess the adequacy of our recorded warranty liability and adjust the balance as necessary.

The following provides a reconciliation of changes in our warranty reserve:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Warranty balance at beginning of period	$162,600	$83,425	$90,000	$67,000
Reductions for warranty services provided	(69,512)	(71,038)	(153,712)	(130,463)
Changes for accruals in current period	73,100	88,101	229,900	169,951
Warranty balance at end of period	$166,188	$100,488	$166,188	$100,488

Note 8.
Segment Reporting

Our business consists of two operating segments: OIS and Abraxas, our wholly-owned subsidiary.  Our management reviews Abraxas’ results of operations separately from that of OIS. Our operating results for Abraxas exclude income taxes. The provision for income taxes is calculated on a consolidated basis, and accordingly, is not presented by segment. It is excluded from the measure of segment profitability as reviewed by our management. CCS does not meet the materiality requirements for segment reporting and accordingly, CCS’ financial information is reported as “Other” in the table within this note below.

We evaluate our reporting segments in accordance with FASB Accounting Standards Codification Topic 280, Segment Reporting (“Topic 280”). Our Chief Financial Officer (“CFO”) has been determined to be the Chief Operating Decision Maker as defined by Topic 280. The CFO allocates resources to Abraxas based on its business prospects, competitive factors, net sales and operating results.

All significant intercompany balances and transactions have been eliminated in consolidation.

The following presents our financial information by segment for the three and nine months ended September 30, 2010 and 2009:

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
Statements of Operations:	2010	2009	2010	2009

Net sales:
OIS	$3,972,735	$3,575,554	$10,868,661	$8,275,354
Abraxas	791,581	357,629	2,386,142	965,976
Other	160,565	-	563,522	-
Total	$4,924,881	$3,933,183	$13,818,325	$9,241,330

Gross profit:
OIS	$2,438,668	$2,260,581	$6,749,797	$4,897,980
Abraxas	197,403	18,404	808,609	5,478
Other	63,003	-	253,411	-
Total	$2,699,074	$2,278,985	$7,811,817	$4,903,458

Operating (loss) income:
OIS	$90,688	$653,666	$(9,348)	$(4,402,103)
Abraxas	(597,937)	(504,959)	(1,499,231)	(1,619,379)
Other	(39,239)	-	(54,794)	-
Total	$(546,488)	$148,707	$(1,563,373)	$(6,021,482)

Net (loss) income -consolidated:	$(485,260)	$85,656	$(1,832,903)	$(5,026,837)

PERRY-SMITH
THE POWER OF CONFIDENCE

Perry-Smith LLP
400 Capitol Mall | Suite 1200
Sacramento, CA 95814
www.perry-smith.com
916.441.1000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Ophthalmic Imaging Systems

As discussed in Note 1, as of December 31, 2008, the Company capitalized $1,047,047 of costs related to a proposed merger with Medivision Medical Imaging, Ltd. The merger was formally terminated on March 16, 2009. As a result, and in conjunction with the adoption of Financial Accounting Standards Board, Accounting Standards Codification Topic 805, *Business Combinations*, the Company expensed these costs in 2009 on a retrospective basis.

We were not required or engaged to examine the effectiveness of the Company's internal control over financial reporting as of December 31, 2009 and, accordingly, we do not express an opinion thereon.

Perry-Smith LLP

Sacramento, California
March 24, 2010

Sacramento | San Francisco

OPHTHALMIC IMAGING SYSTEMS
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$5,406,239	$2,224,625
Accounts receivable, net of allowance for doubtful accounts of $434,949 and $210,146 as of December 31, 2009 and 2008, respectively	2,710,987	1,698,093
Receivables from related parties	-	500,365
Notes receivable from related party	-	2,878,234
Inventories	991,325	1,206,733
Prepaid expenses and other current assets	179,451	233,418
Total current assets	9,288,002	8,741,468

Restricted cash	158,213	158,031
Furniture and equipment, net	481,394	409,280
Licensing agreement	-	273,808
Prepaid products	-	560,000
Capitalized imaging software	336,475	504,711
Capitalized software development	767,220	1,150,831
AcerMed asset purchase	380,053	570,077
Goodwill	807,000	-
Customer relationship intangible assets	481,364	-
Other intangible assets	199,000	-
Prepaid financing	22,195	88,780
Other assets	116,461	167,723
Total assets	$13,037,377	$12,624,709

(Continued)

OPHTHALMIC IMAGING SYSTEMS
CONSOLIDATED BALANCE SHEETS
(Continued)

	December 31,
	2009	2008
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$867,672	$831,980
Accounts payable related party	41,847	--
Accrued liabilities	1,115,902	1,072,551
Deferred extended warranty revenue – current portion	1,632,491	1,522,308
Customer deposits	561,245	101,678
Notes payable - current portion	34,048	1,611,063
Total current liabilities	4,253,205	5,139,580

Deferred extended warranty revenue, less current portion	247,231	388,516
Line of credit	150,000	150,000
Notes payable, less current portion	2,946,179	500,159
Total liabilities	7,596,615	6,178,255

Commitments and contingencies

Ophthalmic Imaging Systems stockholders’ equity:
Common stock, no par value, 100,000,000 shares authorized; 26,500,059 and 16,866,831 shares issued and outstanding at December 31, 2009 and 2008, respectively	20,089,592	16,504,773
Additional paid in capital	420,610	966
Accumulated deficit	(15,536,170)	(10,059,285)
Cumulative translation adjustment	2,241	-
Total Ophthalmic Imaging Systems’ stockholders’ equity	4,976,273	6,446,454

Noncontrolling Interest	464,489	-
Total liabilities and stockholders’ equity	$13,037,377	$12,624,709

The accompanying notes are an integral
part of these consolidated financial statements.

OPHTHALMIC IMAGING SYSTEMS
CONSOLIDATED STATEMENT OF OPERATIONS
For the Years Ended December 31, 2009 and 2008

	2009	2008

Sales – products	$9,530,555	$7,990,300
Cost of sales – products	3,799,236	3,811,212
Cost of sales – amortization	741,871	-
Gross profit – products	4,989,448	4,179,088

Sales – products to related parties	338,492	822,980
Cost of sales – products to related parties	201,093	444,186
Gross profit –products to related parties	137,399	378,794

Sales – service	3,700,253	3,677,837
Cost of sales – service	1,500,079	1,513,085
Gross profit – service	2,200,174	2,164,752

Net revenues	13,569,300	12,491,117
Cost of sales	6,242,279	5,768,483
Gross profit	7,327,021	6,722,634

Operating expenses:
Sales and marketing	4,124,480	4,034,816
General and administrative	2,255,389	2,070,212
Impairment related to the debt of MediVision	4,436,187	-
Research and development	2,559,478	332,123
Research and development-related parties	294,014	1,887,537

Total operating expenses	13,669,548	8,324,688

Loss from operations	(6,342,527)	(1,602,054)
Other income (expense):
Interest expense	(215,729)	(145,255)
Other expense	(186,592)	(173,890)
Interest income	63,239	234,675
Other income-legal settlement	1,200,000	-

Total other income (expense)	860,918	(84,470)

Net loss before provision for income tax expense	(5,481,609)	(1,686,524)

Provision for income tax expense	(3,787)	(1,299,000)

Net loss	(5,485,396)	(2,985,524)

Less: Noncontrolling interest’s share	8,511	-

Net loss attributable to Ophthalmic Imaging Systems	$(5,476,885)	$(2,985,524)

Basic loss per share	$(0.25)	$(0.18)

Shares used in the calculation of basic loss per share	21,842,234	16,866,831

The amount of anti-dilutive shares for the twelve months ended December 31, 2009 and 2008 are 520,748 and 69,167, respectively.

The accompanying notes are an integral
part of these consolidated financial statements.

OPHTHALMIC IMAGING SYSTEMS
CONSOLIDATED STATEMENT OF OPERATIONS
As of and For the Years Ended December 31, 2009 and 2008

	2009	2008

Net loss attributable for Ophthalmic Imaging Systems	$(5,476,885)	$(2,985,524)

Other comprehensive income
Foreign currency translation	2,241	-

Comprehensive net loss	$(5,474,644)	$(2,985,524)

The accompanying notes are an integral
part of these consolidated financial statements.

OPHTHALMIC IMAGING SYSTEMS
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2009 and 2008

	Ophthalmic Imaging Systems’ Shareholders’ Equity
	Common Stock		Additional Paid in	Accumulated	Cumulative	Non-Controlling	Total Stockholders’
	Shares	Amount	Capital	Deficit	Translation	Interest	Equity
Balance, January 1, 2008	16,866,831	$16,474,720	$191,104	$(7,073,761)	—	—	$9,592,063
Stock based compensation	—	30,053	—	—	—	—	30,053
Additional paid in capital – convertible note & warrants	—	—	(190,138)	—	—	—	(190,138)
Net loss	—	—	—	(2,985,524)	—	—	(2,985,524)

Balance, December 31, 2008	16,866,831	16,504,773	966	(10,059,285)	—	—	6,446,454

Stock based compensation	—	32,220	—	—	—	—	32,220
Stock issuance, net of $158,899 issuance cost and $288,473 warrant fair market value	9,633,228	3,552,599	288,473	—	—	—	3,841,072
Additional paid in capital – convertible note & warrants	—	—	131,171	—	—	—	131,171
Noncontrolling interest	—	—	—	—	—	$473,000	473,000
Cumulative translation	—	—	—	—	$2,241	—	2,241
Net loss	—	—	—	(5,476,885)	—	(8,511)	(5,485,396)
Balance, December 31, 2009	26,500,059	$20,089,592	$420,610	$(15,536,170)	$2,241	$464,489	$5,440,762

The accompanying notes are an integral
part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(5,485,396)	$(2,985,524)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	237,224	187,796
Loss (gain) on disposal of asset	207	(2,114)
Stock based compensation expense	32,220	30,053
Discount related to note payable	131,171	(23,817)
Change in accounts receivable	(1,043,376)	832,268
Provision for bad debt	224,803	5,482
Change in accounts receivable – related parties	-	(103,059)
Write-off of MediVision assets	3,152,042	-
Change in related party receivable	500,365	-
Change in prepaid products	560,000	-
Change in inventories	307,939	(460,391)
Change in prepaid expenses and other current assets	53,967	274,314
Amortization of prepaid financing related to note payable	66,585	59,585
Amortization of Symphony Web software	168,236	-
AcerMed software license amortization	573,635	-
Change in other assets	49,317	10,187
Change in accounts payable	(13,968)	105,407
Change in accounts payable – related parties	41,847	-
Change in accrued liabilities	(51,501)	(364,762)
Change in deferred extended warranty revenue	(31,102)	306,509
Change in customer deposits	463,782	46,244
Change in deferred tax asset	-	1,342,000
Net cash used in operating activities	(62,003)	(739,822)

Cash flows from investing activities:
AcerMed asset purchase	-	(479,262)
Advance to related parties	-	(1,731,362)
Development of imaging software	-	(424,244)
Software development capitalization	-	(1,150,831)
Other capitalized software investments	-	(88,418)
Licensing rights	-	(24,112)
Patents	-	59,483
APA acquisition, net of cash acquired	(1,235,523)
Acquisition of furniture and equipment	(132,951)	(178,125)
Net cash used in investing activities	(1,368,474)	(4,016,871)

Cash flows from financing activities:
Principal payments on notes payable	(732,984)	(648,966)
Proceeds from note payable, United Mizrahi Bank	1,500,000	-
Proceeds from sale of stock, net of expenses	3,999,971	-
Stock issuance costs (payment of due diligence)	(158,899)	-
Net cash provided by (used in) financing activities	4,608,088	(648,966)

Effect of exchange rate changes on cash and cash equivalents	4,003	-

Net increase (decrease) in cash and cash equivalents	3,181,614	(5,405,659)
Cash and cash equivalents, beginning of the year	2,224,625	7,630,284
Cash and cash equivalents, end of the year	$5,406,239	$2,224,625

Supplemental schedule of cash flow information:
Cash paid for taxes	$12,405	$5,619
Cash paid for interest	$19,987	$120,225

The accompanying notes are an integral
part of these consolidated financial statements.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ophthalmic Imaging Systems (the “Company,” “OIS,” “we,” “us” or “our”) was incorporated under the laws of the State of California on July 14, 1986. We are headquartered in Sacramento, California and are engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by practitioners in the ocular health field. Our products are used for a variety of standard diagnostic test procedures performed in most eye care practices.

Principals of Consolidation

In January 2008, the Company, through Abraxas Medical Solutions, Inc., a wholly-owned subsidiary (“Abraxas”), purchased substantially all of the assets of AcerMed, Inc., a leading software developer for Electronic Medical Records (EMR) and Practice Management (PM) software.

On October 21, 2009, the Company completed its Asset Purchase transaction with MediVision to purchase substantially all the assets of MediVision, which was completed on October 21, 2009. Such assets include the European operations which consisted of MediVision’s business as conducted by CCS Pawlowski GmbH (“CCS”) and its branch office in Belgium (the “OIS Europe”). Accordingly, the Company began consolidating the results of operations of CCS and OIS Europe as of October 21, 2009.

The consolidated financial statements include the accounts of OIS, Abraxas, the 63% investment in CCS, OIS Europe, and OIS Global. All significant intercompany balances and transactions have been eliminated in consolidation.

Foreign currencies

The consolidated financial statements are presented in the reporting currency of Ophthalmic Imaging Systems, U.S. Dollars (“USD”). The functional currency for the Company’s wholly-owned subsidiary, OIS Europe and its 63% investment in CCS, is the European Union Euro (€).    Accordingly, the balance sheet of OIS Europe and CCS is translated into USD using the exchange rate in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates in effect during the period. Translation differences are recorded directly in shareholders’ equity as “Foreign currency translation adjustment.” Gains or losses on transactions denominated in a currency other than the subsidiaries’ functional currency which arise as a result of changes in foreign exchange rates are recorded in the statement of operations. The statement of cash flows reflects the reporting currency equivalent of foreign currency cash flows using the exchange rates in effect at the time of the cash flow.

Segment Reporting

Our business consists of two operating segments: OIS and Abraxas, our wholly-owned subsidiary.  Our management reviews Abraxas’ results of operation separately from that of OIS. Our operating results for Abraxas exclude income taxes. The provision for income taxes is calculated on a consolidated basis, and accordingly, is not presented by segment. It is excluded from the measure of segment profitability as reviewed by our management. CCS does not meet the materiality requirements for segment reporting, and accordingly, CCS’ financial information is reported as Other in the following table.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We evaluate our reporting segments in accordance with FASB Accounting Standards Codification Topic 280, Segment Reporting (“Topic 280”). Our Chief Financial Officer (“CFO”) has been determined as the Chief Operating Decision Maker as defined by Topic 280. The CFO allocates resources to Abraxas based on its business prospects, competitive factors, net sales and operating results.

All significant intercompany balances and transactions have been eliminated in consolidation.

The following presents our financial information by segment for the years ended December 31, 2009 and 2008:

2009	OIS	Abraxas	Other	Total
Statement of Operations:

Net revenues	$11,666,981	$1,752,474	$149,845	$13,569,300

Gross profit	6,812,957	401,459	112,605	7,327,021

Operating loss	(4,445,823)	(1,879,061)	(17,643)	(6,342,527)

Net loss (Consolidated)				(5,485,396)

Balance Sheet:

Assets	10,848,803	1,592,057	596,517	13,037,377

Liabilities	6,960,164	511,580	124,871	7,596,615

Stockholders’ equity	$7,343,181	$(2,361,507)	$459,088	$5,440,762

2008
Statement of Operations:

Net revenues	$12,192,867	$298,250	-	$12,491,117

Gross profit	6,872,733	(150,099)	-	6,722,634

Operating loss	(848,012)	(754,042)	-	(1,602,054)

Net loss (Consolidated)				(2,985,524)

Balance Sheet:

Assets	10,720,591	1,904,118	-	12,624,709

Liabilities	5,992,986	185,269	-	6,178,255

Stockholders’ equity	$7,231,300	$(784,846)	-	$6,446,454

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Change in Rebate Estimates

Our rebate program provides customers with an incentive to purchase system upgrades. When purchasing an upgrade, we provide the customer with a discount upon receipt of the old system. Typically, customers pay for the upgrade net of the discount and the old system is returned to us.

The quote/purchase order the customer signs includes a line item for the rebate discount, which is then calculated into the net total. The quote specifically states that the old system must be received within 30 days from the completion of the installation of the upgrade for the customer to receive the discount. We then bill the customer for the full amount. At this point we record the gross sale amount and reserve for the rebate portion of the sale.  If a customer pays the full amount and the old system has not been returned yet, we assume that the customer will return the old system and record the rebate portion of the payment in a deposit liability account. If the customer pays the net amount and the old system has not been returned, we continue to bill the customer for the rebate portion until the old system is returned or the rest of the amount due is paid.

When 30 days have elapsed from the date the upgrade has been installed and the old system has not been received, we contact the customer and ask what the customer intends to do with the old system. If the customer intends to return the system, we continue to record the reserve. If the customer disposed of the system or intends to keep the system or contact cannot be made, we bill the customer for the full price of the upgrade system and stop reserving for the rebate credit. Until then, we continue to reserve for the rebate until we receive payment for the full price of the upgrade or the old system. These arrangements are not pervasive with our customers. If the old system is not returned, we stop reserving for the rebate portion. If the old system in not returned and we have received the full invoice amount, we remove the rebate portion of the payment out of the deposit liability account and apply it to the sale. At this point we stop reserving for the rebate.

If the old system is returned, we remove the rebate portion from the reserve account and reduce the accounts receivable.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid investments with original maturities of three months or less as cash equivalents.

At December 31, 2009, the Company had deposits with carrying amounts of $5,406,239 including bank balances of $5,421,704. Federally insured balances totaled $926,354 and uninsured balances totaled $4,495,350 at December 31, 2009.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk and Export Sales

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the Company’s policy of requiring deposits from customers, the number of customers we have and their geographic dispersion. The Company maintains reserves for potential credit losses and such losses have historically been within management’s expectations. No single customer comprised 10% or more of net sales during the years ended December 31, 2009 or 2008.

Revenues from sales to customers located outside of the United States accounted for approximately 9% and 7% of net sales during the years ended December 31, 2009 and 2008, respectively.

Inventories

Inventories, which consist primarily of purchased system parts, subassemblies and assembled systems, are stated at the lower of cost (determined using the first-in, first-out method) or market.

Allowance for Doubtful Accounts

The Company generally offers customer terms of 50% deposit paid up-front, remaining 50%, less installation portion, net 15 days after shipment of product, and the installation portion after installation is complete. The allowance for doubtful accounts balance is estimated based on historical experience and any specific customer/installation issues that have been identified. The Company periodically assesses the adequacy of its recorded allowance for doubtful accounts, and adjusts the balance as necessary.

Changes in the allowance for doubtful accounts were as follows:

Allowance at January 1, 2008	$204,664
Provision	69,177
Bad debt	(63,695)

Allowance at December 31, 2008	210,146
Provision	425,598
Bad debt	(200,795)

Allowance at December 31, 2009	$434,949

Furniture and Equipment

Furniture and equipment are stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives generally range from three to seven years. The Company evaluates furniture and equipment for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Software Capitalization

In 2008, we capitalized our EMR and PM software that we acquired from AcerMed through the bankruptcy court.  This software was purchased with the intention that it would be sold, leased or marketed upon modification by our research and development team to our customers. The amount that we capitalized for this software was $570,077.  During the first three months of 2009, we began to sell this software and we began to amortize this asset using the straight-line method of amortization over the economic life of the asset, which we concluded to be three years.  Amortization expense related to these assets was $190,024 for the year ended December 31, 2009.

We also capitalized the development costs incurred to prepare this software for sale. Development costs were capitalized once technological feasibility was established. We believe that the software was technologically feasible when we began to capitalize the costs because we had worked with a model/prototype that had been in the market before our acquisition. The amount of development that we capitalized in connection with this software is $1,150,831.  During the first three months of 2009, we began to sell this software, and we began to amortize this asset using the straight-line method of amortization over the economic life of the asset, which we concluded to be three years. Amortization expense related to this asset was $383,612 for the year ended December 31, 2009.

In 2008, we also capitalized $504,711 of costs associated with the development of a web-based software once technological feasibility was established. During the first three months of 2009, we began to sell this software and we began to amortize this asset using the straight-line method of amortization over the economic life of the asset, which we concluded to be three years.  Amortization expense related to this asset was $168,236 for the year ended December 31, 2009.

Revenue Recognition

Our revenue recognition policies comply with applicable accounting rules and regulations including FASB Accounting Standards Codification Topic 985, Software, and Topic 605, Revenue, and Subtopic 25, Multiple-Element Arrangements. Under Topic 605, Subtopic 25, the multiple components of our revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for (1) product shipment, (2) installation and training services, and (3) service contracts based on performance or over the contract term as we incur expenses related to the contract revenue.

Revenue for products is recognized when title passes to the customer, which is upon shipment, provided there are no conditions to acceptance, including specific acceptance rights. If we make an arrangement that includes specific acceptance rights, revenue is recognized when the specific acceptance rights are met. In addition, consideration received from our customer agreements are reliably measurable because the amount of the consideration is fixed and no specific refund rights are included in the arrangement and, thus, such consideration is reliably measurable. We defer 100% of the revenue from sales shipped during the period that we believe may be uncollectible.

Installation revenue is recognized when the installation is complete. Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services. These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to market acceptance. There is no price reduction in the product price if the customer chooses not to have us complete the installation.

Extended product service contracts are offered to our customers and are generally entered into prior to the expiration of our one year product warranty. The revenue generated from these transactions is recognized over the contract period, normally one to four years.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We do not have a general policy for cancellation, termination, or refunds associated with the sale of its products and services.  All items are on one quote/purchase order with payment terms specified for the whole order.

Warranty Reserve

Our warranty reserve contains two components, a general product reserve recorded on a per product basis and specific reserves recorded as we become aware of system performance issues. The product reserve is calculated based on a fixed dollar amount per product shipped each quarter.  Specific reserves usually arise from the introduction of new products. When a new product is introduced, we reserve for specific problems arising from potential issues, if any. As issues are resolved, we reduce the specific reserve. These types of issues can cause our warranty reserve to fluctuate outside of sales fluctuations.

We estimate the cost of the various warranty services by taking into account the estimated cost of servicing routine warranty claims in the first year, including parts, labor and travel costs for service technicians. We analyze the gross profit margin of our service department, the price of our extended warranty contracts, factor in the hardware costs of the various systems, and use a percentage to calculate the cost per system to use for the first year manufacturer’s warranty.

Shipping and Handling Costs

Shipping and handling costs are included with cost of sales.

Advertising Costs

Advertising expenditures totaled $114,301 and $58,485, for the years ended December 31, 2009 and 2008, respectively.

Income Taxes

Deferred taxes are calculated using the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

We calculate a tax provision quarterly and determine the amount of our deferred tax asset that will more-likely-than-not be used in the future.  In doing so, we determine the amount of our unlimited and capped NOL amounts we will more likely than not be able to use, and the deferred tax asset amount related to the temporary differences of our balance sheet accounts.

FASB Accounting Standards Codification Topic No. 740, Taxes, provides the accounting for uncertainty in income taxes recognized in a company’s financial statements.  Topic No. 740 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, Topic No. 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We apply Topic No. 740 to all of our tax positions.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We do not currently allocate our taxes between us and our subsidiary, Abraxas, due to the immaterial impact of Abraxas on our tax provision.

Fair Value of Financial Instruments

At December 31, 2009 and 2008, the Company’s financial instruments included cash, cash equivalents, receivables, accounts payable, accrued liabilities and borrowings. The fair value of these financial instruments approximated their carrying value because of the short-term nature or variable rate terms of these instruments.

Loss Per Share

Basic earnings (loss) per share which excludes dilution, is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock, which shares in the earnings of the Company. The treasury stock method is applied to determine the dilutive effect of stock options in computing diluted earnings per share. The Company currently is in a loss position and does not calculate diluted earnings per share.

Stock-based Compensation

The Company uses a Black-Scholes-Merton option valuation model to determine the fair value of stock-based compensation. The Black-Scholes-Merton model incorporates various assumptions including the expected term of awards, volatility of stock price, risk-free rates of return and dividend yield. The expected term of an award is generally no less than the option vesting period and is based on the Company’s historical experience. Expected volatility is based upon the historical volatility of the Company’s stock price. The risk-free interest rate is approximated using rates available on U.S. Treasury securities with a remaining term equal to the option’s expected life. The Company uses a dividend yield of zero in the Black-Scholes-Merton option valuation model as it does not anticipate paying cash dividends in the foreseeable future.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Convertible Debt Securities and Detachable Warrants

The Company entered into a Purchase Agreement with certain accredited investors pursuant to which we issued to the purchasers, convertible notes and warrants (See Note 5. Notes Payable).

The Company computed the intrinsic value of the effective conversion price based on the proceeds received for or allocated to the convertible instrument, if any, of the embedded conversion option.  Thus, the Company first allocated the proceeds received in this financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis.  Then, the Company calculated the effective conversion used to measure the intrinsic value, if any, of the embedded conversion option based on the Black-Scholes-Merton option valuation model.  The Company adjusts for the changes in the Black-Scholes-Merton option valuation model at each reporting period. (Assumptions used are displayed in table below.)

	2009	2008
Dividend Yield	None	None
Expected Volatility	51.67	58.53
Risk Free Interest Rate	3.69	3.53
Expected terms (years)	3.00	3.83

Impact of New Financial Accounting Statements

FASB Accounting Standards Update No. 2010-8, Technical Corrections to Various Topics.

In February 2010, the FASB issued Accounting Update No. 2010-8, Technical Corrections to Various Topics, to eliminate inconsistencies and to clarify guidance on various Codification Topics. Except for certain amendments to Topic 815 and the nullification of paragraph 852-740-45-2, Update No. 2010-08 will become effective for the first reporting period beginning after issuance. Management is currently evaluating the potential impact of Accounting Standards Update No. 2010-08 on our consolidated financial results.

FASB Accounting Standards Update No. 2010-06, Fair Value Measurement and Disclosures.

In January 2010, the FASB issued Accounting Update No. 2010-06, Fair Value Measurement and Disclosures, to improve disclosures about Fair Value Measurements. The amendments in this Update will require new disclosures related to the transfer in and out of Level 1 and 2, and require that a reporting company present Level 3 activity on a gross basis rather than one net number. In addition, the amendments in this Update clarify existing disclosures related to the level of disaggregation and disclosures about inputs and valuation techniques. Update No. 2010-06 will begin to become effective for reporting periods beginning after December 15, 2009. Management is currently evaluating the potential impact of Accounting Standards Update No. 2010-06 on our consolidated financial results.

FASB Accounting Standards Update No. 2010-04, Accounting for Various Topics, Technical Corrections to SEC Paragraphs.

In January 2010, the FASB issued Accounting Update No. 2010-4, Accounting for Various Topics, Technical Corrections to SEC Paragraphs, to update SEC staff announcements for codification references. The adoption of Accounting Standards Update No. 2010-04 will not have a material impact on the consolidated financial statements.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB Accounting Standards Update No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash.

In January 2010, the FASB issued Accounting Update No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash, to clarify the accounting for a distribution to shareholders that offers the ability to elect to receive the entire distribution in cash or shares. Accounting Standards Update No. 2010-06 will be effective for reporting periods beginning after December 15, 2009. Management is currently evaluating the potential impact of Accounting Standards Update No. 2010-01 on its consolidated financial results.

FASB Accounting Standards Update No. 2009-14, Certain Revenue Arrangements That Include Software Elements, a Consensus of the FASB Emerging Issues Task Force.

In October 2009, the FASB issued Accounting Standards Update No. 2009-14, Certain Revenue Arrangements That Include Software Elements, a Consensus of the FASB Emerging Issues Task Force, to amend guidance used to allocate and measure revenues by an enterprise that sells or leases tangible products in an arrangement that contains software that is more than incidental to the tangible product as a whole. The amendments in the Update require that hardware components of a tangible product containing software elements always be excluded from the software revenue guidance. The Update provides additional guidance on how to determine which software, if any, related to the tangible products also would be excluded from the scope of the software revenue guidance. Update No. 2009-14 will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. Management is currently evaluating the potential impact of Accounting Standards Update No. 2009-14 on our consolidated financial results.

FASB Accounting Standards Update No. 2009-13, Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force.

In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Multiple-Deliverable Revenue Arrangements, a Consensus of the FASB Emerging Issues Task Force, to amend guidance which establishes a selling price hierarchy for determining the selling price of a deliverable in a multiple-deliverable revenue arrangement. The amendments in this Update also will replace the term fair value in the revenue allocation guidance with selling price to clarify that the allocation of revenues is based on entity-specific assumptions rather than assumptions of marketplace participation.  In addition, the amendment revises certain disclosure requirements.  Update No. 2009-13 will become effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. Management is currently evaluating the potential impact of Accounting Standards Update No. 2009-14 on our consolidated financial results.

FASB Accounting Standards Update No. 2009-01, Generally Accepted Accounting Principles.

In October 2009, the FASB issued Accounting Standards Update No. 2009-01, Generally Accepted Accounting Principles, to amend the FASB Accounting Standards Codification for the issuance of the FASB Statement No. 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB. Rules and interpretive releases of the Security and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. The adoption of Update No. 2009-01 did not have a material impact on the consolidated financial statements.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB Accounting Standards Codification Topic 855, Subsequent Events.

On June 30, 2009, we adopted Topic 855, Subsequent Events, which is generally based on Financial Accounting Standard 165 which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, Topic 855 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of Topic 855 did not have a material impact on the consolidated financial statements.

FASB Accounting Standards Codification Topic 810, Consolidation, Subtopic 10 Overall, Section 65, Transition Related to FASB Statement No. 160 Noncontrolling Interest in Consolidated Financial Statements – an amendment to ARB No.51.

Topic 810, Consolidation, is based on Statement of Financial Accounting Standard No. 160, Noncontrolling Interest in Consolidated Financial Statements – an amendment of ARB 51, which we adopted on January 1, 2009. Topic 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Topic defines a noncontrolling interest, previously called a minority interest, as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. Topic 810 requires, among other items, that a noncontrolling interest be included in the consolidated statement of financial position within equity separate from the parent’s equity; consolidated net income to be reported at amounts inclusive of both the parent’s and noncontrolling interest’s shares and, separately, the amounts of consolidated net income attributable to the parent and noncontrolling interest all on the consolidated statement of operations; and if a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be measured at fair value and a gain or loss be recognized in net income based on such fair value. The adoption of Topic 810 has had a material impact on our consolidated financial statements as related to the APA which closed on October 21, 2009.  (For additional details, see Note 6. Related Party Transactions, MediVision Medical Imaging Ltd., MediVision Asset Purchase.)

FASB Accounting Standards Codification Topic 810, Consolidation.

Topic 810 Consolidation, is generally based on Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R), which was issued in June 2009, which among other things requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest(s) give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. Topic 810, Consolidation, became effective on January 1, 2010. Management is currently evaluating the potential impact of this Topic on our consolidated Financial Statements.

FASB Accounting Standards Codification Topic 350, Intangibles -- Goodwill and Other.

Topic 350, Intangibles – Goodwill and Other, is generally based on Financial Staff Position (“FSP”) 142-3, Determination of the Useful Life of Intangible Asset, which was issued by the FASB in April 2008, which among other things, amends the factors that should be considered in developing renewal or extension

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

assumptions used to determine the useful life of a recognized intangible asset under Topic 350. The intent of the Topic is to improve the consistency between the useful life of a recognized intangible asset under Topic 350 and the period of expected cash flows used to measure the fair value of the asset, under Topic 805, Business Combinations, which is generally based on SFAS 141R, Business Combinations, and other GAAP principles.  The provisions of Topic 350 are effective for fiscal years beginning after December 15, 2008. Topic 350 is effective for our fiscal year beginning January 1, 2009.  The adoption of Topic 350 did not have a material impact on the consolidated financial statements.

FASB Accounting Standards Codification Topic 805, Business Combinations.

Topic 805, Business Combinations, is generally based on Financial Accounting Standards No. 141 (revised 2007), Business Combinations, which was issued by the FASB in December 2007, which among other things, establishes principles and requirements regarding the method in which the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination and (iv) requires costs incurred to effect an acquisition to be recognized separately from the acquisition. Topic 805 is effective for all business combinations for which the acquisition date is on or after January 1, 2009. Earlier adoption is prohibited. This standard changes the accounting treatment for business combinations on a prospective basis.  The adoption of Topic 805 has had a material impact on the financial position and results of operations as disclosed below.

On March 20, 2008, we entered into a definitive merger agreement (the “Merger Agreement”) with MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary (“Merger Sub”), and MediVision, pursuant to which the Merger Sub would have merged with and into MediVision, with MediVision as the surviving entity. On March 16, 2009, we entered into a Termination Agreement with MediVision pursuant to which the Merger Agreement was terminated.

We capitalized $519,820 and $527,327 in 2008 and 2007, respectively, for a total of $1,047,047 of costs related to the proposed merger with MediVision.  In accordance with FASB Topic 805, Business Combinations, we must expense these costs. To comply with Topic 805 we have retroactively calculated our consolidated balance sheet as of December 31, 2008 and our consolidated statement of operations and consolidated cash flow statements for the year ended December 31, 2008. Our consolidated balance sheet as of December 31, 2008 and consolidated statement of operations and consolidated cash flow statement for the year ended December 31, 2008 report merger-related costs as expenses for comparative purposes. Beginning in 2009, we have expensed, within general and administrative expenses in our consolidated statement of operations, any new merger-related costs. The pro forma impact of this adjustment to our 2008 consolidated financial statements as of and for the year ended December 31, 2008 is $519,720, respectively, as shown below:

Statement of Operations:	FY 2008	FY 2008 Revised For Topic 805
Net revenues	$12,491,117	$12,491,117
Cost of sales	5,768,483	5,768,483
Gross profit	$6,722,634	$6,722,634
Total operating expenses	7,804,968	8,324,688
Net loss	$(2,465,805)	$(2,985,524)
Basic loss per share	$(0.15)	$(0.18)
Balance Sheet:
Total Assets	$13,671,756	$12,624,709
Total Liabilities	$6,178,256	$6,178,255
Total Stockholders’ Equity	$7,493,500	$6,446,454
Total Liabilities and Stockholders’ Equity	$13,671,756	$12,624,709

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

2.            INVENTORIES

Inventories as of December 31, 2009 and 2008 consist of the following:

	2009	2008
Raw materials	$240,953	$413,603
Work-in-process	392,440	267,552
Finished goods	357,932	525,578
	$991,325	$1,206,733

3.            FURNITURE AND EQUIPMENT

Furniture and equipment as of December 31, 2009 and 2008 consist of the following:

	2009	2008
Research and manufacturing equipment	$196,655	$180,819
Office furniture and equipment	1,050,106	930,897
Automobiles	182,662	41,436
Demonstration equipment	128,055	19,368
	1,557,478	1,172,520
Less: accumulated depreciation and amortization	(1,076,084)	(763,240)
	$481,394	$409,280

Depreciation expense was $225,588 and $187,706 for fiscal years ended 2009 and 2008, respectively.

4.            ACCRUED LIABILITIES, PRODUCT WARRANTY AND DEFERRED REVENUE

Accrued Liabilities

Accrued liabilities as of December 31, 2009 and 2008 consist of the following:

	2009	2008
Accrued compensation	$548,910	$671,100
Accrued warranty expenses	98,599	67,000
Other accrued liabilities	468,393	334,451
	$1,115,902	$1,072,551

Accrued Warranty Expenses

Product warranty reserve changes as of December 31, 2009 and 2008 consist of the following:

	2009	2008
Warranty balance at beginning of the year	$67,000	$122,250
Reductions for warranty services provided	(237,650)	(189,250)
Changes for accruals in current period	269,249	134,000
Warranty balance at end of the year	$98,599	$67,000

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

4.            ACCRUED LIABILITIES, PRODUCT WARRANTY AND DEFERRED REVENUE (CONTINUED)

Deferred Extended Warranty Revenue

In addition to the Company’s one-year warranty, the Company offers an extended warranty for an additional charge. The Company records the sale of the extended warranty as deferred revenue and amortizes the revenue over the term of the agreement, generally one to four years. At December 31, 2009 and 2008, deferred extended warranty revenue was $1,879,722 and $1,910,824, respectively.

5.            NOTES PAYABLE

Notes payable at December 31, 2009 and 2008 consist of the following:

	2009	2008
Convertible note	$1,338,001	$2,062,308
United Mizrahi Bank Loan	1,500,000
Other	142,226	48,914
Total	2,980,227	2,111,222

Less: current portion	34,048	1,611,063
Long-term portion	$2,946,179	$500,159

Convertible note

On October 29, 2007, we issued to The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. (together with The Tail Wind Fund Ltd., the “Holders”) (i) an aggregate of $2,750,000 in principal amount of our 6.5% Convertible Notes Due April 30, 2010 (the “Notes”), which are convertible into 1,676,829 shares of our common stock, no par value, and (ii) warrants to purchase an aggregate of 616,671 shares of our common stock at an exercise price of $1.87 per share. The warrants expire on December 10, 2012.

Pursuant to an Extension Agreement, dated June 24, 2009, between us and the Holders with respect to the Notes, the Holders agreed to extend the principal payments due thereon for 18 months, such that the next principal payment with respect to the Notes will be due December 31, 2010, and extend the maturity date of the Notes to October 31, 2011.  As consideration for these extensions and waivers, we issued warrants (the “New Warrants”) to purchase an aggregate of 500,000 shares of our common stock.  These New Warrants have an exercise price of $1.00 per share and expire on June 24, 2012.

Pursuant to certain anti-dilution provisions in the Notes and Warrants, which were triggered as a result of the sale of securities under the Purchase Agreement, with AccelMed the conversion and exercise prices changed from $1.64 to $1.1375 per share for the Notes and $1.87 to $1.2970 per share for the Warrants.  Based on these changes, the Holders may receive up to an additional 431,700 and 272,421 shares of common stock under the Notes and Warrants, respectively.

The Company computed the intrinsic value of the effective conversion price based on the proceeds received for or allocated to the convertible instrument, if any, of the embedded conversion option.  Thus, the Company first allocated the proceeds received in this financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis.  The Company then calculated the effective conversion used to measure the intrinsic value, if any, of the embedded conversion option based on the Black-Scholes-Merton option valuation model.  The Company adjusts for the changes in the Black-Scholes-Merton option valuation model at each reporting period.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

5.            NOTES PAYABLE (CONTINUED)

The impact of this adjustment to our 2009 financial statements to date is an increase to interest expense of $195,407, an increase to the discount on the Notes of $36,807 and an increase to additional paid-in-capital of $131,171.

As of December 31, 2009, the following weighted average assumptions were used: dividend yield none, expected volatility of 51.67%, risk-free interest rate of 3.69%, and expected term of 3 years. As of December 31, 2009, there was $132,137 of additional paid-in-capital and $36,999 of discount related to the warrants. During 2009, the Company paid $75,224 of interest due on the note and $687,500 of principal. The remaining principal balance due on the note is $1,375,000 or $1,338,001 net of the discount of $36,999. During 2008, the Company paid $89,375 of interest due on the note. There were no conversions or principal payments made during 2008. The remaining principal balance due on the note as of December 31, 2008 was $2,098,640, or $2,098,448 net of the discount.

On March 18, 2010, the Holders converted $150,000 of the principal balance on the Convertible Note into 131,868 shares of our common stock.  Additionally, on March 24, 2010 the Holders converted $100,000 of the principal balance on the Convertible Note into 87,912 shares of our common stock.

United Mizrahi Bank Loan

The United Mizrahi Bank Loan was executed in connection with the close of the MediVision Asset Purchase.  (For more details on the United Mizrahi Bank Loan, see item Note 6. Related Party Transaction, MediVision Medial Imaging Ltd., United Mizrahi Bank Loan, below.)

6.            RELATED PARTY TRANSACTIONS

U.M. AccelMed, Limited Partnership

As of December 31, 2009, U.M. AccelMed, Limited Partnership, an Israeli limited partnership is our largest shareholder with 9,633,228 shares of our common stock or 36.4%.  AccelMed acquired these shares on June 24, 2009 pursuant to a Purchase Agreement (as described below).  As of March 12, 2010, AccelMed owns 9,757,514 shares of our common stock, or 36.8%.

On June 24, 2009, we entered into a Purchase Agreement with AccelMed.  Pursuant to the terms of the Purchase Agreement, we authorized the issuance and sale of up to an aggregate of 13,214,317 shares of our common stock and warrants to purchase up to an aggregate of 4,404,772 shares of our common stock in two installments. On the date of the Purchase Agreement, we completed the 1st installment, under which issued to AccelMed 9,633,228 shares and a warrant to purchase up to 3,211,076 shares for an aggregate purchase price of $3,999,972.  The 1st Installment Warrant entitles AccelMed to purchase 3,211,076 shares of our common stock at an exercise price of $1.00 per share and expires on June 24, 2012.

On this date, we also issued to the placement agent, an option to purchase 123,500 shares of our common stock at an exercise price of $0.01 per share.  This option expires on June 24, 2012. We recorded the fair value of the options using the Black-Scholes-Merton option valuation model, as a reduction to our common stock and an increase in additional paid-in-capital in the amount of $47,045.

For the 2nd installment, we agreed to issue 3,581,089 shares of common stock and a warrant to purchase up to an aggregate of 1,193,696 shares of common stock, for an aggregate purchase price of $1,999,967. Subject to certain conditions, including, without limitation, the achievement of certain financial milestones, the completion of the 2nd Installment will occur within 14 days of the date of our filing with the SEC our Form 10-Q for the quarter ended March 31, 2010 or on a later date as may be agreed to in writing by the parties. If certain conditions are not met, the 2nd installment is optional.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

6.           RELATED PARTY TRANSACTIONS (CONTINUED)

Pursuant to the terms of the Purchase Agreement, on June 24, 2009, the Company entered into an Agreement (the “Voting Agreement”) by and among (i) AccelMed, (ii) MediVision Medical Imaging Ltd. (“MediVision”), (iii) Agfa Gevaert N.V. (“Agfa”), (iv) Delta Trading and Services (1986) Ltd. (“Delta”), and (v) Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar (collectively, the “Allon/Shenhar Group” and together with Agfa and Delta, the “Principal MV Shareholders”). MediVision and the Principal MV Shareholders are referred to as the “ MediVision/Principal Shareholders Group.”  Under the Voting Agreement, following the 1 st Installment Closing Date, as long as each of AccelMed and the MediVision/Principal MV Shareholders Group holds between 25% and 50% of the outstanding shares of common stock, the Company agreed to use its best efforts and will take all actions (including, if necessary, amend its bylaws) to cause to be nominated for election to the Company’s Board of Directors, and each of AccelMed and the members of the MediVision/Principal MV Shareholders Group, agreed to vote its shares of common stock owned, whether directly or indirectly, and whether now owned or thereafter acquired, in favor of, the following nominees: (1) two “Independent Directors” as defined under the listing standards of The Nasdaq Capital Market, the identity of one will be designated and named by AccelMed and the identity of the other by the MediVision/Principal MV Shareholders Group; (2) three persons designated and named by AccelMed; (3) three persons designated and named by MediVision; and (4) one person designated and named jointly by AccelMed and MediVision who shall be a reputable individual from the Company’s industry.

Pursuant to the terms of the Voting Agreement, following the 1st Installment Closing Date, as long as either AccelMed or the MediVision/Principal MV Shareholders Group holds less than 25% or more than 50% of the outstanding shares of common stock, the Company agreed to use its best efforts and will take all actions (including, if necessary, amend its bylaws) to cause to be nominated for election to the Company’s Board of Directors, and each of AccelMed and the members of the MediVision/Principal MV Shareholders Group, agreed to vote its shares of common stock, in favor of, the following nominees: (1) two “Independent Directors” as defined under the listing standards of The Nasdaq Capital Market, the identity of one will be designated and named by AccelMed and the identity of the other by either MediVision/Principal MV Shareholders Group; (2) six persons designated and named by AccelMed and the MediVision/Principal MV Shareholders Group, with each of AccelMed and the MediVision/Principal MV Shareholders Group entitled to name the number of persons for election to the Company’s Board of Directors in proportion to their shareholdings in the Company (i.e., calculated based on the percentages of holdings of each out of their combined aggregate holdings, multiplied by six, and rounded to the nearest whole number); (3) one person designated and named jointly by AccelMed and MediVision who shall be a reputable individual from the Company’s industry.

In connection with the foregoing, at the first annual meeting of the Company’s shareholders following the execution of the Voting Agreement, AccelMed shall designate Ariel Shenhar and the MediVision/Principal MV Shareholders Group shall designate Gil Allon to serve as directors until the next annual meeting, subject to their continued service as the Company’s Chief Financial Officer and Chief Executive Officer, respectively. In addition, AccelMed has appointed Uri Geiger and Moshe Arkin (the “New Directors ”) to serve on the Company’s Board of Directors.

The Voting Agreement will terminate when AccelMed ceases to own 10% of the common stock on a fully-diluted basis or the MediVision/Principal MV Shareholder Group ceases to own, in the aggregate, 10% of the common stock on a fully-diluted basis.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

6.            RELATED PARTY TRANSACTIONS (CONTINUED)

MediVision is a significant shareholder of the Company owning 34.9% of the issued and outstanding common stock as of March 12, 2010.

Gil Allon (the Company’s Chief Executive Officer), together with Noam Allon, President and Chief Executive Officer of MediVision and Gil Allon’s brother own 20.31% of MediVision’s ordinary shares. Ariel Shenhar (the Company’s Chief Financial Officer), together with Yuval Shenhar, his brother, own 1.06% of MediVision’s ordinary shares. Agfa and Delta own 15.59% and 42.08% of MediVision’s ordinary shares, respectively.

MediVision Medical Imaging Ltd.

As of December 31, 2009, MediVision Medical Imaging Ltd., an Israeli corporation (“MediVision”), is our second largest shareholder with 9,380,843 shares of our common stock, or 35.4%.  As of March 12, 2010, MediVision owns 9,256,557 shares of our common stock, or 34.9%.

MediVision Asset Purchase

On June 24, 2009, we entered into an Asset Purchase Agreement (“APA”) with MediVision to purchase substantially all the assets of MediVision, which was completed on October 21, 2009 (the “MediVision Asset Purchase”). Such assets included the European operations which consisted of MediVision’s business as conducted by CCS Pawlowski GmbH (“CCS”), its branch office in Belgium (the “Belgium Activities”), certain agreements under which MediVision contracted with third parties for distribution and other services (the “Purchased Agreements”), and rights to intellectual property which resulted from MediVision’s research and development (“R&D”) activities performed in Israel.

As payment for such assets, we agreed to assume a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (the “United Mizrahi Bank”) in the amount of $1,500,000, to which we were previously a guarantor (For more details of the guaranty, see “Note 6. Related Party Transactions, United Mizrahi Bank Loan” below.), liabilities associated with the acquired assets on and after October 21, 2009, the closing date, and certain taxes, and extinguishment of all intercompany indebtedness owed to us with a principal amount of $4,178,622.

In addition, in early 2009, we hired all of MediVision’s research and development staff and moved them to our offices in the United States and Israel.

During 2009, we had recorded intercompany accounts and notes receivable due from MediVision of $450,000 and $3,168,622, respectively, prepaid product advances to MediVision of $560,000, which were in anticipation of the completion of the Electro-optical Unit, and $273,808 of exclusivity rights paid to MediVision to sell the Electro-optical Unit in the U.S. All such amounts were extinguished upon completion of the MediVision Asset Purchase. At June 30, 2009, management determined the intercompany indebtedness owed to us by MediVision was impaired and recorded an allowance for doubtful accounts for the outstanding balance equal to $4,436,187. In connection with the MediVision Asset Purchase, management wrote off the balance of intercompany indebtedness owed to us by MediVision, thus, eliminating the allowance for doubtful accounts.  Following the completion of the MediVision Asset Purchase, management extinguished an additional $16,243 of intercompany notes receivable due from MediVision.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

6.            RELATED PARTY TRANSACTIONS (CONTINUED)

The purchase price of the MediVision Asset Purchase was allocated to the assets acquired, liabilities assumed and noncontrolling interest in CCS using the relative fair values as determined by management at the acquisition date. Goodwill was computed as follows:

Fair Value of Assets Acquired:
Net financial assets	$163,000
Tangible assets	311,000
Intangible assets	692,000
Total Assets		1,166,000

Fair Value of Liabilities Assumed and Noncontrolling Interest
Debt to United Mizrahi Bank	(1,500,000)
Noncontrolling interest in CCS	(473,000)
Total Liabilities and Noncontrolling Interest		(1,973,000)

Goodwill Resulting from the Business Combination:		$807,000

In connection with the MediVision Asset Purchase, we recorded (1) financial assets of approximately $163,000 which represents cash, (2) tangible assets of approximately $311,000 which are primarily comprised of net accounts receivable, inventory and fixed assets, and (3) intangible assets of approximately $692,000 which are attributable to customer relationships and the Purchased Agreements related to the European operations of approximately $493,000 and intellectual property related to the Electro-optical Unit of approximately $199,000 which resulted from MediVision’s R&D activities performed in Israel. The intangible assets related to customer relationships and Purchased Agreements were valued on the date of acquisition at fair value and will be amortized over an estimated useful life of 8.2 years and will result in additional amortization expense of approximately $60,000 annually. During the year ended December 31, 2009, the Company recognized $8,693 of amortization expense related to customer relationships and Purchased Agreements. The intangible asset for the intellectual property related to the Electro-optical Unit which was valued on the date of the acquisition at fair value, will be amortized over its estimated useful life upon completion of the product and once sales commence.  The Company will test these assets for recoverability on an ongoing basis.

The fair value of the noncontrolling interest in CCS of $473,000 was estimated by applying the income approach. This fair value measurement is based on significant inputs that are not observable in the market. Key assumptions include (1) a discount rate of 17% and (2) a terminal year long-term sustainable growth rate of 3%.

Goodwill reflects the replacement cost of an assembled workforce associated with personal reputations, relationships and business specific knowledge and the value of expected synergies and the noncontrolling interest holders. The fair value of goodwill exceeds its carrying amount at December 31, 2009. The Company will test goodwill for impairment on an annual bases and between annual test periods if an event occurs or circumstances change that would reduce its carrying value. In connection with the MediVision Asset Purchase, we recorded $52,500 as an expense for attorney and accounting services related to the MediVision Asset Purchase incurred during the year ended December 31, 2009.

During the year ended December 31, 2009, the Company recognized revenue and net losses related to the business operations purchased in connection with the MediVision Asset Purchase of $188,683 and $121,333, respectively.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

6.            RELATED PARTY TRANSACTIONS (CONTINUED)

The following unaudited pro forma information, prepared in accordance with Generally Accepted Accounting Principals, presents the results of operations for the twelve month periods ending December 31, 2009 and 2008 presented as though our acquisition of certain assets of MediVision had occurred on January 1, 2008.  This summary of unaudited pro forma results of operation is presented for informational purposes only and does not purport to be indicative of the results of future operations of the Company or the results that would have actually been attained had the acquisition taken place at the beginning of 2008:

	Twelve Months ended December 31, 2009	Twelve Months ended December 31, 2008
Total Revenue	$14,027,917	$13,706,948

Net loss	(5,757,728)	(3,099,608)

Denominator for basic net loss per share	21,842,234	16,866,831

Net loss per share—Basic (1)	$(0.26)	$(0.18)

(1) The amount of anti-dilutive shares for the twelve months ended December 31, 2009 and 2008 are 520,748 and 69,167 respectively.

Escrow Agreement

Pursuant to the terms of the APA and an Escrow Agreement (the “Escrow Agreement”) between us, MediVision and Stephen L. Davis, Esq. dated June 24, 2009, MediVision deposited 5,793,452 shares (the “Escrow Shares”) of our common stock into escrow.  If MediVision fails to make certain payments under the APA, the Escrow Shares will be distributed to us or sold and the proceeds thereof distributed to us.  The agreement will terminate upon the later of (i) October 21, 2011 or (ii) the satisfaction and discharge of the $1,800,000 claim made by the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor to MediVision.

United Mizrahi Bank Loan

In 2005, we entered into a Secured Debenture (the “Debenture”) in favor of United Mizrahi Bank Ltd., in an amount of up to $2,000,000 (plus interest, commissions and all expenses). Under the terms of the Debenture, we guaranteed the payment of all of the debts and liabilities of MediVision to United Mizrahi Bank up to $2,000,000. The Debenture is secured by a first lien on all of our assets. On June 24, 2009, pursuant to the Purchase Agreement, we agreed, that upon consummation of the APA, to assume MediVision’s loan under the Debenture.  On October 23, 2009, we entered into a Secured Debenture (the “Secured Debenture”) with United Mizrahi Bank.  Under the Secured Debenture we agreed to assume MediVision’s loan under the Debenture in an amount of up to $1,500,000 (the “Loan Amount”).  We also agreed to secure the Loan Amount by granting United Mizrahi Bank a security interest in all or substantially all of our assets.  Under the Secured Debenture, United Mizrahi Bank may require the immediate payment of the entire Loan Amount upon certain events, which include among other things, our failure to make a payment on a due date or a breach or failure to perform its obligations pursuant to the Secured Debenture.  Upon failure to make a payment, we must pay, within seven days, the amount demanded by United Mizrahi Bank.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

6.            RELATED PARTY TRANSACTIONS (CONTINUED)

The Loan Amount accrues interest at a rate equal to LIBOR plus 4.75%.  In addition, principal payments are required to be made in 18 equal monthly installments beginning January 31, 2011. However, if we do not receive at least $1,000,000 upon consummation of a second installment with AccelMed, by June 30, 2010, we may elect to: (i) make principal payments of $60,000 per month beginning July 31, 2010 and ending December 31, 2010, with the remaining principal payments made in 18 equal monthly installments; under this option, we must maintain a cash balance of at least $1,000,000 (decreasing based on the loan balance), 50% of which must be on deposit at United Mizrahi Bank or (ii) make principal payments in 18 equal monthly installments beginning January 31, 2011; under this option, we must maintain a cash balance of at least $1,500,000 (decreasing based on the loan balance), 50% of which must be on deposit at United Mizrahi Bank.  As part of its agreement with United Mizrahi Bank, we agreed to deposit $750,000 cash in a bank account at United Mizrahi Bank with such balance to be maintained until June 30, 2010.  After June 30, 2010, we must maintain a balance of at least $375,000 in such bank account, as long as the loan remains outstanding.  As the balance of the deposit is not legally restricted or held as a compensating balance against borrowings, it is not reported as restricted cash on the balance sheet at December 31, 2009. We are also subject to a debt covenant, whereby our cash plus accounts receivable must be at least 150% of the principal and interest outstanding under the loan.

The Purchase Agreement includes a covenant which deters the early payment of principal to United Mizrahi Bank in 2010.  If during the year ended December 31, 2010, the aggregate amount of the principal payments that we make to United Mizrahi Bank exceeds our Earnings Before Interest, Taxes and Amortization (“EBITDA”) for the year ended December 31, 2010, then within three business days after we file our audited financial statements for the year ended December 31, 2010 with the Commission, we must issue to AccelMed, shares of our common stock in an amount equal to the aggregate amount of the principal payments made to United Mizrahi Bank during the year ended December 31, 2010 minus EBITDA divided by 0.41522.  Such shares will be issued without receipt of any additional consideration from AccelMed.  At this time, we are unable to determine if any such payment will be required and if required, the amount of such payment.

Warrant to United Mizrahi Bank

On October 23, 2009, in connection with the assumption of the United Mizrahi loan, we issued to United Mizrahi Bank a warrant (the “Warrant”) to purchase 350,000 shares of our common stock at an exercise price of $1.00 which will expire upon the earlier of October 23, 2012 or twelve months following the completion of (1) a primary public offering of our common stock (a “Public Offering”) or (2) (a) the sale of all or substantially all of our assets or (b) the merger or consolidation of the Company with or into another entity, pursuant to which 50% of the Company’s outstanding common stock is held by person(s) who prior to the transaction held, in aggregate, less than 5% (together, a “Liquidity Event,” and together with a Public Offering, an “Exit Event”); provided however, if the underwriter in a Public Offering or the purchasing person(s) in a Liquidity Event require that all our outstanding warrants and options, including the Warrant be exercised prior to or part of the Public Offering or Liquidity Event, as applicable, then the Warrant will terminate, subject to certain notice requirements, upon completion of such transaction.

The exercise price of the Warrant is $1.00, subject to the happening of certain events, including, but not limited to, the payment of a stock dividend or a stock split.  The Warrant also includes certain anti-dilution provisions if we issue or sell any equity securities or securities convertible into equity, options or rights to purchase equity securities at a per share selling price less than the exercise price, then the exercise price will be adjusted pursuant to a weighted-average formula.

Upon or immediately prior to an Exit Transaction, United Mizrahi may elect to waive all or any portion of the rights under the Warrant for $225,000 (the “Alternative Payment”).  If only a portion of the Warrant is waived or if the Warrant was partially exercised prior to the Exit Event, the Alternative Payment will be reduced proportionately.  In connection with the issuance of the Warrant to United Mizrahi Bank, we recorded the fair value of the Warrant using the Black-Scholes-Merton valuation model as permanent equity as the Warrant was issued in relation to the Purchase Agreement.  The total value of these options is approximately $40,138.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

6.            RELATED PARTY TRANSACTIONS (CONTINUED)

MediVision Loans and Advances

In connection with the MediVision Asset Purchase, management has written off the balance of intercompany indebtedness which was comprised of accounts receivable and notes receivable from MediVision of $450,000 and $3,168,622, respectively, $560,000 in prepaid assets for funds advanced to MediVision in anticipation of the completion of the Electro-optical Unit and $273,808 that we paid to MediVision for exclusivity rights to sell the Electro-optical Unit in the U.S.  As of June 30, 2009, based upon revised estimates and the timing of the shifting of our focus from the Electro-optical Unit to other products through the end of 2010, management decided to impair the aggregate balance of intercompany indebtedness and thus, recorded an allowance for doubtful accounts equal to $4,436,187 offsetting each account and thus, recording an impairment expense for the same amount. Following the completion of the MediVision Asset Purchase, management extinguished an additional $16,243 of intercompany notes receivable due from MediVision.

As of December 31, 2009, OIS owed MediVision $41,847 related to the settlement of its business relationships with MediVision.

Intercompany Transactions

Until October 21, 2009, upon completion of the MediVision Asset Purchase, we were parties to several agreements with MediVision, pursuant to which MediVision performed the following services:

Distributed our WinStation and Symphony Products in Europe, Africa, Israel and India. Products were sold to MediVision at a volume driven discount according to the price list, set forth below. The volume discount table is applicable to all of our distributors, including MediVision. Below is the volume discount table for our distributors for 2009.

Annual amounts purchased	Discount
$0 - $ 199,999	0%
$200,000 - $ 299,999	10%
$300,000 - $ 399,999	20%
$400,000 - $ 499,999	30%
$500,000 and above	40%

In 2009, until the completion of the MediVision Asset Purchase, and for the year ended December 31, 2008, MediVision purchased products of approximately $225,000 and $597,000, respectively. Sales derived from product shipments to MediVision are made at transfer pricing which is based on similar volume discounts that are available to other resellers or distributors of our products.

Performed Research and Development.  Prior to July 2009, MediVision performed research and development services. MediVision billed us, on a monthly basis, at cost plus 12%. These research and development services include direct labor, consultants’ fees, travel expenses and the applicable portion of general and administrative expenses.  During the years ended December 31, 2009 and 2008, we paid approximately $294,000 and $1,888,000, respectively, to MediVision for research and development services, respectively.

Relationships

Gil Allon (our Chief Executive Officer), together with Noam Allon, President and Chief Executive Officer of MediVision, Gil Allon’s brother and a former director of OIS own 20.31% of MediVision’s ordinary shares. Ariel Shenhar (our Chief Financial Officer), together with Yuval Shenhar, his brother, own 1.06% of MediVision’s ordinary shares.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

6.            RELATED PARTY TRANSACTIONS (CONTINUED)

CCS Pawlowski GmbH

CCS Pawlowski GmbH, a German corporation (“CCS”), was a subsidiary of MediVision which owned 63% of CCS’ ownership interests.  We acquired this ownership interest in the MediVision Asset Purchase.  (For additional details of the MediVision Asset Purchase, see “Note. 6. Related Party Transactions, MediVision Asset Purchase” above.)

During the years ending December 31, 2009 and 2008, CCS was our exclusive distributor of certain of our products in Germany and Austria. Products were sold to CCS at a volume driven discount according to the price list, set forth below. The volume discount table is applicable to all of our distributors, including CCS. Below is the volume discount table for our distributors for 2009.

Annual amounts purchased	Discount
$0 - $ 199,999	0%
$200,000 - $ 299,999	10%
$300,000 - $ 399,999	20%
$400,000 - $ 499,999	30%
$500,000 and above	40%

During 2009, prior to the MediVision APA, we sold products to CCS of approximately $113,000 compared to products sold to CCS in 2008 of $226,000. At December 31, 2008, we had $50,365 of amounts due from CCS.  After completion of the MediVision Asset Purchase all inter-company amounts were eliminated upon consolidation.

MediStrategy, Ltd.

In January 2004, we entered into a services agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Noam Allon, the Company’s Business Development Officer. Under the terms of the agreement, MS provides business services to us primarily in the field in ophthalmology, which includes forming business relationships, identifying potential mergers and acquisitions, identifying and analyzing new complementary lines of business and finding potential business opportunities. All services provided by MS are performed solely by Noam Allon.  In 2008 in consideration for the services provided, we agreed to pay MS a monthly sum of $4,000. In addition, MS is to be paid an annual performance bonus of up to $10,000 upon achievement of goals specified under the terms of the services agreement as determined by MS, Noam Allon, and our Chairman of the Board. During 2008, MS earned fees of $48,000.  As of January 1, 2009, we agreed to pay MS a monthly sum of $1,600.  During the year ending December 31, 2009, MS earned fees of $19,200.  All fees were approved by the compensation committee. The agreement between OIS and MS was terminated effective January 1, 2010. As of January 1, 2010, OIS Global signed an agreement with MS for Noam Allon’s consulting services. Under the terms of the agreement, MS is to be compensated $13,272 monthly for Noam Allon’s services effective October 1, 2009 through December 31, 2009 and approximately $18,000 monthly effective January 1, 2010 through December 31, 2010.

7.            LINE OF CREDIT

The Company maintains a $150,000 line of credit agreement with Wells Fargo Bank. The line is secured by a pledged deposit with the bank totaling $158,213 at December 31, 2009. Advances on the line bear interest at prime (3.25 % at December 31, 2009) with interest due monthly. The line matures on May 10, 2011.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

8.            SHARE-BASED COMPENSATION

OIS

At December 31, 2009, we have four active stock-based compensation plans (the “Plans”). Options granted under these plans generally have a term of ten years from the date of grant unless otherwise specified in the option agreement. The plans generally expire ten years from the inception of the plans. Options granted under these agreements have a vesting period of up to four years. Incentive stock options under these plans are granted at fair market value on the date of grant and non-qualified stock options granted cannot be less than 85% of the fair market value on the date of grant.

A summary of the Company’s plans as of December 31, 2009 is presented below:

Plan Name	Options Authorized Per Plan	Plan Expiration	Options Outstanding	Range of Exercise Prices	Available for Future Grants

2000 Option Plan	1,500,000	September 2010	1,223,836	$0.10 - $2.83	11,163
2003 Option Plan	750,000	October 2013	577,831	$0.16 - $1.96	2,833
2005 Option Plan	750,000	December 2015	750,000	$0.16 - $1.05	--
2009 Option Plan	750,000	January 2019	729,759	$0.55 - $0.65	20,241
Individual Option Agreement	123,500	June 2012	123,500	$0.10	--
Individual Option Agreement	180,000	December 2019	180,000	$0.84	--
Total			3,584,926		34,237

In calculating compensation recorded related to stock option grants for the year ended December 31, 2009, the fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option-pricing model and the following weighted average assumptions.:

	2009	2008
Dividend yield	None	None
Expected volatility	50.23	58.76
Risk-free interest rate	3.69	4.52
Expected term (years)	10	8

The computation of expected volatility used in the Black-Scholes-Merton option-pricing model is based on the historical volatility of our share price. The expected term is estimated based on a review of historical and future expectations of employee exercise behavior.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

8.            SHARE-BASED COMPENSATION (CONTINUED)

A summary of the changes in stock options outstanding under our equity-based compensation plans during the fiscal year ended December 31, 2009 is presented below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value

Outstanding at January 1, 2008	2,358,686	$0.73	6.59

Granted	-	-	-	-
Exercised	-	-	-	-

Forfeited/expired	(86,686)	$0.95	-	-

Outstanding at January 1, 2009	2,272,000	$0.72	5.64	-

Granted	1,659,759	$0.46	9.43	$481,330
Exercised	-	-	-	-

Forfeited/expired	(346,833)	$0.64	-	-

Outstanding at December 31, 2009	3,584,926	$0.60	6.01	$537,739

Exercisable at December 31, 2009	2,366,500	$0.54	3.85	$496,965

Options issued to non-employees reflected in the table above include 668,000 options outstanding on January 1, 2009. None of these shares were exercised in 2009. 333,500 options were granted to non-employees in 2009.  284,000 options lapsed during the year ended December 31, 2009, resulting in 717,500 options outstanding and 467,500 exercisable at December 31, 2009 for non-employees.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

8.           SHARE-BASED COMPENSATION (CONTINUED)

The weighted-average grant-date fair value of OIS options granted during 2009 was $0.46. There were no OIS options granted in 2008. There were no OIS options exercised in 2009 or 2008.

We recorded an incremental expense of $32,220 and $30,053 for stock-based compensation during the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, we had 48,046 of unrecognized expense related to non-vested stock-based compensation, which is expected to be recognized through 2012. The total fair value of options vested during the years ended December 31, 2009 and 2008 was $32,220 and $30,053, respectively.

A summary of the status of nonvested shares at December 31, 2009 and changes during the year then ended, is presented below:

	Shares	Weighted Average Grant Date Fair Value
Non-vested shares at January 1, 2009	498,625	$1.04
Granted	1,659,759	0.67
Vested	(929,666)	1.08
Forfeited/Expired	(10,292)	1.95
Non-vested shares at December 31, 2009	1,218,426	$0.62

Non-vested shares relating to non-employees reflected in the table above include 80,625 and 250,000 shares outstanding at January 1, 2009 and December 31, 2009, respectively.

There was no cash received from warrant and stock option exercises for the year ended December 31, 2009 and 2008.

Abraxas

On December 9, 2009 we granted Abraxas employees options to purchase a total of 10,000 shares of Abraxas common stock. The options are exercisable at $5.00 per share, expire on December 9, 2019, and begin vesting quarterly over three years as follows: 34%, 33%, and 33%.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

9.     INCOME TAXES

The income tax expense for the years ended December 31, 2009 and 2008 consisted of the following:

	Federal	State	Total
2009
Current	$-	$3,787	$3,787
Deferred	(1,974,000)	(280,000)	(2,254,000)
Change in valuation allowance	1,974,000	280,000	2,254,000
Total income tax expense	$-	$3,787	$3,787

	Federal	State	Total
2008
Current	$(43,000)	$-	$(43,000)
Deferred	(503,000)	(81,000)	(584,000)
Change in valuation allowance	1,845,000	81,000	1,926,000
Total income tax expense	$1,299,000	$-	$1,299,000

In 2009, we determined that we will not more-likely-than-not be able to use any of our deferred tax asset in the future. We analyzed our operating results from 2008, 2009, and projected operating results for 2010, combined with the downward turn in the economy in 2008, and determined that it is not more-likely-than-not that we will be able to use our deferred tax asset in the future.

The Company’s effective tax rate for the years ended December 31, 2009 and 2008 was 0% and (112%). The reconciliation of the statutory rate to the effective rate is as follows:

	2009	2008
Statutory rate	34%	(34)%
State income taxes, net of Federal benefit	6	(6)
Other	20	(11)
Change in valuation allowance	(60)	(61)
Total	0%	(112)%

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

9.            INCOME TAXES (CONTINUED)

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2009	2008
Deferred tax assets:
Net operating loss carry forwards	$3,773,000	$1,823,000
Inventory reserves	197,000	176,000
Payroll related accruals	165,000	136,000
Warranty accrual	39,000	29,000
Accounts receivable reserve	281,000	280,000
Uniform capitalization	19,000	26,000
Research and Development tax credit	230,000	-
Deferred revenue	823,000	819,000
Total deferred tax assets	5,527,000	3,289,000
Valuation allowance	(5,506,000)	(3,252,000)
Net deferred tax assets	21,000	37,000
Deferred tax liabilities:
Depreciation	(21,000)	(37,000)
Net deferred tax assets	$-	$-

At December 31, 2009 and 2008, management reviewed recent operating results and projected future operating results, as well as the current conditions in the global economy and medical industry.  On each of these dates, management determined whether it was more-likely-than-not that a portion of the deferred tax assets attributable to net operating losses would be realized. For a description of our analysis in determining our deferred tax asset, see “Note 1. Summary of Significant Accounting Policies, Income Taxes.”

We re-evaluate our estimates and assumptions we use in our financial statements on an ongoing and quarterly basis. We adjust these estimates and assumptions as needed and as circumstances change. If circumstances change in the future, we will adjust our estimates and assumptions accordingly. At the present time, we cannot determine whether our assumptions and estimates will change in the future. Based on historical knowledge, however, it is reasonably likely that there will be some changes in some of our estimates and assumptions. The Company did not identify any material uncertain tax positions as of and for the years ended December 31, 2009 and 2008.

10.          COMMITMENTS AND CONTINGENCIES

The Company has no significant commitments and contingencies other than as disclosed in these financial statements and notes thereto.

Operating Leases

The Company leases its corporate headquarters and manufacturing facility under a cancelable operating lease that expires in June 2012. The lease agreement provides for minimum lease payments of $143,109 for the twelve months ended December 31, 2010 and 2011 and $71,555 for the six months ended June 30, 2012. Abraxas leases a facility for their office under a cancelable operating lease that expires in May 2011. The lease agreement provides for minimum lease payments of $131,167 for the twelve months ending December 31, 2010, and $55,324 for the five months ended May 31, 2011.

Rental expense charged to operations for all operating leases was approximately $192,000 and $230,000 during the years ended December 31, 2009 and 2008, respectively.

OPHTHALMIC IMAGING SYSTEMS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

11.          WARRANTS

Warrant activity for the years ended December 31, 2009 and 2008 is summarized as follows:

	2009		2008
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding at beginning of year	929,671	$1.79	929,671	$1.79
Granted	4,333,497	1.02	-	-
Exercised	-	-	-	-
Lapsed	(313,000)	1.64
Outstanding at end of year	4,950,168	$1.05	929,671	$1.79
Currently exercisable	4,950,168	$1.05	929,671	$1.79

There were 4,950,168 warrants outstanding and exercisable as of December 31, 2009 with a weighted average remaining contractual life of 2.59 years and a weighted average exercise price of $1.05.  There is no intrinsic value of warrants outstanding at December 31, 2009.  There were an aggregate of 929,671 warrants outstanding and exercisable as of December 31, 2008 with a weighted average remaining contractual life of 2.72 years, a weighted average exercise price of $1.79. There is no intrinsic value of warrants outstanding at December 31, 2008.

12.          OTHER INCOME - SETTLEMENT

On May 3, 2009, we entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”) by and between us, Steven Verdooner, OPKO Health, Inc. and The Frost Group, LLC (collectively “Defendants”).  Mr. Verdooner was formerly our president.  Pursuant to the Settlement Agreement described further under “Legal Proceedings” below, we received a cash settlement of $1,200,000 on May 13, 2009.

MEDIVISION MEDICAL IMAGING LTD. CONSOLIDATED BALANCE SHEET

	US dollars (thousands)
	September 30,		December 31,
	2009	2008	2008
	Unaudited		Audited

A S S E T S
Current assets
Cash and cash equivalents	74	3,934	2,785
Restricted cash	-	171	158
Accounts receivable:
Trade, net	313	2,456	2,343
Other accounts receivable	151	713	428
Inventories	63	1,600	1,576
Assets and disposal group classified as held for sale	3,979	-	-
Total current assets	4,580	8,874	7,290

Non-current assets
Property and equipment, net	29	548	600

Investment in affiliated company	4,238	-	-

Deferred tax assets	-	1,210	-	(*)

Goodwill and other intangible assets	-	7,823	8,080

Total assets	8,847	18,455	15,970

(*)           Restated – see Note 2C.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED BALANCE SHEET

	US dollars (thousands)
	September 30,			December 31,
	2009	2008		2008
	Unaudited			Audited

LIABILITIES AND EQUITY
Current liabilities
Short-term bank credit and other current liabilities	2,643	3,043		3,664
Trade payables	632	1,221		1,409
Other accounts payable	5,065	4,527		4,305
Liabilities included in disposal group held for sale	249	-		-
Total current liabilities	8,589	8,791		9,378

Long-term liabilities
Long-term loans, net of current maturities	-	1,898		1,034
Long-term employee benefits	61	137		64
Total long-term liabilities	61	2,035		1,098
Total liabilities	8,650	10,826		10,476

Equity
Equity attributable to owners of the parent:
Ordinary shares	215	215		215
Additional paid-in capital	9,302	9,295		9,302
Capital reserve	(311)	(311)		(311)
Foreign currency translation differences	118	120		67
Accumulated deficit	(9,299)	(5,617	)(*)	(6,826	) (*)
	25	3,702	(*)	2,447	(*)
Minority interest	172	3,927	(*)	3,047	(*)
Total equity	197	7,629	(*)	5,494	(*)

Total liabilities and equity	8,847	18,455		15,970

(*)           Restated – see Note 2C.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	US dollars (thousands except per share data)
	Nine month period ended September 30,			Three month period ended September 30,			Year ended December 31,
	2009	2008		2009	2008		2008
	Unaudited			Unaudited			Audited

Sales	6,376	10,837		388	3,559		14,410
Cost of sales	3,447	5,083		284	1,613		6,630
Gross profit	2,929	5,754		104	1,946		7,780

Operating expenses:
Research and development expenses	1,344	2,025		-	707		2,859
Selling and marketing expenses	2,251	3,550		257	1,155		4,832
General and administrative expenses	1,463	1,985		28	572		2,319
Other expenses (income), net	(420)	331	(*)	16	178	(*)	520	(*)
Total operating expenses	4,638	7,891		301	2,612		10,530

Operating loss	(1,709)	(2,137)		(197)	(666)		(2,750)
Financial income	68	213	(**)	(2)	53	(**)	261	(**)
Financial expenses	(487)	(630	)(**)	(56)	(222	)(**)	(792	)(**)
Loss before taxes on income	(2,128)	(2,554)		(255)	(835)		(3,281)
Income tax expense	(3)	(38)		-	10		(1,341	)(*)
	(2,131)	(2,592)		(255)	(825)		(4,622	)(*)
Share in losses of affiliated company	(660)	-		32	-		-
	(2,791)	(2,592)		(223)	(825)		(4,622)
Other comprehensive loss:
Loss for the period	(2,791)	(2,592	)(*)	(223)	(825)		(4,622)
Exchange differences on translating foreign operations	75	(4	)(*)	49	(101)		(103)
Total comprehensive loss for the period	(2,716)	(2,596	)(*)	(174)	(926)		(4,725	)(*)

Attributable to:
Owners of the parent	(2,422)	(2,137	)(*)	(186)	(729	)(*)	(3,399)
Minority interest	(294)	(459	)(*)	12	(197	)(*)	(1,326)
	(2,716)	(2,596	)(*)	(174)	(926	)(*)	(4,725)

Basic loss per share (in Dollars)	(0.48)	(0.30	)(*)	(0.29)	(0.07	)(*)	(0.43)

(*)           Restated – see Note 2C.
(**)         Reclassified.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	US dollars (thousands)
	Attributable to owners of the parent
	Share Capital	Additional paid-in capital	Capital reserve	Foreign currency translation differences	Accumulated deficit		Total attributable to owners of the parent		Minority interests		Total equity

Balance at January 1, 2008 (audited)	165	8,775	(311)	132	(3,492	)(*)	5,269	(*)	4,454	(*)	9,723
Total comprehensive loss for the year	-	-	-	(65)	(3,334	) (*)	(3,399	) (*)	(1,326	) (*)	(4,725	) (*)
Convertible loan converted into shares	50	576	-	-	-		626		-		626
Warrants, equity component of convertible loans issued by subsidiary and exercise of options into common stock of a subsidiary	-	(105)	-	-	-		(105)		(98)		(203)
Cost of share-based payment	-	56	-	-	-		56		17		73
Balance at December 31, 2008 (audited)	215	9,302	(311)	67	(6,826	) (*)	2,447	(*)	3,047	(*)	5,494	(*)
Total comprehensive loss for the period	-	-	-	51	(2,473)		(2,422)		(294)		(2,716)
Change in minority interest due to loss of control in subsidiary	-	-	-	-	-		-		(2,565)		(2,565)
Dividend paid to minority interest of a subsidiary	-	-	-	-	-		-		(16)		(16)
Balance at September 30, 2009 (unaudited)	215	9,302	(311)	118	(9,299)		25		172		197

Balance at January 1, 2008 (audited)	165	8,775	(311)	132	(3,492	)(*)	5,269	(*)	4,454	(*)	9,723
Total comprehensive loss for the period	-	-	-	(12)	(2,125	)(*)	(2,137)		(459)		(2,596	)(*)
Convertible loan converted into shares	50	576	-	-	-		626		-		626
Warrants, equity component of convertible loans issued by subsidiary and exercise of options into common stock of a subsidiary	-	(100)	-	-	-		(100)		(81)		(181)
Cost of share-based payment	-	44	-	-	-		44		13		57
Balance at September 30, 2008 (unaudited)	215	9,295	(311)	120	(5,617	)(*)	3,702	(*)	3,927	(*)	7,629

(*)           Restated – see Note 2C.

The accompanying capital notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (cont.)

	US dollars (thousands)
	Attributable to owners of the parent
	Share Capital	Additional paid-in capital	Capital reserve	Foreign currency translation differences	Accumulated deficit		Total attributable to owners of the parent		Minority interests		Total equity

Balance at July 1, 2009 (unaudited)	215	9,302	(311)	80	(9,075)		211		176		387
Total comprehensive loss for the period	-	-	-	38	(224)		(186)		12		(174)
Dividend paid to minority interest of a subsidiary	-	-	-	-	-		-		(16)		(16)
Balance at September 30, 2009 (unaudited)	215	9,302	(311)	118	(9,299)		25		172		197

Balance at July 1, 2008 (unaudited)	215	9,281	(311)	214	(4,982	)(*)	4,417	(*)	4,117	(*)	8,534
Total comprehensive loss for the period	-	-	-	(94)	(635	)(*)	(729	)(*)	(197	)(*)	(926	)(*)
Cost of share-based payment	-	14	-	-	-		14		7		21
Balance at September 30, 2008 (unaudited)	215	9,295	(311)	120	(5,617	)(*)	3,702	(*)	3,927	(*)	7,629

(*)           Restated – see Note 2C.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	US dollars (thousands)
	Nine month period ended September 30,			Three month period ended September 30,			Year ended December 31,
	2009	2008		2009	2008		2008
	Unaudited			Unaudited			Audited
Cash Flows from Operating Activities:
Net loss for the period	(2,791)	(2,592	)(*)	(223)	(825	)(*)	(4,622	) (*)
Adjustments for:
Depreciation and amortization	791	174		6	51		242
Loss of disposal of assets	16	-		-	-		10
Deferred taxes, net	-	132		-	(76)		1,341	(*)
Cost of share-based payment	-	57		-	21		73
Financial costs and interest	-	10		-	34		(37)
Capital loss from loss of control in a subsidiary	564	-		-	-		-
Share in losses of affiliated company	660	-		(32)	-		-
Loss on the sale and issuance of shares of a subsidiary	16	-		16	-		-
Other	208	(37)		44	9		14
	(536)	(2,256)		(189)	(786)		(2,979)
Changes in Operating Assets and Liabilities:
Decrease (increase) in trade receivables	485	1,019		269	220		1,125
Decrease (increase) in other accounts receivable and prepaid expenses	(18)	(11)		10	159		274
Decrease (increase) in inventories	599	(402)		107	(143)		(420)
Increase (decrease) in trade payables	(253)	(508)		(59)	305		(312)
Increase (decrease) in other accounts payable and accrued expenses	(487)	214		(210)	202		(109)
Net cash provided by (used in) operating activities	(210)	(1,944)		(72)	(43)		(2,421)
Cash Flows from Investing Activities:
Purchase of property and equipment	(72)	(115)		(7)	(24)		(184)
Proceeds from the disposals of property and equipment	15	-		-	-		8
Additions to intangible assets	(89)	(1,816)		-	(587)		(2,110)
Company no longer consolidated (Appendix A)	(1,333)	-		-	-		-
Net cash used in investing activities	(1,479)	(1,931)		(7)	(611)		(2,286)
Cash Flows from Financing Activities:
Receipt of convertible loan from shareholder	416	437		-	400		400
Receipt of loans	2,416	-		948	-		476
Repayment of loans	(4,139)	(718)		(1,095)	(528)		(1,311)
Dividend paid to minority interest of a subsidiary	(16)	-		(16)	-		-
Net cash used in financing activities	(1,323)	(281)		(163)	(128)		(435)
Decrease in cash and cash equivalents	(3,012)	(4,156)		(242)	(782)		(5,142)
Net foreign exchange differences	10	(12)		11	(32)		(65)
Cash and cash equivalents at beginning of the period	2,130	7,805		(641)	4,451		7,992
Cash and cash equivalents at the end of the period	(872)	3,637		(872)	3,637		2,785
Included in disposal group	(271)	-		44	-		-
Cash and cash equivalents at the end of the period	(1,143)	3,637		(828)	3,637		2,785

(*)           Restated – see Note 2C.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont.)

APPENDIX A – COMPANY NO LONGER CONSOLIDATED:

	US dollars (thousands)
	Nine month period ended September 30,		Three month period ended September 30,		Year ended December 31,
	2009	2008	2009	2008	2008
	Unaudited		Unaudited		Audited
Working capital (excluding cash and cash equivalents), net	2,675	-	-	-	-
Inventories	825	-	-	-	-
Investment in an affiliated company	(4,913)	-	-	-	-
Property and equipment, net	328	-	-	-	-
Goodwill and other intangible assets	4,278	-	-	-	-
Long-term bank loans	(1,397)	-	-	-	-
Minority shareholders in subsidiary	(2,565)	-	-	-	-
Capital loss from loss of control in a subsidiary	(564)	-	-	-	-
	(1,333)	-	-	-	-

APPENDIX B – SUPPLEMENTARY INFORMATION:

	US dollars (thousands)
	Nine month period ended September 30,		Three month period ended September 30,		Year ended December 31,
	2009	2008	2009	2008	2008
	Unaudited		Unaudited		Audited

Cash paid during the year for interest	143	226	16	150	269

Income taxes paid	8	134	-	56	6

Supplemental schedule of non-cash activities:
Repayment of notes payable and interest through conversion into shares	-	626	-	-	626

Purchase of property and equipment with a financial loan	-	-	-	-	63

Transfer of inventory into property and equipment	-	-	-	-	34

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	GENERAL

A.
MediVision Medical Imaging Ltd. (the "Company"), an Israeli corporation located in Haifa, was incorporated and commenced business operations in June 1993.  The Company (together with its subsidiaries – the "Group") is primarily engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancements and analysis software and related products and services for use by practitioners in the ocular healthcare field.

The Company's shares are traded on the EURO.NM market in Belgium.

B.
At the beginning of 2009, the Company started the implementation of downsizing plan that according to managements' intention is planned to include among other layoffs of employees and significant reduction of expenses and overheads.  After the completion of the APA agreement described in Note 1F below, the Company's main activity will be holding OIS shares.

See also Notes 1G, regarding an Escrow Agreement with respect to part of the Company's holdings in OIS.

The main shareholders are evaluating alternative sources of capital to meet cash requirements, including issuance of debt, issuance of equity securities and entering into other financing agreements with its shareholders.

C.
On May 3, 2009, Ophthalmic Imaging Systems, a subsidiary (hereinafter: "OIS") entered into a Confidential Settlement and Mutual Release Agreement (the "Settlement Agreement") by and between OIS, Steven Verdooner, OPKO Health, Inc. ("OPKO") and The Frost Group, LLC (collectively "Defendants"), relating to the case entitled Ophthalmic Imaging Systems v. Steven Verdooner, et al., Case No. 07AS02149 in the Superior Court of California for the County of Sacramento. Mr. Verdooner was formerly the OIS president.

Pursuant to the Settlement Agreement, OIS agreed to dismiss, with prejudice, the lawsuit between the OIS and the Defendants, whereby OIS alleged claims of breach of fiduciary duty, breach of implied contract, intentional interference with contractual relations, intentional interference with prospective economic advantage, violation of section 502 of the Penal Code of California, aiding and abetting breach of fiduciary duty, and aiding and abetting interference with contractual relations. OIS also agreed to release the Defendants from any claims that could have been brought in the foregoing lawsuit, whether known or unknown. The Defendants agreed to pay and paid OIS US$1,200,000 on May 13, 2009.

OIS and the Defendants entered into the Settlement Agreement to avoid the expense and uncertainty of litigation and without making any admission of liability or concession of wrongdoing.

D.
On June 24, 2009, OIS entered into a Purchase Agreement with AccelMed.  Pursuant to the terms of the Purchase Agreement, OIS authorized the issuance and sale of up to an aggregate of 13,214,317 shares of OIS common stock and warrants to purchase up to an aggregate of 4,404,772 shares of OIS common stock in two installments. On the date of the Purchase Agreement, OIS completed the first installment (the “1st Installment”), under which issued to AccelMed 9,633,228 shares and a warrant to purchase up to 3,211,076 shares for an aggregate purchase price of $3,999,972. The 1st Installment Warrant entitles AccelMed to purchase 3,211,076 shares of OIS's common stock at an exercise price of $1.00 per share. The 1st Installment Warrant expires on June 24, 2012.  In addition, in connection with the transaction, OIS also issued to the placement agent, an option to purchase 123,500 shares of OIS's common stock at an exercise price of $0.01 per share.  This option expires on June 24, 2012.  As result of the completion of the first 1st Installment, the Company's percentage held in OIS decreased from 56% to 35.4%.   As a result of this, the Company recorded a loss of approximately US$ 564 thousand.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 1 -	GENERAL (cont.)

	E.	During the second quarter of 2009, the Company recorded a provision for decline in asset value with respect to its remaining investment in OIS in an amount of US$ 692 thousand.

F.
On June 24, 2009, the Company entered into an Asset Purchase Agreement (“APA”) with OIS to purchase substantially all the assets of the Company, which was completed on October 21, 2009 (the “Company Asset Purchase”). Such assets included the European operations which consisted of the Company's business as conducted by CCS Pawlowski GmbH (“CCS”), the branch office in Belgium (the “Belgium Activities”), certain agreements under which the Company contracted with third parties for distribution and other services (the “Purchased Agreements”), and rights to intellectual property which resulted from the Company’s research and development (“R&D”) activities performed in Israel. The Company’s R&D staff was acquired by us in early 2009 when OIS hired all of the Company’s R&D personnel and moved them to OIS' offices in the United States and Israel. As payment for such assets, OIS agreed to assume a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (the “United Mizrahi Bank”) in the amount of $1,500,000, to which OIS were previously a guarantor, liabilities associated with the acquired assets on and after October 21, 2009, the closing date, and certain taxes, and extinguishment of all intercompany indebtedness owed to OIS with a principal amount of $4,178,622. At June 30, 2009, OIS' management determined the intercompany indebtedness owed to OIS by the Company was impaired and recorded an allowance for doubtful accounts for the outstanding balance. As of September 30, 2009, these amounts were still determined to be impaired. In connection with the Company Asset Purchase, OIS' management wrote off the balance of intercompany indebtedness owed to OIS by the Company, thus, eliminating the allowance for doubtful accounts.

See Note 7 below, regarding, the assets and liabilities that were sold as a result of the APA agreement.

G.
Pursuant to the terms of the APA and an Escrow Agreement (the “Escrow Agreement”) between the Company, OIS and Stephen L. Davis, Esq. dated June 24, 2009, the Company deposited 5,793,452 shares (the “Escrow Shares”) of OIS' common stock into escrow. If the Company fails to make certain payments under the APA, the Escrow Shares will be distributed to OIS or sold and the proceeds thereof distributed to OIS. The agreement will terminate upon the later of (i) October 21, 2011 or (ii) the satisfaction and discharge of the $1,800,000 claim made by the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor to the Company.

As mentioned above, at the date of the signing of this report, the Company received an approval from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor.

	H.	Below are data on the representative exchange rates of the US dollar, and the changes therein during the reported periods:

Exchange rate of US$ 1:

NIS
September 30, 2009	3.758
September 30, 2008	3.421
December 31, 2008	3.802

Rate of increase (decrease) in the period:
%
Nine months ended September 30, 2009	(1.16)
Nine months ended September 30, 2008	(11.05)
Three months ended September 30, 2009	(4.11)
Three months ended September 30, 2008	2.06
For the year ended December 31, 2008	(1.14)

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

	A.	Basis of preparation

These condensed interim consolidated financial statements are for the nine months ended September 30, 2009.  They have been prepared in accordance with IAS 34 Interim Financial Reporting.  They do not include all of the information required in annual financial statements in accordance with IFRS, and should be read in conjunction with the consolidated financial statements of the Group for the year ended December 31, 2008

	B.	Significant accounting policies

These condensed consolidated interim financial statements (the interim financial statements) have been prepared in accordance with the accounting policies adopted in the last annual financial statements for the year to December 31, 2008 except for the adoption of:

		•	IAS 1 Presentation of Financial Statements (Revised 2007)

		•	IAS 23 Borrowing Costs (Revised 2007)

		•	IFRIC 13 Customer Loyalty Programmes ii

The adoption of IAS 1 (Revised 2007) makes certain changes to the format and titles of the primary financial statements and to the presentation of some items within these statements. It also gives rise to additional disclosures. The measurement and recognition of the Group's assets, liabilities, income and expenses is unchanged. However, some items that were recognized directly in equity are now recognized in other comprehensive income, for example revaluation of property, plant and equipment. IAS 1 affects the presentation of owner changes in equity and introduces a 'Statement of comprehensive income'.

IAS 23 Borrowing Costs (Revised 2007) requires the capitalization of borrowing costs to the extent they are directly attributable to the acquisition, production or construction of qualifying assets that need a substantial period of time to get ready for their intended use or sale.  The appreciation of the standard did not have a material effect on the financial statements.

The Group has adopted IFRIC 13 Customer Loyalty Programmes, which clarifies that when goods or services are sold together with a customer loyalty incentive, the arrangement is a multiple-element arrangement and the consideration receivable from the customer is allocated between the components of the arrangement using fair values. The adoption of IFRIC 13 does not have a significant effect on the results of the current or prior periods presented.

The accounting policies have been applied consistently throughout the Group for the purposes of preparation of these condensed consolidated interim financial statements.

The following new interpretations have been issued, but are not effective for the financial year beginning January 1, 2009 and have not been early adopted:

•
IFRIC 17, "Distribution of non-cash assets to owners", effective for annual periods beginning on or after July 1, 2009.  This is not currently applicable to the group, as it has not made any non-cash distributions.

•
IFRIC 18, "Transfers of assets from customers", effective for transfers of assets received on or after July 1, 2009.  This is not relevant to the group, as it has not received any assets from customers.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

	B.	Significant accounting policies

•
IFRS 9 - "Financial Instruments", was published on November 12, 2009. The standard represents the first phase of the current project to replace IAS 39, Financial Instruments: Recognition and Measurement (IAS 39) and it replaces the provisions of IAS 39, with respect to the classification and measurement of financial assets.

The standard reduces the number of categories of financial assets and according to its provisions, all financial assets must be measured at either amortised cost or fair value. An entity shall apply IFRS 9 for annual periods beginning on or after January 1, 2013. Early adoption is permitted. To facilitate early adoption, an entity that applies IFRS 9 before financial reporting periods beginning before January 1, 2012 is not required to restate comparatives. Management has not yet determined the impact of IFRS 9, if any, on the financial statements.

•
IAS 24 - "Related Party Disclosures (Revised)", was published on November 4, 2009. The main change compared to the previous version is the introduction of an exemption from IAS 24's disclosures for transactions with a) a government that has control, joint control or significant influence over the reporting entity and b) 'government-related entities' (entities controlled, jointly controlled or significantly influenced by that same government). The standard includes also an amended definition of "related party" to clarify the intended meaning and remove some inconsistencies.

The revised Standard is to be applied retrospectively for annual periods beginning on or after January 1, 2011. Earlier application, of either the whole Standard or of the partial exemption for government-related entities, is permitted.

• IFRIC 13 Customer Loyalty Programmes ii

Other pronouncements which have been issued but are not effective for the financial year beginning January 1, 2009 and have not been early adopted are described in the consolidated financial statements of the group for the year ended December 31, 2008.

Management is of the opinion that the standard, when adopted, will not have material impact on the financial statements.

	C.	Restatement

The Company restated its financial statements for the year ended December 31, 2008 and for the nine and three month periods ended September 30, 2008, in order to retroactively reflect the effect of changes in the accounting treatment of the following issues:

A.
The financial statements for the year ended December 31, 2008 were restated in order to retroactively reflect the cancellation of deferred tax assets recognized in the past, in the financial statements of a subsidiary operating in the United States and as a result in the consolidated financial statements of the Company in respect of tax losses not yet utilized by the subsidiary.  Such treatment was applied since the subsidiary does not expect to have taxable income in the foreseeable future, against which such deferred taxes could be utilized.

B.
The financial statements for the year ended December 31, 2008 and for the nine and three month periods ended September 30, 2008 were restated in order to retroactively reflect the recognition of costs involved in the change of the Company's capital structure as an expense.  Prior to this correction, the Company presented the aforementioned costs as a direct off-set to the equity attributable to owners of the parent.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

	C.	Restatement (cont.)

The impact of the restatement on the financial statements is as follows:

1. Balance sheets

	US dollars (thousands)
	December 31, 2008
	Before restatement	Effect of the restatement	After restatement

Deferred tax assets	1,502	(1,502)	-
Accumulated deficit	(6,454)	(372)	(6,826)
Minority interest	4,177	(1,130)	3,047

	US dollars (thousands)
	September 30, 2008
	Before restatement	Effect of the restatement	After restatement

Accumulated deficit	(6,018)	401	(5,617)
Minority interest	4,328	(401)	3,927

2. Statements of loss

	US dollars (thousands)
	December 31, 2008
	Before restatement	Effect of the restatement	After restatement

Other expenses	-	(520)	(520)
Income tax expense	161	(1,502)	(1,341)
Loss for the period	(2,600)	(2,022)	(4,622)

	US dollars (thousands)
	Nine month period ended September 30, 2008
	Before restatement	Effect of the restatement	After restatement

Other expenses	48	(379)	(331)
Loss for the period	(2,213)	(379)	(2,592)

	US dollars (thousands)
	Three month period ended September 30, 2008
	Before restatement	Effect of the restatement	After restatement

Other expenses	(1)	(177)	(178)
Loss for the period	(648)	(177)	(825)

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

	D.	Non-current assets and liabilities classified as held for sale

When the Group intends to sell a non-current asset or a group of assets (a disposal group), and if sale within 12 months is highly probable, the asset or disposal group is classified as 'held for sale' and presented separately in the statement of financial position.

Liabilities are classified as 'held for sale' and presented as such in the statement of financial position if they are directly associated with a disposal group.

Assets classified as 'held for sale' are measured at the lower of their carrying amounts immediately prior to their classification as held for sale and their fair value less costs to sell. However, some 'held for sale' assets such as financial assets or deferred tax assets, continues to be measured in accordance with the Group's accounting policy for those assets. No assets classified as 'held for sale' are subject to depreciation or amortization, subsequent to their classification as 'held for sale'.

See Note 1F and Note 7 regarding, non-current assets and liabilities classified as held for sale, at the reporting period.

NOTE 3 -	CASH AND CASH EQUIVALENTS (For the purpose of the cash flow statements)

Cash and cash equivalents comprise of the following:

	US dollars (thousands)
	September 30,		December 31,
	2009	2008	2008
	Unaudited		Audited

Cash and cash equivalents	74	3,934	2,785
Short-term bank credit	(1,217)	(297)	(655)
	(1,143)	3,637	2,130

NOTE 4 -	SEGMENT REPORTING

As of January 2008, with the commencing operation of Abraxas by Ophthalmic Imaging Systems (hereinafter: "OIS"), the Company began operating through two different core activities, as follows:

	1.	Electronic record and practice management software;

	2.	Ophthalmic application.

	US dollars (thousands)
	Nine month period ended September 30, 2009 (Unaudited)
	Electronic record and practice management software	Ophthalmic application	Total

Revenue from external customers	608	5,768	6,376

Operating loss	(1,114)	(595)	(1,709)

Loss for the period	(1,114)	(1,677)	(2,791)

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 4 -	SEGMENT REPORTING (cont.)

	2.	Ophthalmic application (cont.).

	US dollars (thousands)
	Three month period ended September 30, 2009 (Unaudited)
	Electronic record and practice management software	Ophthalmic application	Total

Revenue from external customers	-	388	388

Operating loss	-	(197)	(197)

Loss for the period	-	(223)	(223)

	US dollars (thousands)
	Year ended December 31, 2008
	Electronic record and practice management software	Ophthalmic application		Total

Revenue from external customers	298	14,112		14,410

Operating loss	(754)	(1,996)	(*)	(2,750)	(*)

Loss for the period	(754)	(3,868)	(*)	(4,622)	(*)

(*) Restated – see Note 2C.

NOTE 5 -	CONVERTIBLE LOAN AGREEMENT

During August 2008 in respect of the Term Sheet signed between certain majority shareholders (the "Shareholders"), in connection with a convertible loan provided by the Shareholders to the Company, the Shareholders granted the company an additional loan in the amount of $400,000.

During the reported period, a new Convertible Loan Agreement was signed with the Shareholders at an aggregate amount of up to additional $800,000. The loan agreement shall cover also the principal amount of the above mentioned $400,000 provided to the Company during August 2008 and will apply the terms and conditions as detailed in the Convertible Loan Agreement. The loan shall bear interest at an annual rate of 12% and shall be repaid within 12 months from the date of the grant. Loan and any interest due thereon may be converted in a whole or in part into ordinary shares of the Company, at a conversion price equal to the lower between (1) the Company’s average share price on the Belgium EuroNext Stock Exchange during the 30 days prior the date of this agreement; and (2) the Company’s average share price on the Belgium EuroNext Stock Exchange during the 30 days prior the Conversion, and in each case subject to a discount at the rate of 20% of the Company’s average share price on the Belgium EuroNext Stock Exchange at the applicable dates. As security for the Company's obligation including repayments of the loan and any interest due thereon and the Conversion Rights, the Company shall grant to the shareholders a pledge in shares of common stock of OIS held by the Company subject to a discount at a rate of 30% of the price of OIS’ shares, to be allocated among each Shareholder pro-rata to the portion of the Loan which he actually provides.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 6 -	TERMINATION OF MERGER AGREEMENT WITH OIS

In March 2009, the Company and OIS have mutually agreed to terminate their merger agreement. The termination of the agreement is due to exorbitant costs the companies and associated shareholders would incur as a result of regulatory requirements. The companies initially announced the merger agreement in March 2008.

NOTE 7 -	ASSETS AND DISPOSAL GROUPS CLASSIFIED AS HELD FOR SALE

As stated in Note 1F, the assets and liabilities that will be sold as a result of the APA agreement, have been classified as assets and liabilities held for sale.

The carrying amounts of assets and liabilities in this disposal group are summarized as follows:

US dollars (thousands)
September 30,
2009
Unaudited
Current assets
Cash and cash equivalents	271
Accounts receivable	184
Inventories	93

Non-current assets
Property, plant and equipment	165
Goodwill and other intangible assets	3,266
Assets classified as held for sale	3,979

Current liabilities
Short-term bank credit and other current liabilities	23
Trade and other payables	141

Non-current liabilities
Long-term loans	85
Liabilities classified as held for sale	249

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Medivision Medical Imaging Ltd.

       We have audited the accompanying consolidated balance sheet of Medivision Medical Imaging Ltd. and subsidiaries (the "Company") as of December 31, 2008, and the related consolidated statement of operations, changes in shareholders' equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in Note 19, on June 24, 2009, to raise additional capital, Ophthalmic Imaging Systems, a subsidiary of the Company, sold to AccelMed 9,633,228 shares and a warrant to purchase up to 3,211,076 shares for an aggregate purchase price of $4,000,000.  On May 26, 2010, Ophthalmic Imaging Systems sold to AccelMed 3,581,089 shares and a warrant to purchase up to 1,193,696 shares for an aggregate purchase price of $2,000,000.

As discussed in Note 19, on October 21, 2009, the Company completed an Asset Purchase Agreement with Ophthalmic Imaging Systems to sell substantially all the assets of the Company.

/S/ Perry-Smith, LLP

Sacramento, California
August 10, 2010

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED BALANCE SHEET

December 31, 2008
(in thousands of U.S. dollars)

ASSETS

Current assets:
Cash and cash equivalents	$2,785
Restricted cash	158
Accounts receivable:
Trade, net	2,343
Other accounts receivable	428
Inventories	1,576

Total current assets	7,290

Non-current assets:
Property and equipment, net	600
Goodwill and other intangible assets	8,080

Total assets	$15,970

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term bank credit and other current liabilities	$3,664
Trade payables	1,409
Other accounts payable	4,305

Total current liabilities	9,378

Long-term liabilities:
Long-term loans, net of current maturities	1,034
Long-term employee benefits	64

Total long-term liabilities	1,098

Total liabilities	10,476

Commitments and contingencies

Shareholders' equity:
Equity attributable to equity holders of the parent:
Ordinary shares of NIS 0.1 par value each; authorized – 10,000,000
shares; issued and outstanding – 8,484,872	215
Additional paid-in capital	9,302
Capital reserve	(311)
Foreign currency translation differences	67
Accumulated deficit	(6,826)

2,447

Minority interest	3,047

Total equity	5,494

Total liabilities equity	$15,970

The accompanying notes are an integral part of these consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2008
(in thousands of U.S. dollars, except per share data)

Sales	$14,410
Cost of sales	6,630

Gross profit	7,780

Operating expenses:
Research and development expenses	2,859
Selling and marketing expenses	4,832
General and administrative expenses	2,319

Total operating expenses	10,010

Operating loss	(2,230)

Financial income	73

Financial expenses	(604)

Loss before other loss	(2,761)

Other loss, net	(520)

Loss before taxes on income	(3,281)

Income tax expense	(1,341)

Net loss for the year	(4,622)

Attributed to:
Equity holders of the parent	(3,296)
Minority interest	(1,326)
$(4,622)

Basic loss per share	$(0.43)

The accompanying notes are an integral
part of these consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
For the Year Ended December 31, 2008
(in thousands of U.S. dollars)

	Attributable to Equity Holders of the Parent
	Share Capital	Additional Paid-In Capital	Capital Reserve	Foreign Currency Translation Differences	Accumulated Deficit	Total	Minority Interests	Total Equity

Balance, January 1, 2008	$165	$8,775	$(311)	$132	$(3,492)	$5,269	$4,454	$9,723

Convertible loan converted into shares	50	576				626		626

Total comprehensive loss				(65)	(3,334)	(3,399)	(1,326)	(4,725)

Warrants, equity component of convertible loans issued by subsidiary and exercise of options into common stock of a subsidiary		(105)				(105)	(98)	(203)

Cost of share-based payment		56				56	17	73

Balance, December 31, 2008	$215	$9,302	$(311)	$67	$(6,826)	$2,447	$3,047	$5,494

The accompanying notes are an integral
part of these consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2008
(in thousands of U.S. dollars)

Cash flows from operating activities:
Net loss for the year	$(4,622)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	242
Loss of disposal of assets	10
Deferred taxes, net	1,341
Cost of share-based payment	73
Financial costs	232
Other	14
Changes in operating assets and liabilities:
Decrease in trade receivables	1,125
Decrease in other accounts receivable and prepaid expenses	274
Increase in inventories	(420)
Increase in trade payables	(312)
Decrease in other accounts payable and accrued expenses	(109)
Interest paid	(269)

Net cash used in operating activities	(2,421)

Cash flows from investing activities:
Purchase of property and equipment	(184)
Proceeds from the sale of property and equipment	8
Additions to intangible assets	(2,110)

Net cash used in investing activities	(2,286)

Cash flows from financing activities:
Receipt of convertible loan from shareholder	400
Short-term credit from banks	476
Repayment of long-term loans	(1,311)

Net cash used in financing activities	(435)

Decrease in cash and cash equivalents	(5,142)

Net foreign exchange differences	(65)
Cash and cash equivalents, beginning of year	7,992

Cash and cash equivalents, end of year	$2,785

Supplementary Information:
Cash paid during the year for interest	$269
Income taxes	$6

Supplementary schedule of non-cash activities:
Repayment of notes payable and interest through conversion
into shares	$626
Purchase of property and equipment with a financial loan	$63
Transfer of inventory into property and equipment	$34

The accompanying notes are an integral
part of these consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)

1.             GENERAL

The Business

Medivision Medical Imaging Ltd. (the "Company"), an Israeli corporation located in Haifa, was incorporated and commenced business operations in June 1993.  The Company and its subsidiaries (the "Group") is primarily engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancements and analysis software and related products and services for use by practitioners in the ocular healthcare field.  The principal markets of the Company are located in the United States.

In January 2008, Ophthalmic Imaging Systems ("OIS"), through its wholly-owned subsidiary, Abraxas Medical Solutions, Inc., a Delaware corporation ("Abraxas"), acquired substantially all the assets of AcerMed, Inc., a leading developer of Electronic Medical Records (EMR) and Practice Management software.  AcerMed has been providing comprehensive and advanced EMR and Practice Management software solutions for medical practices, from solo practitioners to multi-site practices nationwide.  Through the acquisition, OIS gained the rights to software applications that automate the clinical, administrative, and financial operations of a medical office.

Definitions

"The Company"	Medivision Medical Imaging Ltd.

"Subsidiaries"	Companies whose financial statements are fully consolidated with those of the Company.

"The Group"	The Company and its subsidiaries.

"OIS"	Ophthalmic Imaging Systems.

OIS is a company incorporated in Sacramento, California, USA, whose shares are traded over the counter on the NASDAQ (OISI.OB).  At December 31, 2008, the Company owns 56% of OIS's outstanding common stock.  (See also Note 16).

"CCS"
CCS Pawlowski GmbH. (CCS), a company incorporated in Jena, Germany.  CCS designs, develops, manufactures and markets ophthalmic digital imaging and image enhancement systems.  At December 31, 2008, the Company owns 63% of CCS's outstanding common stock.  (See Note 6).

"CPI"	The Consumer Price Index as published by the Central Bureau of statistics in Israel.

"NIS"	New Israeli Shekels.

1.            GENERAL (Continued)

Definitions (Continued)

"Dollar" or "$"	U.S. Dollar.

"Euro" or "€"	European currency.

2.            SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB).

The consolidated financial statements have been prepared on the historical cost basis except for certain items that are measured at fair value.

Use of Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

The significant management judgments in applying the accounting policies (critical account policies) of the Group are presented below.

Financial Statements in U.S. Dollars
The majority of the Company's and its U.S. subsidiary, OIS, sales are denominated in U.S. Dollars (Dollar) and the majority of their costs are incurred in Dollars or linked thereto.  Accordingly, the Company has determined the Dollar as the currency of the Company and OIS primary economic environment, and thus as their functional currency in accordance with IAS 21.  The consolidated financial statements are presented in Dollars.

The financial currency of a certain subsidiary is the Euro, which is the currency of the economic environment in which that subsidiary operates.  On consolidation, assets and liabilities have been translated into Dollars at the closing rate at the reporting date.  Income and expenses have been translated into the Group's presentation currency at the average rate over the reporting period.  Gains and losses from the translation of the subsidiary's financial statements to Dollars are reflected in shareholders' equity under "foreign currency translation differences".  On disposal of a foreign operation, the cumulative translation differences recognized in equity are reclassified to profit or loss and recognized as part of the gain or loss on disposal.  Goodwill and fair value adjustments arising on the acquisition of a foreign entity have been treated as assets and liabilities of the foreign entity and translated into Dollars at the closing rate.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.            SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Statements in U.S. Dollars (Continued)

Transactions and balances originally denominated in Dollars are presented at their original amounts.  Balances in non-Dollar currencies are translated into Dollars using historical and current exchange rates for non-monetary and monetary balances respectively.  For non-Dollar transactions reflected in the statement of operations, the average exchange rates prevailing at the date of the transaction are used.  Depreciation and changes in inventories deriving from non-monetary items are based on historical exchange rates.

All transaction gains and losses from the above translation are reflected in the statement of operations in financial expenses.

Data regarding the representative exchange rates of the New Israeli Shekels (NIS) in relation to the Dollar and the Euro on the balance sheet date and the changes therein during the reported period are as follows:

	Exchange Rate of the NIS
	U.S. Dollar	Euro
December 31, 2008	$3.802	5.30

Change during the year ended:
December 31, 2008	(1.1)%	(6.34)%

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  Subsidiaries are all entities over which the Group has the power to control the financial and operating policies.  Inter-company translations and balances, including profits from inter-company sales not yet realized outside the Group, have been eliminated upon consolidation.

Acquisitions of subsidiaries are included in the financial statements using the purchase method of accounting.  Subsidiaries are consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.  The financial statements of subsidiaries are prepared for the same reporting periods as the Company, using consistent accounting policies.  Adjustments are made to conform to any dissimilar accounting policies that may exist.

Minority interests represent the portion of a subsidiary's profit and loss and net assets that is not held by the Group.  If losses in a subsidiary applicable to a minority interest exceed the minority interest in the subsidiary's equity, the excess is allocated to the majority interest except to the extent that the minority has a binding obligation and is able to cover the losses.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments readily convertible into cash, originally purchased with maturities of three months or less, to be cash equivalents.

For the purposes of the consolidated statement of cash flows, cash and cash equivalents consist of cash and cash equivalents as defined above.

Restricted Cash

Restricted cash is primarily invested in certificates of deposits, which mature within one year and is used as security for a line of credit of OIS.

Trade Receivables

Trade receivables include amounts billed to customers from transactions arising in the ordinary course of business.  Management periodically evaluates the collectibility of these receivables.  An estimate for double debts is made when collection of the full amount is no longer probable.  The allowance for doubtful account balances is estimated based on historical experience and any specific customer installation issues that have been identified.  Bad debts are written off when identified.

Inventories

Inventories are valued at the lower of cost or net realizable value.  Cost for raw materials is determined on a first-in, first-out basis.  Cost for work-in-progress and finished products is determined as the cost of direct materials and labor and a proportion of manufacturing overhead based on normal operating activities.

Net realizable value is estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to complete the sale.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and any impairment in value.

Depreciation is computed by the straight-line method, on the basis of the estimated useful lives of the assets.

Material residual value estimates and estimates of useful life are updated as required, but at least annually.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

Annual depreciation rates are as follows:

Percent
Machinery and equipment	15 – 25
Office furniture and equipment	6 – 15
Computers and peripheral equipment	20 – 33
Vehicles	16.67
Leasehold improvements	Over the term of the lease

Gains or losses on the disposal of property and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognized in the consolidated statement of operations.

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.  If any such indication exists, and where the carrying values exceed the estimated recoverable amount, the assets or cash-generating units are written down to their recoverable amount.  The recoverable amount of property and equipment in the greater of the net selling price and the value in use.  In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the assets.  For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.  Impairment losses are recognized in the consolidated statement of operations.

Impairment losses for cash-generating units reduce first the carrying amount of any goodwill allocated to that cash-generating unit.  Any remaining impairment loss is charged pro rata to the other assets in the cash-generating unit.  With the exception of goodwill, all assets are subsequently reassessed for indications that an impairment loss previously recognized may no longer exist.  An impairment charge is reversed if the cash-generating unit's recoverable amount exceeds its carrying amount.

Business Combinations and Goodwill

Business combinations are accounted for using the purchase method.  The purchase method involves the recognition of the acquiree's identifiable assets and liabilities, including contingent liabilities, regardless of whether they were recorded in the financial statements prior to acquisition.  On initial recognition the assets and liabilities of the acquired subsidiary are included in the consolidated balance sheet at their fair values, which are also used as the bases for subsequent measurement in accordance with the Group's accounting policies.  Goodwill is stated after separating out identifiable intangible assets.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business Combinations and Goodwill (Continued)

Goodwill represents the excess of the cost of the acquisition over the fair value of identifiable net assets of a subsidiary at the date of acquisition.  Goodwill arising from the purchase of OIS (for which the agreement date was prior to March 31, 2004) was amortized on a straight-line basis over its useful economic life of 20 years.  Goodwill is stated at cost less accumulated amortization at December 31, 2004, and any impairment in value as of December 31, 2008.

In accordance with the transition provisions of the IFRS 3, the Group has ceased amortizing goodwill commencing on January 1, 2005.  IFRS 3 requires the Group to test goodwill for impairment annually at the cash generating unit level (unless an event occurs during the year which requires the goodwill to be tested more frequently).  The Company has not recorded any impairment losses with respect to its annual goodwill test, in the reported periods.

Leases

Financial leases, which effectively transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the present value of the minimum lease payments at the inception of the lease term and disclosed as leased property and equipment.  Lease payments are apportioned between the finance changes and reduction of the lease liability to achieve a constant rate of interest on the remaining balance of the liability.

Depreciation methods and useful lives for assets held under finance lease agreements, correspond to those applied to comparable assets which are legally owned by the Group.

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases.  Operating lease payments are recognized as an expense in the consolidated statement of operations on a straight-line basis over the lease term.

Warranty Provision

The Group's warranty provision contains two components.  A general product provision on a per product basis and a specific provision increased as the Group becomes aware of system performance issues.  The product provision is calculated based on a fixed Dollar amount per shipped units each quarter.  Specific provisions usually arise from the introduction of new products.

When a new product is introduced, the Group provides for specific problems arising from potential issues, if any.  As issues are resolved, the Group reduces the specific provision.  These types of issues can cause the warranty provision to fluctuate outside of sales fluctuations.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warranty Provision (Continued)

The Group estimates the cost of the various warranty services by taking into account the estimated cost of services for routine warranty claims in the first year, including parts, labor and travel costs for service technicians.  The Group analyzes the gross profit margin of their service department, the price of their extended warranty contracts, factoring in the hardware costs of various systems, and use a percentage to calculate the cost per system to use for the first year manufacturer's warranty.

Borrowing Costs

Borrowing costs are recognized as an expense when incurred in accordance with the benchmark accounting treatment under IAS 23.

Convertible Debt

Convertible Debt with Fixed Conversion Terms

The component parts (liability and equity elements) of such convertible debt are measured and reported separately in the consolidated balance sheet.  Upon the issuance of such convertible debt, the fair value of the liability component is determined using a market rate for an equivalent non-convertible debt.  This amount is shown as a liability on the amortized cost basis until conversion or repayment.  The remainder, if any, of the proceeds received upon the issuance of the convertible debt is allocated to the equity component (option) and included in shareholders' equity.  The value of the option is not changed in subsequent periods.

Such convertible debt is considered as a compound financial instrument that contains both a liability and an equity component.

Issuance costs are allocated between the liability and equity components of the convertible debt based on the allocation of the proceeds to those components when they are first recognized.

Convertible Debt with Variable Conversion Turns

Such convertible debt is considered as a hybrid financial liability that contains an embedded derivative.

Upon initial recognition of such instrument, the Company recognizes the embedded derivative (the conversion option) separately from the host contract based on its fair value at the initial recognition.  The remainder is allocated to the liability component.  The derivative is then measured at fair value at each balance sheet date and the changes in the fair value are reported through the consolidated statement of operations.  The liability component is measured after initial recognition at amortized cost using the effective interest method.  This component is shown as a liability until conversion or repayment.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Convertible Debt (Continued)

Convertible Debt with Variable Conversion Turns (Continued)

Issuance costs are allocated between the embedded derivative and the cost based on the allocation of the proceeds shown above.  The costs allocated to the embedded derivative are charged to income on initial recognition and the proceeds allocated to the host component are charged to the host component.

Long-term Employee Benefit

The Company's liability for employee rights upon retirement with respect to its Israeli employees is calculated, pursuant to Israeli severance pay law, based on the most recent salary of each employee multiplied by the number of years of employment, as of the balance sheet date.  Employees are entitled to one month's salary for each year of employment, or a portion thereof.  The Company makes monthly deposits to insurance policies and severance pay funds.  The liability of the Company is fully provided for.

The deposited funds include profits accumulated up to the balance sheet date.  The deposited funds may be withdrawn upon the fulfillment of the obligation pursuant to Israeli severance pay laws or labor agreements.  The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits.

The liability for employee rights upon retirement for the employees of the non-Israeli subsidiaries of the Company is calculated on the basis of the labor laws of the country in which the subsidiary is located and is covered by an appropriate accrual.

Income Taxes

Tax expense recognized in the consolidated statement of operations is comprised of deferred tax and current tax not recognized directly in equity.

Deferred income tax is provided for, using the liability method, on all temporary differences at the balance sheet date, between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.  However, deferred tax is not provided on the initial recognition of goodwill, or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects tax or accounting profit.

Deferred income tax assets are recognized for all deductible temporary differences, carry forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, carry forward of unused tax assets, and unused tax losses can be utilized.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured, without discounting, at the tax rates that are expected to apply to the period in which the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted as of the balance sheet date.

Revenue Recognition

Revenue is recognized when the significant risks and rewards of ownership have passed to the buyer, the amount of revenue can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the entity, the costs incurred or to be incurred can be measured reliably, and when the criteria for each of the Group's different activities has been met.

The multiple components of the Group's revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for product shipment, installation and training services, and service contracts based on performance or contract period.

Revenue for product shipment is recognized when title passes to the customer, which is upon shipment, provided there are no conditions to acceptance, including specific acceptance rights.  If the Group makes an arrangement that includes specific acceptance rights, revenue is recognized when the specific acceptance rights are met.  Upon review, the Group concluded that consideration received from their customer agreements are reliably measurable because the amount of the consideration is fixed and no specific refund rights are included in the arrangement.  The Group defers 100% of the revenue from sales shipped during the period that they believe may be uncollectible.

Installation revenue is recognized when the installation is complete.  Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services.  These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to market acceptance.  There is no price reduction in the product price if the customer chooses not to have the Group complete the installation.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Extended product service contracts are offered to the Group's customers and are generally entered into prior to the expiration of the Group's one year product warranty.  The revenue generated from these transactions are recognized over the contract period, normally one to four years.

The Group does not have a general policy for cancellation, termination or refunds associated with the sale of their products and services.  All items are on a quote/purchase order with payment terms specified for the whole order.  Occasionally, the Group has customers who require specific acceptance tests and, accordingly, the Group does not recognize such revenue until these specific tests are met.

Research and Developments Costs and Other Intangible Assets

Research costs are expensed as incurred.  An intangible asset arising from development expenditures on an individual project is recognized only when the Group can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during development.

During the period of development, the asset is tested for impairment annually.  Following the initial recognition of the development expenditure, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses.  Amortization of the asset begins when development is complete and the asset is available for use.  It is amortized over the period of expected future sales.  During the period of which the assets are not yet in use it is tested for impairment annually.

Other intangible assets include acquired and internally developed software and knowledge used in production that qualify for recognition as an intangible asset in a business combination.  They are accounted for using the cost model whereby capitalized costs are amortized on a straight line basis over their estimated useful lives, as these assets are considered finite.  Residual values and useful lives are reviewed at each reporting date.  In addition, they are subject to impairment testing as described above.  The following useful life is applied:

EMR related software – 15 years

Royalty-bearing Grants

Royalty-bearing grants form the Chief Scientist and BIRD-F for funding certain approved research projects are recognized at the time the Company is entitled to such grants on the basis of the related costs incurred and are presented as a reduction of research and development expenses.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

The Group calculates basic and diluted earnings per share in accordance with IAS 33, Earnings Per Share.  Basic earnings per share are computed using the weighted average number of shares outstanding during the period.  Diluted earnings per share are computed using the weighted average number of shares outstanding during he period plus the dilutive effect of stock options outstanding during the period, if any, and after consideration with any dilutive effect of the convertible loans.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, restricted cash, trade and other receivables, short-term bank credit, trade and other payable, and long-term loans reported in the consolidated balance sheet approximate their fair values.

Concentrations of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash, cash equivalents (including restricted cash) and trade receivables.

Cash and cash equivalents are deposited with banks and financial institutions in Israel, Germany and the United States of America.  Management believes that the financial institutions that hold the Group's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Group has adopted credit policies and standards intended to accommodate industry growth and inherent risk.  The Group performs ongoing credit evaluations of its customers' financial condition and has limited the risk by implementing a policy that requires deposits from customers, and that takes into account the number of customers and their geographic dispersion.  The Group includes provisions in the consolidated financial statements which, in the opinion of management, are adequate to cover doubtful accounts.

Share-based Payment

IFRS 2, Share-Based Payment, requires an expense to be recognized when goods or services are acquired in exchange for shares or rights to shares (equity-settled transactions), or in exchange for other assets equivalent in value to a given number of shares or rights to shares (cash-settled transactions).

All goods and services received in exchange for the grant of any share-based payment are measured at their fair values.  Where employees are rewarded using share-based payments, the fair values of employees' services are determined indirectly by reference to the fair value of the equity instruments granted.  This fair value is appraised at the grant date and excludes the impact of non-market vesting conditions (for example profitability and sales growth targets and performance conditions).

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Share-based Payment (Continued)

All share-based payment is ultimately recognized as an expense in the consolidated statement of operations with a corresponding credit to "additional paid-in capital".

If vesting periods or other vesting conditions apply, the expense is allocated over the vesting period, based on the best available estimate of the number of share options expected to vest.  Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable.  Estimates are subsequently revisited, if there is any indication that the number of share options expected to vest differs from previous estimates.  Any cumulative adjustment prior to vesting is recognized in the current period.  No adjustment is made to any expense recognized in prior periods if share options ultimately exercised are different to that estimated on vesting.

Provisions, Contingent Liabilities and Contingent Assets

Provisions are recognized when present obligations as a result of a past event will probably lead to an outflow of economic resources from the Group and amounts can be estimated reliably.  Timing or amount of the outflow may still be uncertain.  A present obligation arises from the presence of a legal or constructive commitment that has resulted from past events, for example, product warranties granted, legal disputes or onerous contracts.  Restructuring provisions are recognized only if a detailed formal plan for the restructuring has been developed and implemented, or management has at least announced the plan's main features to those affected by it.  Provisions are not recognized for future operating losses.

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation.  Provisions are discounted to their present values, where the time value of money is material.

Any reimbursement that the Group can be virtually certain to collect from a third party with respect to the obligation is recognized as a separate asset.  However, this asset may not exceed the amount of the related provision.

All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

Financial Instruments

Financial assets and financial liabilities are recognized when the Group becomes a party to the contractual provisions of the financial instrument.

Financial assets are derecognized when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and all substantial risks and rewards are transferred.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments (Continued)

A financial liability is derecognized when it is extinguished, discharged, cancelled or expires.

Financial assets and financial liabilities are measured initially at fair value plus transactions costs, except for financial assets and financial liabilities carried at fair value through the consolidated statement of operations, which are measured initially at fair value.

Financial assets and financial liabilities are measured subsequently as described below.

Financial Assets

For the purpose of subsequent measurement, financial assets other than those designated and effective as hedging instruments, are classified into the following categories upon initial recognition:

•	Loans and receivables
•	Financial assets at fair value through the consolidated statement of operations
•	Held-to-maturity investments
•	Available-for-sale financial assets

The category determines subsequent measurement and whether any resulting income and expense is recognized in the consolidated statement of operations in other comprehensive income.

All financial assets except for those at fair value through the consolidated statement of operations are subject to review for impairment at least at each reporting date.  Financial assets are impaired when there is any objective evidence that a financial asset or a group of financial assets is impaired.  Different criteria to determine impairment are applied for each category of financial assets, which are described below.

The financial assets of the Group were classified as "loans and receivables".

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market.  After initial recognition these are measured at amortized cost using the effective interest method, less provision for impairment.  Discounting is omitted where the effect of discounting is immaterial.  The Group's cash and cash equivalents, trade and most other receivables fall into this category of financial instruments.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments (Continued)

Financial Liabilities

The Group's financial liabilities include borrowings, trade and other payables and derivative financial instruments.

Financial liabilities are measured subsequently at amortized cost using the effective interest method, except for financial liabilities held for trading or designated at fair value through profit or loss, that are carried subsequently at fair value with gains or losses recognized in the consolidated statement of operations.

All derivative financial instruments (including embedded derivatives) that are not designated and effective as hedging instruments are accounted for at fair value through the consolidated statement of operations.

All interest-related charges and, if applicable, changes in an instrument's fair value that are reported in profit or loss are included within "financial expenses" or "financial income".

IFRS and IFRIC Interpretations Not Yet Effective

IAS 23 Borrowing Costs (Revised) (Effective from January 1, 2009)

The revised standard requires the capitalization of borrowing costs, to the extent they are directly attributable to the acquisition, production or construction of qualifying assets that need a substantial period of time to get ready for their intended use or sale.  The option currently used by the Group of immediately expensing those borrowing costs will be removed.  In accordance with the transitional provisions of the revised standard, the Group capitalizes borrowing costs relating to qualifying assets for which the commencement date is on or after the effective date.  No retrospective restatement will be made for borrowing costs that have been expensed for qualifying assets with a commencement date before the effective date.  The revised standard will decrease the Group's reported interest expense and increase the capitalized cost of qualifying assets under construction in future periods.  Management believes that borrowing costs are expected to be capitalized in the first year of application of this revised standard.  The capitalization is primarily related to some of the Group's development projects.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

IFRS and IFRIC Interpretations Not Yet Effective (Continued)

IFRIC 13 Customer Loyalty Programs (Effective from July 1, 2008)

This interpretation clarifies that when goods or services are sold together with a customer loyalty incentive (for example loyalty points or free products), the arrangement is a multiple-element arrangement and the consideration receivable from the customer is allocated between the components of the arrangement using fair values.  The Group's current accounting policy is to recognize the consideration in full and to provide for the estimated cost of the future rewards.  Consequently, the adoption of this interpretation will change the Group's accounting policy.  The Group very seldom awards free products in connection with a sales transaction.  Therefore, management believes the financial effects of this interpretation are insignificant for current and future reporting periods.

IFRS 3 Business Combinations (Revised 2008) (Effective from July 1, 2009)

The standard is applicable for business combinations occurring in reporting periods beginning on or after July 1, 2009 and will be applied prospectively.  The new standard introduces changes to the accounting requirements for business combinations, but still requires use of the purchase method, and will have a significant effect on business combinations occurring in reporting periods beginning on or after July 2, 2009.

IAS 27 Consolidated and Separate Financial Statements (Revised 2008) (Effective from July 1, 2009)

The revised standard introduces changes to the accounting requirements for the loss of control of a subsidiary and for changes in the Group's interest in subsidiaries.  Management does not expect the standard to have a material effect on the Group's consolidated financial statements.

Amendments to IFRS 2 Share-based Payment (Effective From January 1, 2009)

The IASB has issued an amendment to IFRS 2 regarding vesting conditions and cancellations.  None of the Group's current share-based payment plans are affected by the amendments.  Management does not consider the amendments to have an impact on the Group's consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

IFRS and IFRIC Interpretations Not Yet Effective (Continued)

Annual Improvements 2008

The IASB has issued Improvements for International Financial Reporting Standards 2008.  Most of these amendments become effective in annual periods beginning on or after January 1, 2009.  The Group expects the amendment to IAS 23 Borrowing Costs to be relevant to the Group's accounting policies.  The amendment clarifies the definition of borrowing costs by reference to the effective interest method.  This definition will be applied for reporting periods beginning on or after January 1, 2009.  Management believes additional amendments are made to several other standards.  These amendments are not expected to have a material impact on the Group's consolidated financial statements.

Critical Accounting Estimates and Judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods  Actual results could differ from those estimates.

The Group makes estimates and assumptions concerning the future.  The resulting accounting estimates will, by definition, seldom equal the related actual results.  The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

The following are significant management judgments in applying the accounting policies of the Group that have the most significant effect on the consolidated financial statements.

Internally Generated Software and Research Costs

Management monitors progress of internal research and development projects by using a project management system.  Significant judgment is required in distinguishing research from the development phase.  Development costs are recognized as an asset when all the criteria are met, whereas research costs are expensed as incurred.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Internally Generated Software and Research Costs (Continued)

To distinguish any research-type project phase from the development phase, it is the Group's accounting policy to also require a detailed forecast of sales or cost savings expected to be generated by the intangible asset.  The forecast is incorporated into the Group's overall budget forecast as the capitalization of development costs commences.  This ensures that managerial accounting, impairment testing procedures and accounting for internally-generated intangible assets is based on the same data.

The Group's management also monitors whether the recognition requirements for development costs continue to be met.  This is necessary as the economic success of any product development is uncertain and may be subject to future technical problems after the time of recognition.

Deferred Tax Assets

The assessment of the probability of future taxable income in which deferred tax assets can be utilized is based on the Group's latest approved budget forecast, which is adjusted for significant non-taxable income and expenses and specific limits to the use of any unused tax loss or credit.  The tax rules in the numerous jurisdictions in which the Group operates are also carefully taken into consideration.  If a positive forecast of taxable income indicates the probable use of a deferred tax asset, especially when it can be utilized without a time limit, that deferred tax asset is usually recognized in full.  The recognition of deferred tax assets that are subject to certain legal or economic limits or uncertainties is assessed individually by management based on the specific facts and circumstances.

Impairment

An impairment loss is recognized for the amount by which the asset's or cash-generating unit's carrying amount exceeds its recoverable amount.  To determine the recoverable amount, management estimates expected future cash flows from each cash-generating unit and determines a suitable interest rate in order to calculate the present value of those cash flows.  In the process of measuring expected future cash flows, management makes assumptions about future gross profits.  These assumptions relate to future events and circumstances.  The actual results may vary, and may cause significant adjustments to the Group's assets within the next financial year.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

3.	ACCOUNTS RECEIVABLE

A summary of accounts receivable at December 31, 2008 follows:

Trade, net:
Open accounts	$2,567
Less: allowance for doubtful accounts	(224)

$2,343

Other accounts receivable:
Prepaid expenses	$354
Other	74

$428

4.	INVENTORIES

A summary of inventories at December 31, 2008 follows:

Raw materials	$425
Work in progress	367
Finished products	784

$1,576

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	Machinery and Equipment	Office Furniture and Equipment	Computers and Peripheral Equipment	Vehicles*	Leashold improve-ments	Total
Cost:
Balance as of
January 1, 2008	$380	$883	$183	$101	$30	$1,577

Changes during the year:
Foreign translation	(4)			(6)		(10)
Additions, including
through business
combination	36	192	3	62		293
Disposals		(13)		(27)		(40)

Balance as of
December 31, 2008	$412	$1,062	$186	$130	30	$1,820

Accumulated depreciation:
Balance as of
January 1, 2008	$323	$467	$162	$21	$29	$1,002
Foreign translation	(3)			(3)		(6)
Additions	25	182	16	19		242
Disposals				(18)		(18)

Balance as of
December 31, 2008	$345	$649	$178	$19	$29	$1,220

Depreciated cost:
Balance as of
December 31, 2008	$67	$413	$8	$111	$1	$600

*   Includes assets under capital lease agreements, whose original cost is $137 as of December 31, 2008.
*   Liens – see Note 10.

6.	GOODWILL AND OTHER INTANGIBLE ASSETS

A summary of goodwill and other intangible assets at December 31, 2008 follows:

Original amounts:
Goodwill	$4,233
Intangible assets	4,872

9,105
Accumulated amortization:
Goodwill *	1,025
$8,080

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

6.	GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

On August 18, 2000, the Company acquired a controlling interest of voting shares of OIS.  The consideration for the acquisition, paid in cash, was $2,575.  Goodwill arising on the acquisition amounted to $3,487.

Effective July 1, 2004, the Company acquired 54% of the voting shares of CCS, a company incorporated in Jena, Germany.  CCS designs, develops, manufactures and market ophthalmic digital imaging and image enhancement systems.  The consideration for the acquisition was $845 of with $813 was paid in cash and the balance of $32 by transfer of shares of Medivision's U.S. subsidiary, OIS.

In July 2005, the Company increased its holdings in CCS by an additional 9% in consideration of one thousand EURO and reached a 63% holding in CCS.

Intangible assets consist primarily of capitalized development costs and the purchase of substantially all the assets of AcerMed, Inc., a leading software developer for Electronic Medical Records.

7.	SHORT-TERM CREDIT AND CURRENT MATURITIES OF LONG-TERM LOANS

A summary of short-term credit and current maturities of long-term loans at December 31, 2008 follows:

	Interest Rate	2008

Short-term bank credit		505
Line of credit	Prime	150
Convertible shareholder loans	9%	349
Liability with respect to conversion component		100
Current maturities of long-term notes (Note 9)		2,560

		$3,664

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

7.	SHORT-TERM CREDIT AND CURRENT MATURITIES OF LONG-TERM LOANS (Continued)

In May 2003, OIS entered into a line of credit agreement with a bank of up to $150.  The line is secured by a $158 pledged deposit with the bank.  Advances on the line bear interest at prime (3.25% at December 31, 2008) and are due monthly.  The line of credit expires on May 10, 2011.

In September 2007, the Company signed a Term Sheet which summarizes the various understandings reached between the Company and certain of its majority shareholders (the "Shareholders"), in connection with a convertible loan to be provided by the Shareholders to the Company.  As of December 31, 2007, the Company received a loan in an amount of $550.  On June 30, 2008, the Company issued 1,677,573 Ordinary Shares NIS 0.1 par value to Shareholders under the Term Sheet, in connection with a convertible loan provided by the Shareholders to the Company during the fourth quarter of 2007 and January 2008.  In consideration of the issued shares, the shareholders loan in the amount of $626 was converted into share capital of the Company.

During August 2008, under the above Term Sheet, the Shareholders granted the Company an additional loan in the amount of $400.

The loan shall bear interest at an annual rate of 9% and shall be repaid within 12 months from the date of closing (September 2009).

The loan will be convertible at the election of the shareholders at a price per share reflecting a discount rate of 20% of the average share price during the 30 days before conversion.

The proceeds were allocated to a shareholders' loan component and to a liability with respect to the conversion component (an embedded derivative) (Note 2).

8.	OTHER ACCOUNTS PAYABLE

Other accounts payable at December 31, 2008 consisted of the following:

Employees	$1,066
Accrued expenses to shareholders	278
Deferred extended warranty revenue	1,925
Advances from customers	111
Warranty provision	76
Accrued expenses and other credit balances	849

$4,305

In addition to OIS's one-year warranty, OIS offers an extended warranty for an additional charge to the customer.  OIS records the sale of the extended warranty as deferred revenue and amortizes the revenue over the term of the agreement, generally one to four years.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

8.	OTHER ACCOUNTS PAYABLE (Continued)

Product warranty provision changes consist of the following:

Balance at beginning of the year	$131

Net provisions	134
Warranty costs incurred	(189)

Balance at end of the year	$76

9.	LONG-TERM LOANS

Long-term loans at December 31, 2008 consisted of the following:

	Interest Rate	2008

Bank loans	LIBOR + 3.75%	$1,377
Capitalized lease	3% – 4%	119
Convertible shareholders' loan	9%	2,098

		3,594

Less: current maturities of long-term loans		(2,560)

		$1,034

For the loan agreement with United Mizrahi Bank, see Note 10.

The LIBOR rate was 1.425% at December 31, 2008.

In November 2006, the Company obtained a long-term bank loan in the amount of $750.  The loan with interest at an annual rate of LIBOR + 3.75% is to be paid in eighteen monthly installments, commencing in July 2009.

In February 2007, the Company obtained a long-term bank loan in the amount of $500.  The loan with interest at an annual rate of LIBOR + 3.75% is to be paid in eighteen monthly installments, commencing in July 2009.

On October 29, 2007, OIS entered into a Purchase Agreement (the "Purchase Agreement") with certain purchasers, pursuant to which OIS issued to the Purchasers (i) an aggregate of $2,750 in principal amount of its 6.5% interest bearing Convertible Notes Due April 30, 2010 (the "Notes"), which Notes are convertible into 1,676,829 shares of OIS common stock, no par value, and (ii) warrants ("Warrants") to purchase an aggregate of 616,671 shares of OIS common stock at an exercise price of $1.87 per share.  The Warrants expire on December 10, 2012.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

9.	LONG-TERM LOANS (Continued)

The Company allocated the proceeds to the liability component and to the equity components (including warrants) in accordance with the principles detailed in Note 2 (including consideration with minority interest).

Aggregate maturities of long-term loans are as follows:

First year – current maturities	$2,560

Second year	928
Third year	45
Fourth year	61

1,034

$3,594

10.	COMMITMENTS AND CONTINGENT LIABILITIES

Chief Scientist

The Company is committed, under agreements with the Chief Scientist in respect of certain research and development projects, to pay royalties to the Chief Scientist at the rate of 3.5% of the sales of products resulting from the research and development which resulted with the AngioVision product line, at an amount not to exceed the amount of the grants received by the Company, as participation in the research and development program.  The sales of the AngioVision product line have decreased significantly.  As of December 31, 2008, the Company had an outstanding contingent obligation to pay royalties in the amount of $1,804.  The obligation to pay these royalties is contingent on actual sales of the AngioVision product and in the absence of such sales no payment is required.  Company management is of the opinion that payment of these royalties is remote.

BIRD-F

The Group received grants from the Binational Industrial Research Development Foundation (BIRD-F).  Royalty payments to BIRD-F are due at the rate of 2.5% for the first year and 5% beginning with the second year and thereafter, on revenues derived from research and development projects in which BIRD-F participated in their financing, up to 15% of the amount received by the Group.

As of December 31, 2008, grants received from BIRD-F amounted to $769, and the Group has an outstanding contingent obligation to pay royalties to BIRD-F aggregating up to $1,154.  The obligation to pay these royalties is contingent on actual sales of the product and in the absence of such sales, no payment is required.  Company management is of the opinion that payment of these royalties is remote.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

10.	COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

Liens

The Company's liabilities to banks are secured by a fixed lien on the Company's share capital, goodwill, patents and insurance rights and a floating lien on all of its assets.

To secure its liabilities to United Mizrahi Bank, the Company pledged 750,000 shares of its holdings in the common stock of OIS in favor of the bank.

OIS granted a security interest in substantially all assets of OIS to United Mizrahi Bank Ltd., as security for amounts borrowed by the Company from the bank.  To secure this debenture, the Company pledged 2,345,500 shares of OIS common stock.

To secure its liabilities to its shareholders for convertible loans received during 2008, the Company pledged 4,837,391 shares of its holdings in the common stock of OIS in favor of its shareholder.

Short-term bank loan, including current maturities of
long-term loans	$2,560

Long-term bank loans	$1,034

Lease Agreements

OIS leases its facilities under a non-cancelable operating lease that expires in June 2012 with minimum lease payments of approximately $111 for the year ended December 31, 2009, $143 for the years ended December 31, 2010 and 2011, and $72 for the six months ending June 30, 2012.  OIS'S wholly-owned subsidiary, Abraxas, leases a facility for its office under a non-cancelable operating lease that expires April 30, 2009.  The lease agreement provides for minimum lease payments of $28 for the four months ended April 30, 2009.

The Company rents its facilities under a non-cancelable operating lease that expires in September 2010.  The lease agreements require minimum lease payments of approximately $40 per year until 2010.

Subsequent to the balance sheet date, the Company unilaterally terminated the agreement and moved to a new rented facility under a non-cancelable operating lease agreement that expires in February 22, 2011.  The lease agreement requires minimum lease payments of approximately $20 per year.

CCS leases its facilities under a six-month cancellation notice operating lease that is unlimited in time with minimum lease payments of approximately $22 per year.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

10.	COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

Claims

On March 12, 2007, one of the Company's subcontractors filed the following legal actions: (i) in the Tel Aviv District court – seeking judgment whereby any intellectual property rights arising from the parties' cooperation shall be partitioned between the Parties in equal parts; and (ii) in the Tel Aviv Magistrates Count – seeking monetary judgment against MediVision with respect to alleged debts.  In June 2010, the Company reached a settlement agreement and paid the subcontractors $235.

On May 11, 2007, OIS filed a civil action in the Superior Court of California for the County of Sacramento against its former president Steven Verdooner.  OIS consequently moved for and was granted an order amending the complaint to add claims against defendants Opko Health, Inc. and the Frost Group, LLC.  The complaint alleges against Mr. Verdooner claims of breach of fiduciary duty, intentional interference with contract, and intentional interference with prospective economic advantage, and it alleges claims against Opko Health and the Frost Group, as stated above, of interference and with aiding and abetting Verdooner's interference and breach of fiduciary duty.  The complaint requests total damages against defendants in excess of $7,000.  In May 2009, OIS agreed to a settlement with the defendants.  The defendants paid OIS $1,200.

11.	SHARE CAPITAL

Composition

Share capital for the year ended December 31, 2008 consisted of the following:

	Registered	Issued and Fully Paid

Ordinary shares	10,000,000	8,484,872

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

11.	SHARE CAPITAL (Continued)

Composition (Continued)

On June 30, 2009, the Company issued 1,677,573 Ordinary Shares NIS 0.1 par value to certain majority shareholders (the "Shareholders") in respect of the Term Sheet signed in September 2007 between the Shareholders, in connection with a convertible loan provided by the Shareholders to the Company during the fourth quarter of 2007 and January 2008.  In consideration of the issued shares, the Shareholders' loan in the amount of $626 was converted into share capital of the Company.

Warrants

In July 2005, the Company obtained a long-term bank loan in the amount of $2,000. The loan bears interest at an annual rate of LIBOR + 3.75%, and is to be paid in twenty four monthly installments, commencing on August 1,  2006.  The Company and the bank reached a new payments schedule under which the company will pay until June 2009 a monthly payment of $30 and from there on $83 unless otherwise agreed between the parties.  Under covenants set in the loan agreement, as long as any part of the loan is outstanding, the Company must maintain controlling ownership in OIS shares and a minimum amount of consolidated free cash as set in the agreement.  The Company was in compliance with all restrictive loan covenants as of December 31, 2008 and during the reported period.

In consideration for the loan, the Company modified the terms of the warrants issued to the bank during 2002.  The warrants to purchase shares of the Company for a total consideration of up to Euro 348,603 may be exercised at any time, for a period ending at the earlier of 8.5 years after December 9, 2002 or 12 months after the consummation of an exit transaction as described in the agreement with the bank.  The exercise price will be the lower of Euro 1.3 or the price per share set at the exit transaction less 40%.  The Company calculated the incremental fair value (increase in fair value of the warrants before and after the modification) using an option pricing model.

Stock Option Plans

On October 17, 1999, the Board of Directors of the Company adopted a Stock Option Plan (the "1999 Plan") pursuant to which share options in the Company may be granted to employees, officers, directors and consultants of the Company or any subsidiary.  An aggregate of 500,000 Ordinary Shares of the Company are reserved for issuance under the 1999 Plan.  Any options which are canceled or forfeited within the option period will become available for future grants.  The 1999 Plan will terminate in 2010, unless previously terminated by the Board of Directors.  The plan is under section 102 of the Israeli Tax Ordinance in connection with exemption from tax on the date of issuance of shares (subject to limitations).  As of December 31, 2008, there are 236,888 Ordinary Shares available for issuance under the 1999 Plan.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

11.	SHARE CAPITAL (Continued)

Stock Option Plans (Continued)

On November 16, 2004, the Board of Directors of the Company adopted an Israeli Stock Option Plan (the "2004 ISOP") pursuant to which share options in the Company may be granted to employees, officers, directors and consultants of the Company or any subsidiary.  An aggregate of 500,000 Ordinary Shares of the Company are reserved for issuance under the 2004 ISOP.  Any options which are canceled or forfeited within the option period will become available for future grants.  The vesting period will be 50% after two years, 25% after three years and 25% after four years from the grant date.  The 2004 ISOP will terminate in 2014, unless previously terminated by the Board of Directors.  As of December 31, 2008, there are 204,800 Ordinary Shares available for issuance under the 2004 ISOP.

As of December 31, 2008, there are 558,312 options outstanding, of which 546,312 are exercisable into Ordinary Shares as follows:

Exercise Price Per Share	Outstanding Number of Options		Weighted Average Contractual Life Remaining In Years	Exercisable Number of Options
(EURO)
0.50 – 1.50	263,112		1.5	263,112
0.80	271,200		6	271,200
2.02 – 2.53	24,000		8	12,000

	558,312	*		546,312

*	Including 218,768 options not issued under section 102 of the Israeli Tax Ordinance.

**	Weighted average contractual life remaining in years.

	December 31, 2008
	Amount	Weighted Average Exercise Price
		(EURO)
Outstanding at the beginning of the year	$763,489	0.88

Granted
Exercised
Forfeited	(205,177)	1.83

Outstanding at the end of the year	$558,312	1.08

Exercisable options	$546,312	1.07

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

11.	SHARE CAPITAL (Continued)

Stock Option Plans (Continued)

The fair value of options grants is estimated at the date of grant using the Black-Scholes option pricing model.  The following are the data and assumptions used:

Dividend yield	0%
Historical Volatility	74%
Expected Volatility	74%
Risk free interest rate	3.5%
Expected life of options	4 years
Exercise price	$2.58 - $3.23
Share price	$3.14
Fair value	$1.77 - $1.93

The expected volatility reflects the assumption that the historical volatility is indicative of future trends, which may also not necessarily be the actual outcome.

The Company recorded employee compensation expense of $56 for the year ended December 31, 2008, with a corresponding increase in equity (additional paid-in capital).

In addition, compensation expense of $30 was recorded for the year ended December 31, 2008, in connection with grants of options by OIS.

There were no grants during fiscal year 2008.

12.	SELECTED STATEMENT OF OPERATIONS DATA

Sales

Sales for the year ended December 31, 2008 is comprised as follows:

North America	$11,676
Europe	2,578
Other	156

$14,410

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

12.          SELECTED STATEMENT OF OPERATIONS DATA (Continued)

Cost of Sales

Cost of sales for the year ended December 31, 2008 is comprised as follows:

Materials consumed	$2,769
Salaries	3,566
Other	244

6,579

Changes in work in progress and finished products	51

$6,630

Research and Development Expenses

Research and development expenses for the year ended December 31, 2008 is comprised as follows:

Salaries and related expenses	$1,612
Subcontractors and consultants	370
Materials and supplies	42
Depreciation	24
Miscellaneous	811

$2,859

Selling and Marketing Expenses

Selling and marketing expense for the year ended December 31, 2008 is comprised as follows:

Salaries and related expenses	$3,173
Advertising and exhibitions	491
Foreign travel	549
Communications	49
Miscellaneous	570

$4,832

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

12.	SELECTED STATEMENT OF OPERATIONS DATA (Continued)

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2008 is comprised as follows:

Salaries and related expenses	$936
Professional services	529
Rent	250
Communications	72
Vehicle maintenance	19
Doubtful and bad debts	65
Depreciation	55
Miscellaneous	393

$2,319

Financial Expenses, Income

Financial expenses and income for the year ended December 31, 2008 is comprised as follows:

Expenses:
Bank expenses and interest, net	$604

Income:
Interest income	$73

Income Tax Expense

Income tax expense for the year ended December 31, 2008 is comprised as follows:

Current taxes	$1
Deferred taxes	(1,342)

$(1,341)

Earnings Per Share

Earnings per share for the year ended December 31, 2008 is comprised as follows:

Net loss for the year attributed to equity holders of the parent	$3,296

Weighted average number of shares used in calculation of basic earnings per share	7,646,086

Basic and diluted earnings per share	$(0.43)

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

13.	INCOME TAXES

Tax Benefits under the Encouragement of Capital Investments Law

The Company was granted "approved enterprise" status.  The main benefits to which the Company will be entitled, if it implements all the terms of the approved program, are exemption from tax on income from the approved enterprise, and reduced tax rates on dividends originating from this income.  The income from the approved enterprise will be exempt from tax for a ten year period, commencing on the date that taxable income is first generated by the approved enterprise (limited to the earlier of a maximum period of 12 years from commencing operations or 14 years from the date the approval letter is received). In August 1999, the Company was granted an additional period of extension, thus extending the period of tax exemption until 2009.

Dividend distributions originating in the income of the approved enterprise will be subject to tax at the rate of 15%, provided that the dividend is distributed during the period stipulated in the law.  In the event of a dividend distribution (including withdrawals and charges that are deemed to be dividends) out of the income originating from the approved enterprise, and on which the Company received a tax exemption, income from which the dividend is distributed will be subject to corporate tax at the rate of 25%.

The entitlement to the above benefits is conditional upon the Company fulfilling the conditions stipulated by the above law, regulations published hereunder and the instruments of approval for the specific investments in "approved enterprises".  In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest.  As of December 31, 2008, management believes that the Company is in compliance with all of the aforementioned conditions.

Measurement of Results for Tax Purposes Under the Income Tax (Inflationary Adjust-ments) Law, 1985 (the "Inflationary Adjustment Law")

The Company reports income for tax purposes in accordance with the provisions of the Inflationary Adjustments Law, whereby taxable income is measured in NIS, adjusted for changes in the Israeli Consumer Price Index.

Results of operations for tax purposes are measured in terms of earnings in NIS after adjustments for changes in the Israeli Consumer Price Index ("CPI").  Commencing January 1, 2008,this law is void and in its place there are transition provisions, whereby the results of operations for tax purposes are to be measured on a nominal basis.

Carry Forward Tax Losses

The Company has accumulated losses for tax purposes as of December 31, 2008, in the amount of approximately $7,000, which may be carried forward and offset against taxable income in the future for an indefinite period.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

13.	INCOME TAXES (Continued)

Carry Forward Tax Losses (Continued)

In June 2004, an amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 was passed by the "Knesset" (Israeli parliament) and on July 25, 2005, another law was passed, the amendment to the Income Tax Ordinance (No. 147) 2005, according to which the corporate tax rate is to be gradually reduced to the following tax rates: 2007 - 29%, 2008 - 27%, 2009 - 26%, 2010 and thereafter - 25%.

For the year ended December 31, 2008, a reconciliation of the theoretical tax expense, assuming all income is taxed at the statutory rate applicable to the income of companies in Israel, and the actual tax benefit, is as follows:

Loss before taxes as reported in the consolidated
statement of operations	$(3,281)
Statutory tax rate in Israel	27%

Theoretical tax expense	866

Increase in taxes resulting from:
Losses in respect of which no deferred taxes were generated	455

Actual tax expense	$1,341

Final Tax Assessments

The Company has tax assessments that are deemed final through 2003.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

14.	RELATED PARTY TRANSACTIONS AND BALANCES

Balances

Related party balances at December 31, 2008 consist of the following:

Accrued expenses to shareholders	$211

Other liabilities to shareholders	$44

Convertible loans of shareholders	$449

Other liabilities to Directors	$21

No advances or loans were granted to Directors of the Company.

Transactions

Interest to related parties for the year ended December 31, 2008 consist of the following:

Interest to related parties	$40

Salaries to key management personnel of the Company
(shareholders), including stock-based compensation	$171

Salaries to key management personnel of a subsidiary
(shareholders)	$576

Fees to Directors of the Company	$27

Salaries to Directors of a subsidiary	$45

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

15.	DEVELOPMENT SHARE CAPITAL OF OIS

As of December 31, 2008, the Company owns approximately 56% of outstanding common stock (9,445 thousand shares).

Warrant activity for the year ended December 31, 2008 is summarized as follows:

	Warrants	Weighted Average Exercise Price

Outstanding at beginning and end of year	929,671	$1.79

Currently exercisable	929,671	$1.79

On October 29, 2007, OIS entered into a Purchase Agreement with The Tail Wind Fund and Solomon Strategic Holdings, Inc.  Within this agreement, there were warrants issued to purchase an aggregate of 616,671 shares of OIS common stock at an exercise price of $1.87 per share.  526,973 of the warrants were issued to The Tail Wind Fund and 89,698 were issued to Solomon Strategic Holdings, Inc.  These warrants expire on December 10, 2012.

The  313,000 warrants outstanding as of January 1, 2008 and December 31, 2008 were issued in conjunction with the debt offerings for Laurus Master Fund.  The debt related to Laurus Master Fund was completely paid with cash or converted into shares as of December 31, 2006.  These warrants expire on April 27, 2009.

There were 929,671 warrants outstanding and exercisable as of December 31, 2008 with a weighted average remaining contractual life of 2.72 years, a weighted average exercise price of $1.79.

As of December 31, 2008, the price of the OIS share on the stock exchange was $0.17.  At December 31, 2008, the value of the share is $0.33 (Note 2).

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

16.	FINANCIAL RISK MANAGEMENT

Financial Risk Factors

The Company's activities expose it to a variety of financial risks:  market risk (including currency risk, fair value interest rate risk), credit risk and liquidity risk.

The Company's overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company's financial performance.

Company management designs principles for overall risk management, as well as develops policies covering specific areas, such as foreign exchange risk, pricing risk, interest rate risk, credit risk and liquidity risk.

The Company's principal financial instruments are comprised of accounts receivable, cash and cash equivalents, trade and other payables, short-term bank credit and long-term loans which arise directly from its operations.  During the year the Company did not undertake trading in financial instruments (including derivatives).

Credit Risk

Financial assets, which potentially subject the Company to credit risk, consist principally of trade receivables.  The Company has policies in place to ensure that sales are made to customers with an appropriate credit history.  The carrying amount of accounts receivable, represents the maximum amount exposed to credit risk.  The Company has no significant concentrations of credit risk.  Although collection of receivables could be influenced by economic factors, management believes that there is no significant risk of loss to the Company.

Cash (including cash equivalents and restricted cash) is placed in financial institutions, which are considered at the time of deposit to have minimal risk of default.

Foreign Exchange Risk

The Company performs purchases of goods and services and sells its products, receives loans and credit lines, which are denominated mainly in U.S. Dollars and partly in Euro and in NIS.  As a result, the Company is exposed to foreign exchange risk.

The Company does not have formal arrangements to mitigate foreign exchange risks of the Company's operations.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

16.	FINANCIAL RISK MANAGEMENT (Continued)

Financial Risk Factors (Continued)

Price Risk

The Company does not hold equity securities or any other publicly traded investments and therefore is not exposed to price risk with respect to financial instruments.

Cash Flow and Fair Value Interest Rate Risk

The Company's income and operating cash flows are substantially independent of changes in market interest rates.  The Company is exposed to LIBOR interest rate risk as its borrowings are linked significantly to the LIBOR. The Company has no interest-bearing assets.

Liquidity Risk

Prudent liquidity risk management implies maintaining sufficient cash and cash equivalents, the availability of funding through an adequate amount of committed credit facilities, and the ability to close out market positions.

The Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in a short-term perspective.  Liquidity needs are monitored in various time bands, on a day-to-day and week-to-week basis, as well as on the basis of a rolling 30-day projection.  Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

The Company maintains cash and cash equivalents to meet its liquidity requirements for up to 30-day periods.

17.	CAPITAL RISK MANAGEMENT

The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern in order to provide returns to the owner and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may return the capital to the shareholders, issue new capital and convertible loans or sell assets to reduce debt.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

18.	SEGMENT REPORTING

As of January 2008, with the commencing operation of Abraxas by OIS, the Company began operating through two different core activities, as follows:

•	Electronic record and practice management software
•	Ophthalmic application

	Year Ended December 31, 2008
	Electronic Record and Practice Management Software	Ophthalmic Application	Total

Revenue from external customers	$298	$14,112	$14,410

Operating loss	$754	$1,476	$2,230

Loss	$754	$3,868	$4,622

Assets	$1,904	$14,066	$15,970

19.           SUBSEQUENT EVENTS

New Convertible loan Agreement

During August 2008 in respect of the Term Sheet signed between certain majority shareholders (the "Shareholders"), in connection with a convertible loan provided by the Shareholders to the Company, the Shareholders granted the Company an additional loan in the amount of $400.

Subsequent to the balance sheet date, a new Convertible Loan Agreement was signed with the Shareholders at an aggregate amount of up to additional $800.  The loan agreement shall cover also the principal amount of the above mentioned $400 provided to the Company during August 2008 and will apply the terms and conditions as detailed in the Convertible Loan Agreement.  The loan shall bear interest at an annual rate of 12% and shall be repaid within 12 months from the date of the grant. Loan and any interest due thereon may be converted in a whole or in part into ordinary shares of the Company, at a conversion price equal to the lower between (1) the Company's average share price on the Belgium EuroNext Stock Exchange during the 30 days prior the date of this agreement; and (2) the Company's average share price on the Belgium EuroNext Stock Exchange during the 30 days prior the Conversion, and in each case subject to a discount at the rate of 20% of the Company's average share price on the Belgium EuroNext Stock Exchange at the applicable dates.  As security for the Company's obligation including repayments of the loan and any interest due thereon and the Conversion Rights, the Company shall grant to the shareholders a pledge in shares of common stock of OIS held by the Company subject to a discount at a rate of 30% of the price of OIS' shares, to be allocated among each Shareholder pro-rata to the portion of the Loan which the respective shareholder actually provides.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

19.           SUBSEQUENT EVENTS (Continued)

Termination of Merger Agreement with OIS

In March 2008, the Company and OIS entered into a merger agreement.  In March 2009, the Company and OIS have mutually agreed to terminate their merger agreement.  The termination of the agreement is due to exorbitant costs the companies and associated shareholders would incur as a result of regulatory requirements.  The companies initially announced the merger agreement in March 2008.

Asset Purchase

On June 24, 2009, the Company entered into an Asset Purchase Agreement ("APA") with OIS to sell substantially all the assets of the Company, which was completed on October 21, 2009. Such assets included the European operations which consisted of the Company's business as conducted by CCS, its branch office in Belgium, certain agreements under which the Company contracted with third parties for distribution and other services, and rights to intellectual property which resulted from the Company's research and development activities performed in Israel.

As payment for such assets, OIS agreed to assume a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (the "United Mizrahi Bank") in the amount of $1,500, to which OIS was previously a guarantor, liabilities associated with the assets sold on and after October 21, 2009, the closing date, and certain taxes, and extinguishment of all intercompany indebtedness owed by us with a principal amount of $4,179.

In addition, in early 2009, OIS hired all of the Company's research and development staff and moved them to the offices in the United States and Israel.

During 2009, OIS had recorded intercompany accounts and notes receivable due from the Company of $450 and $3,169, respectively, prepaid product advances to the Company of $560, which were in anticipation of the completion of the Electro-optical Unit, and $274 of exclusivity rights paid to the Company to sell the Electro-optical Unit in the U.S.  All such amounts were extinguished upon completion of the Asset Purchase.
Purchase Agreement

On June 24, 2009, OIS entered into a Purchase Agreement with AccelMed.  Pursuant to the terms of the Purchase Agreement, OIS authorized the issuance and sale of up to an aggregate of 13,214,317 shares of their common stock and warrants to purchase up to an aggregate of 4,404,772 shares of their common stock in two installments.  On the date of the Purchase Agreement, OIS completed the 1st installment, under which OIS issued to AccelMed 9,633,228 shares and a warrant to purchase up to 3,211,076 shares for an aggregate purchase price of $4,000.  The 1st Installment Warrant entitles AccelMed to purchase 3,211,076 shares of their common stock at an exercise price of $1.00 per share and expires on June 24, 2012.  On May 26, 2010 the 2nd and final installment was completed, under which OIS issued to AccelMed 3,581,089 shares and a warrant to purchase up to 1,193,696 shares for an aggregate purchase price of $2,000.  The 2nd installment warrant has an exercise price of $1.00 per share and expires on June 23, 2012.  The remaining 124,286 shares of common stock were purchased from the Company on January 6, 2010 at a purchase price of $0.70 per share.

OPHTHALMIC IMAGING SYSTEMS

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The following tables present unaudited pro forma condensed combined financial data that reflects the acquisition of substantially all the assets of MediVision Medical Imaging Ltd. (MediVision), which was completed on October 21, 2009 (the “MediVision Asset Purchase”). Such assets included the European operations which consisted of MediVision’s business as conducted by CCS Pawlowski GmbH (“CCS”), its branch office in Belgium (the “Belgium Activities”), certain agreements under which MediVision contracted with third parties for distribution and other services (the “Purchased Agreements”), and rights to intellectual property which resulted from MediVision’s research and development (“R&D”) activities performed in Israel.

This information is derived from and should be read in conjunction with the historical financial statements and notes thereto of Ophthalmic Imaging Systems (“OIS”) and MediVision that are included in this filing. The unaudited pro forma condensed combined financial data are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the business combination described above been consummated as of January 1, 2008.

The pro forma financials that are being presented are the unaudited combined balance sheets of OIS at September 30, 2009, the unaudited combined condensed statement of operations for the nine months ending September 30, 2009 and the audited combined condensed statement of operation for the year ending December 31, 2008. OIS presents their financial statements under accounting principles generally accepted in the United States (U.S. GAAP). When OIS consolidates the results of the MediVision Asset Purchase into its financials statements, OIS converts MediVision’s results from IFRS, International Financial Reporting Standards to U.S. GAAP. The pro forma financials presented are based on OIS’ and MediVision’s unaudited and audited consolidated financials to OIS pro forma financials. The adjustments presented reflect adjustments due to changes from IFRS to U.S. GAAP, consolidating and reclassification adjustments due to the transaction, and pro forma adjustments. The Company has adjusted the historical consolidating financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. This information should be read in conjunction with the:

(i)	accompanying notes to the unaudited pro form condensed combined financial statements;

(ii)	separate historical unaudited interim financial statements for the nine months ending September 30, 2009 and historical audited financial statements of OIS for year ending December 31, 2008; and

(iii)
separate historical unaudited interim financial statements for the nine months ending September 30, 2009 and historical audited financial statements of MediVision for the year ending December 31, 2008.

OPHTHALMIC IMAGING SYSTEMS
UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
September 30, 2009 (in thousands of U.S. Dollars)

	Historical OIS	Historical MediVision	Adjustments to reclassify and consolidate financial statements		Consolidated MediVision and OIS	Adjustments to reconcile to U.S. GAAP		OIS and MediVision after conversion to U.S. GAAP	Pro forma adjustments		Pro forma combined
ASSETS

Current assets:
Cash and cash equivalents	$4,811	$74	$271	A	$5,156	-		$5,156	-		$5,156
Accounts receivable, net of allowance for	2,628	313	184	A	3,125	-		3,125	$(42)	E	3,083
Inventories	868		93	A	961	-		961	-		961
Prepaid expenses and other current assets	257	214	-		471	-		471	-		471
Assets and disposal group classified as held for sale		3,979	(3,979)	A	-	-		-	-		-
Total current assets	8,564	4,580	(3,431)		9,713	-		9,713	(42)		9,671
											-
Restricted cash	158	-	-		158	-		158	-		158
Furniture and equipment, at cost, net	349	29	165	A	543	-		543	-		543
Goodwill and other intangible assets	1,816	-	3,266	A	5,082	(3,184)	D	1,898	(82)	F	1,816
Accumulated Amortization									(105)	G	(105)
Investment in affiliated company	-	4,238	(4,238)	B	-	-		-	-		-
									-		-
Total assets	$10,887	$8,847	$(4,238)		$15,496	$(3,184)		$12,312	$(229)		$12,083
											-
Current liabilities:					-	-		-	-		-
Accounts payable	$804	$632	$418	A	$1,854	-		$1,854	$(42)	E	$1,812
Short term bank credits and other current liabilities	-	2,643	23	A	2,666	-		2,666	-		2,666
Accrued liabilities	1,027	5,065	(4,436)	C	1,656	-		1,656	26	H	1,682
Liabilities included in disposal group held for sale	-	249	(249)	A	-	-		-	-		-
Deferred warranty revenue and customer deposits	2,122	-	-		2,122	-		2,122	-		2,122
Notes payable - current portion	7	-	-		7	-		7	-		7
Total current liabilities	3,960	8,589	(4,244)		8,305	-		8,305	(16)		8,289
									-		-
Line of credit	150	61	-		211	-		211	-		211
Notes payable, less current portion	1,369	-	85	A	1,454	-		1,454	-		1,454
Total liabilities	5,479	8,650	(4,159)		9,970	-		9,970	(16)		9,954
											-
Noncontrolling interest	-	172	(172)	B	-	-		-			-
Stockholders’ equity:									-		-
Capital	20,494	9,206	(9,206)	B	20,494	-		20,494			20,494
Foreign currency translation	-	118			118	-		118	-		118
Accumulated deficit	(15,086)	(9,299)	9,299	B	(15,086)	(3,184)		(18,270)	(213)	F-H	(18,483)
Total stockholders’ equity	5,408	197	(79)		5,526	(3,184)		2,342	(213)		2,129
Total liabilities and stockholders’ equity	$10,887	$8,847	$(4,238)		$15,496	$(3,184)		$12,312	$(229)		$12,083

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

OPHTHALMIC IMAGING SYSTEMS
UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2009 (in thousands of U.S. Dollars)

	OIS Three Months Ended 9/30/09	MediVision Nine Months Ending 9/30/09	Adjustments to reclassify and consolidate financial statements		Consolidated MediVision and OIS	Adjustments to reconcile to U.S. GAAP	OIS and MediVision after conversion to U.S. GAAP	Pro forma adjustments		Pro forma combined
Revenues:
Net sales	$3,933	$6,376	$-		$10,309	-	$10,309	$(97)	E	$10,212
Cost of sales	1,654	3,447	-		5,101	-	5,101	(97)	E	5,004

Gross profit	2,279	2,929	-		5,208	-	5,208	-		5,208
Operating expenses:
Sales and marketing	959	2,251	-		3,210	-	3,210	-		3,210
General and administrative	478	1,463	-		1,941	-	1,941	45	G	1,986
Research and development	693	1,344	-		2,037	-	2,037	-		2,037
Total other (expenses) income		(420)	-		(420)	-	(420)	-		(420)
Total operating expenses	2,130	4,638	-		6,768	-	6,768	45		6,813

Income (loss) from operations	149	(1,709)	-		(1,560)	-	(1,560)	(45)		(1,605)
								-
Total Other (expense) income	(61)	(419)	-		(480)		(480)	(11)	H	(491)
Net income before provision for income tax (expense) benefit	88	(2,128)	-		(2,040)	-	(2,040)	(56)		(2,096)
Provision for income tax (expense) benefit	(2)	(3)	-		(5)		(5)	-		(5)
Share of loss of affiliated Company	-	(660)	660	A	-		-	-		-
Net income before noncontrolling interest	86	(2,791)	660		(2,045)	-	(2,045)	(56)		(2,101)
								-
Noncontrolling Interest		294	(294)	B	-	-	-	-		-
Net income (loss)	$86	$(2,497)	$366		$(2,045)	-	$(2,045)	$(56)		$(2,101)

Basic earnings per (loss) share	$0.00									$(0.10)

Shares used in the calculation of basic earnings (loss) per share	20,289,626									20,289,626

Diluted earnings (loss) per share	$0.00									$(0.10)

Shares used in the calculation of diluted earnings per share	20,799,494

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

OPHTHALMIC IMAGING SYSTEMS
UNAUDITED PRO FORMA
CONDENSED COSOLIDATED STATEMENT OF OPERATIONS
For the Twelve Months Ended December 31, 2008 (in thousands of U.S. Dollars)

	Historical OIS	Historical MediVision Stand Alone	Adjustments to reclassify and consolidate financial statements		Consolidated MediVision and OIS	Adjustments to reconcile to U.S. GAAP		OIS and MediVision after conversion to U.S. GAAP	Pro forma adjustments		Pro forma combined
Revenues:
Net sales	$12,491	$1,919	-		$14,410	-		$14,410	-		$14,410
Cost of sales	5,768	862	-		6,630	-		6,630	-		6,630

Gross profit	6,723	1,057	-		7,780	-		7,780	-		7,780
Operating expenses:
Sales and marketing	4,035	797	-		4,832	-		4,832	-		4,832
General and administrative	1,551	769	-		2,320	3,184	D	5,504	60	G	5,564
Research and development	2,220	638	-		2,858	-		2,858	-		2,858
Total operating expenses	7,806	2,204	-		10,010	3,184		13,194	60		13,254
Loss from operations	(1,083)	(1,147)	-		(2,230)	(3,184)		(5,414)	(60)		(5,474)

Financial expense, net	(84)	(447)	-		(531)	-		(531)	(15)	H	(546)
Merger Expenses	(520)	-	-		(520)	-		(520)	-		(520)

Net loss before provision for income tax (expense) benefit	(1,687)	(1,594)	-		(3,281)	(3,184)		(6,465)	(75)		(6,540)

Provision for income tax (expense) benefit	(1,299)	(42)	-		(1,341)	-		(1,341)	-		(1,341)
Net loss before noncontrolling interest	(2,986)	(1,636)	-		(4,622)	(3,184)		(7,806)	(75)		(7,881)

Noncontrolling Interest		53	(53)	A	-	-		-	-		-
Net loss	$(2,986)	$(1,583)	(53)		$(4,622)	(3,184)		$(7,806)	$(75)		$(7,881)

Basic loss per share	$(0.18)										$(0.47)

Shares used in the calculation of basic loss per share	16,866,831										16,866,831

The accompanying notes are an integral part of these financial statements

OPHTHALMIC IMAGING SYSTEMS

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Adjustments to reclassify and consolidate financial statements.

A.
Represents the reclassification of assets and liabilities recorded by MediVision as Assets and Disposal Group Held for Sale to various assets and liability financial statement categories as of September 30, 2009.  The Assets and Disposal Group Held for Sale is comprised of all CCS assets and liabilities, goodwill, and the IRI intangible asset at September 30, 2009.

B.	Represents the reversal of the Investment in Affiliated Company asset and all equity recorded by MediVision as of September 30, 2009.

C.
Represents the reversal of inter-company liabilities which were considered impaired and written off by OIS as of June 30, 2009. These liabilities were not considered impaired and written off by MediVision as of September 30, 2009 and as such reflected in MediVision’s unaudited interim balance sheet at September 30, 2009.

2.	Adjustments of the financial results of the business activities purchased in connection with the MediVision Asset Purchase from IFRS to U.S. GAAP.

D.
Represents the expensing of capitalized assets on MediVision’s balance sheet at September 30, 2009 under IFRS related to research and development expenses for the IRI product and goodwill (according to U.S. GAAP, we need to expense $2,479,741 of capitalized assets related to the IRI product and decrease goodwill by $704,000 due to the change in the amortization rules between IFRS and U.S. GAAP) (IFRS allowed MediVision to amortize through 2004; U.S. GAAP only allows for amortization through 2001). This entry decreases (credit to) goodwill and other assets of $3,183,741.

3.	Pro forma adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

E.
Represents the pro forma impact of the elimination of inter-company sales to MediVision and CCS during the three months ended September 30, 2009. The adjustment to the pro forma financial statements is necessary as MediVision ceased consolidating OIS as of June 24, 2009 which is the day that MediVision lost control over OIS.  During the three months ended September 30, 2009 OIS recorded sales of approximately $62,000 to MediVision and approximately $35,000 to CCS. In addition as of September 30, 2009 OIS had approximately $42,000 due from CCS.

F.
Represents the write off of approximately $82,000 of goodwill recorded by MediVison as of September 30, 2009. This balance represents the remaining balance of goodwill recorded by MediVision at September 30, 2009 after the expensing of goodwill in connection with the conversion of MediVision to U.S. GAAP from IFRS (For more details on this conversion see Note D to the Notes to Unaudited Pro Forma Condensed Combined Financial Statements).

G.
Represents the pro forma impact of amortization expense related to the customer relationship and the Purchased Agreements intangible assets. The total balance of these intangible assets are $493,000 which are amortized for 8.2 years resulting in additional amortization expense $45,091 for the nine months ending September 30, 2009 and $60,122 the year ended December 31, 2008. This pro forma adjustment also resulted in accumulated amortization of $105,213 as of September 30, 2009 related to the expense recognized for the nine months ending September 30, 2009 and the year ending December 31, 2008.

H.
Represents the pro forma impact of the increase in interest expense related to the $1,500,000 loan from United Mizrahi Bank Ltd. The pro forma adjustment to interest expense is calculated as the change in the fixed interest rate component of the loan after OIS assumed the loan in connection with the MediVision Asset Purchase. The fixed interest rate component of the loan changed from 3.75% to 4.75% which results in additional interest expense for the nine months ending September 30, 2009 of $11,250 and additional interest of $15,000 for the year ending December 31, 2008. This pro forma adjustment also resulted in accrued interest of $26,250 as of September 30, 2009 related to pro forma interest expense for the nine months ending September 30, 2009 and the year ending December 31, 2008.

4.	Other events that did not result in a pro forma adjustments

I.
Pursuant to an Extension Agreement, dated June 24, 2009, between us and the Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. (together with The Tail Wind Fund Ltd., the “Holders”), the Holders agreed to extend the principal payments due thereon for 18 months, such that the next principal payment with respect to the Notes will be due December 31, 2010, and extend the maturity date of the Notes to October 31, 2011.  As consideration for these extensions and waivers, we issued warrants (the “New Warrants”) to purchase an aggregate of 500,000 shares of our common stock.  These New Warrants have an exercise price of $1.00 per share and expire on June 24, 2012.

We combined the New Warrants with existing instruments issued to the Holders, and first allocated the proceeds received in this financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis.  We then calculated the effective conversion used to measure the intrinsic value, if any, of the embedded conversion option based on the Black-Scholes-Merton option valuation model.  We adjust for the changes in the Black-Scholes-Merton option valuation model at each reporting period. As the New Warrants are not separable from the existing financial instruments issued to the Holders, we did not record the pro forma impact of the issuance of the New Warrants to the pro forma financial statements.

J.
On October 23, 2009, in connection with the assumption of the United Mizrahi loan, we issued to United Mizrahi Bank a warrant (the “Warrant”) to purchase 350,000 shares of our common stock at an exercise price of $1.00. On October 22, 2009 we determined that the fair value of these Warrants were $40,138 using the Black-Scholes-Merton valuation model. We recorded the fair value of these Warrants as permanent equity as the Warrants were issued in relation to the Purchase Agreement. As the Warrants were recorded as permanent equity, this issuance did not result in an adjustment to the pro forma financial statements.  We subsequently determined that a liability classification for these warrants was more appropriate than equity.  However, the impact of this reclassification does not result in an adjustment to the pro forma financial statements as of and for the period ending September 30, 2009 and 2008 and as of December 3 1,2008 as the transaction occurred in October 23,2009.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Item	Amount ($)

SEC Registration Fee	$373
Legal Fees	10,000
Accounting Fees	5,000
Miscellaneous	5,000

Total	$20,373

Item 14.  Indemnification of Directors and Officers

Our bylaws, filed as Exhibit 3.2, provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been our directors or officers in accordance with Section 317 of the California Corporations Code. Our bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

Pursuant to the terms of the Purchase Agreement, on June 24, 2009, we extended Indemnification Agreements to all of our board members on that date and to date, we entered into agreements with Uri Geiger, Menachem Inbar, Uri Ram, Gil Allon and Ariel Shenhar. Under the Indemnification Agreements, we agreed to hold harmless and indemnify each of Messrs. Geiger, Inbar, Ram, Allon, Shenhar, Phillips and Greer to the fullest extent authorized under the California General Corporations Code and our Articles of Incorporation, as amended, subject to certain limitations as specified therein.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of Ophthalmic Imaging Systems pursuant to the foregoing provisions, or otherwise, Ophthalmic Imaging Systems has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Recent Sales of Unregistered Securities

On June 2, 2010, we granted to certain employees, options to purchase an aggregate of 172,500 shares of common stock for compensation. The options vest in 6 equal installments, each installment includes options to purchase 28,750 shares of common stock on the following dates: December 3, 2010, June 3, 2011, December 3, 2011, June 3, 2012, December 3, 2012, and June 3, 2013.  The options are exercisable at $1.10 per share and expire on June 2, 2020. We relied upon the exemption from registration under 4(2) of the Securities Act as of 1933, as amended (the “Securities Act”) in connection with these issuances.

On May 26, 2010, we issued to U.M. AccelMed, Limited Partnership (“AccelMed”) 3,581,089 shares of our common stock and a warrant to purchase 1,193,696 shares of our common stock at an exercise price of $1.00 per share which expires on June 23, 2012. In connection with this issuance we relied upon the exemption from registration under Section 4(2) of the Securities Act and Rule 506 as promulgated thereunder.

May 26, 2010, in connection with the issuance to AccelMed, we issued a warrant to Alon Baraket, the placement agent, an option to purchase 36,464 shares of our common stock at an exercise price of $0.01 per share. This option expires on May 26, 2013. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with this issuance.

On December 23, 2009, we granted Noam Allon, our Chief Business Development Officer, options to purchase 180,000 shares of common stock. The options vest in 4 equal semi-annual installments beginning on June 23, 2010, are exercisable at $0.84 per share and expire on December 23, 2019. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with this issuance.

On November 18, 2009, we granted Gil Allon, our CEO, options to purchase 242,141 shares of common stock. The options vest in 4 equal semi-annual installments beginning on May 18, 2010, are exercisable at $0.65 per share and expire on November 18, 2019. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with this issuance.

On November 18, 2009, we granted Ariel Shenhar, our CFO, options to purchase 318,285 shares of common stock. The options vest in 4 equal semi-annual installments beginning on May 18, 2010, are exercisable at $0.65 per share and expire on November 18, 2019. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with this issuance.

On October 29, 2009, we granted Uri Ram, a director, options to purchase 30,000 shares of common stock for his services as Chairman of the Board.  The options vest in 6 equal installments, each installment includes options to purchase 5,000 shares of common stock on the following dates: October 29, 2009, March 13, 2010, September 13, 2010, March 13, 2011, September 13, 2011 and March 13, 2012.  The options are exercisable at $0.55per share and expire on October 29, 2019. We relied upon the exemption from registration under 4(2) of the Securities Act in connection with this issuance.

On October 29, 2009, we granted to certain employees, options to purchase an aggregate of 19,333 shares of common stock for returning to OIS as employees. The options vest in 6 equal installments, each installment includes options to purchase 3,222 shares of common stock on the following dates: April 29, 2010, October 29, 2010, April 29, 2011, October 29, 2011, April 29, 2012 and October 29, 2012.  The options are exercisable at $0.55 per share and expire on October 29, 2019. We relied upon the exemption from registration under 4(2) of the Securities Act in connection with these issuances.

On October 23, 2009, we granted United Mizrahi bank a warrant to purchase 350,000 shares of our common stock at an exercise price of 1.00 which will expire upon the earlier of October 23, 2012 or 12 months following the completion of (1) a primary public offering of our common stock (a “Public Offering”) or (2) (a) the sale of all or substantially all of our assets or (b) the merger or consolidation of our business with or into another entity, pursuant to which 50% of our outstanding common stock is held be person(s) who prior to the transaction held, in aggregate, less than 5% (together, a “Liquidity Event,” and together with a Public Offering, an “Exit Event”); provided however, if the underwriter in a Public Offering or the purchasing person(s) in a Liquidity Event require that all of our outstanding warrants and options, including this warrant to United Mizrahi Bank be exercised prior to or part of the Public Offering or Liquidity Event, as applicable, then this warrant will terminate, subject to certain notice requirements, upon completion of such transaction.  We relied upon the exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (“Rule 506”) in connection with this issuance.

On June 24, 2009, we entered into a private placement transaction with U.M. AccelMed, Limited Partnership (“AccelMed”) which was exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated threunder.  Pursuant to the Purchase Agreement between AccelMed and us dated June 23, 2009, we issued 9,633,228 shares of our common stock and a warrant to purchase 3,211,076 shares of our common stock at an exercise price of $1.00 per share and expire on June 24, 2012.  Under the Purchase Agreement, we are obligated to register for resale the shares of common stock issued and the shares of common stock issuable upon exercise of the warrant.

On June 24, 2009, in connection with the private placement transaction with AccelMed, we issued a warrant to Alon Baraket, the placement agent, an option to purchase 123,500 shares of our common stock at an exercise price of $0.01 per share. This option expires on June 24, 2012. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with these issuances.

On June 24, 2009, we entered into an Extension Agreement with The Tail Wind Fund Ltd. (“Tail Wind”) and Solomon Strategic Holdings, Inc. (“Solomon”).  Pursuant to the Extension Agreement among us, Tail Wind and Solomon, we issued warrants to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $1.00 per share and expire on June 24, 2012.  We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with these issuances.

On January 6, 2009, we granted Gil Allon, our CEO, options to purchase 272,500 shares of common stock in lieu of 20% of his annual salary for fiscal 2009. The options vest in 12 equal monthly installments beginning on January 31, 2009, are exercisable at $0.16 per share and expire on January 6, 2019. We relied upon the exemption from registration under Section 4(2) of the Securities Act   in connection with this issuance.

On January 6, 2009, we granted Ariel Shenhar, our CFO, options to purchase 265,000 shares of common stock in lieu of 20% of his annual salary for fiscal 2009. The options vest in 12 equal monthly installments beginning on January 31, 2009, are exercisable at $0.16 per share and expire on January 6, 2019. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with this issuance.

On January 6, 2009, we granted Noam Allon, our Chief Business Development Officer, options to purchase 180,000 shares of common stock in lieu of 20% of his compensation for fiscal 2009. The options vest in 12 equal monthly installments beginning on January 31, 2009, are exercisable at $0.16 per share and expire on January 6, 2019. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with this issuance.

On December 19, 2007, we granted Gil Allon, our CEO, options to purchase 260,000 shares of common stock for services rendered during 2007. The options vest in 6 equal installments every 6 months beginning on June 19, 2008. Options to purchase 130,000 shares are exercisable at $0.82 per share and the remaining 130,000 at $1.05 per share. All of the options expire on December 19, 2015. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with this issuance.

On December 19, 2007, we granted Ariel Shenhar, our CFO, options to purchase 230,000 shares of common stock for services rendered during 2007. The options vest in 6 equal installments every 6 months beginning on June 19, 2008. Options to purchase 115,000 shares are exercisable at $0.82 per share and the remaining 115,000 at $1.05 per share. All of the options expire on December 19, 2015. We relied upon the exemption from registration under Section 4(2) of the Securities Act in connection with this issuance.

On October 29, 2007, we entered into a private placement transaction with Tail Wind and Solomon which was exempt from registration under Section 4(2) and Rule 506.  Pursuant to the purchase agreement among Tail Wind, Solomon and us, as amended by the Extension Agreement, we issued convertible notes in the principal amount of $2,750,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due October 31, 2011, convertible into shares of our common stock at an adjusted conversion price of $1.06 per share. Interest is payable at our option in cash or shares of common stock. Additionally, we issued warrants to Tail Wind and Solomon, to purchase an aggregate of 950,357 shares of our common stock at an adjusted exercise price of $1.21 per share.  Tail Wind and Solomon may exercise the warrant through October 29, 2012. We are obligated to register for resale the shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to a registration rights agreement dated October 29, 2007. In March 2010, the Holders of the Notes converted $250,000 of the principal balance into 218,780 shares of our common stock.

Item 16.  Exhibits and Financial Statements

Ophthalmic Imaging Systems:	Page

September 30, 2010
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009	F-1
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2010 and 2009	F-2
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the Three and Nine Months ended September 30, 2010 and 2009	F-3
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2010 and 2009	F-4
Notes to Unaudited Condensed Consolidated Financial Statements	F-5

December 31, 2009
Report of Independent Registered Public Accounting Firm	F-10
Consolidated Balance Sheets as of December 31, 2009 and 2008	F-11
Consolidated Statements of Operations for the Years Ended December 31, 2009 and 2008	F-13
Consolidated Statements of Comprehensive Loss for the Years Ended December 31, 2009 and 2008	F-14
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2009 and 2008	F-15
Consolidated Statements of Cash Flow for the Years Ended December 31, 2009 and 2008	F-16
Notes to Consolidated Financial Statements	F-17

MediVision Medical Imaging, Ltd.:

September 30, 2009
Unaudited Consolidated Balance Sheets as of September 30, 2009 and 2008, and December 31, 2008	F-44
Unaudited Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2009 and 2008, and for the Year Ended December 31, 2008	F-46
Unaudited Consolidated Statement of Changes in Equity for the Nine Month period ending September 30, 2009, and 2008	F-47
Unaudited Consolidated Statements of Cash Flows for the Three and Nine Months ended September 30, 2009 and 2008, and for the Year Ended December 31, 2008	F-49
Notes to Unaudited Consolidated Financial Statements	F-51

December 31, 2008
Report of Independent Registered Public Accounting Firm	F-59
Consolidated Balance Sheet as of December 31, 2008	F-60
Consolidated Statement of Operations for the Year Ended December 31, 2008	F-61
Consolidated Statement of Changes in Equity for the Year Ended December 31, 2008	F-62
Consolidated Statement of Cash Flows for the Year Ended December 31, 2008	F-63
Notes to Consolidated Financial Statements	F-64

Pro Forma Financial Statements:

September 30, 2009
Unaudited Pro Forma Combined Balance Sheet as of September 30, 2009	F-103
Unaudited Pro Forma Combined Statement of Operations for the Nine Months ended September 30, 2009	F-104
Notes to Unaudited Pro Forma Combined Financial Statements	F-106

December 31, 2008
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2008	F-105
Notes to Unaudited Combined Pro Forma Financial Statements	F-106

Exhibit Number	Description of Exhibit	Footnote Reference

3.1	Articles of Incorporation of Ophthalmic Imaging Systems, as amended.	(1)
3.2	Amendment to Articles of Incorporation (Certificate of Determination of Preferences of Series A Junior Participating Preferred Stock of Ophthalmic Imaging Systems)	(2)
3.3	Amendment to Articles of Incorporation (Certificate of Determination of Preferences of Series B Preferred Stock of Ophthalmic Imaging Systems).	(3)
3.4	Amended and Restated Bylaws of Ophthalmic Imaging Systems.	(4)
3.5	Amendment to Articles of Incorporation (increases the number of common shares which the Corporation is authorized to issue to one hundred million)	(31)
4.1	Specimen of Stock Certificate.	(1)
4.2	Purchase Agreement dated October 29, 2007 among Ophthalmic Imaging Systems, The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.	(6)
4.3	Form of Convertible Notes dated October 29, 2007 issued to The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.	(6)
4.4	Form of Warrant dated October 29, 2007 issued to The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.	(6)
4.5	Registration Rights Agreement dated October 29, 2007 by and among Ophthalmic Imaging Systems, The Tail Wind Fund Ltd., and Solomon Strategic Holdings, Inc.	(6)
4.6	Warrant dated June 24, 2009, issued in favor of U.M. AccelMed, Limited Partnership.	(18)
4.7	Form of 2nd Installment Warrant to be issued in favor of U.M. AccelMed, Limited Partnership.	(19)
4.8	Form of Warrant issued in favor of The Tail Wind Fund, Ltd. and Solomon Strategic Holdings, Inc.	(20)
4.9	Warrant dated May 26, 2010, issued in favor of U.M. AccelMed, Limited Partnership	(32)
5.1	Opinion of Troutman Sanders LLP	**
9.1	Agreement dated June 24, 2009, by and among U.M. AccelMed, Limited Partnership, MediVision Medical Imaging Ltd., Agfa Gevaert N.V., Delta Trading and Services (1986) Ltd., Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar.	(21)
10.1	Lease Agreement, dated as of April 21, 2001, between Ophthalmic Imaging Systems and Jackson-Jahn, Inc.	(7)
10.2	First Amendment to the Lease Agreement dated as of April 21, 2001 between Ophthalmic Imaging Systems and Jackson-Jahn, Inc.	(8)
10.3	Second Amendment to the Lease Agreement dated as of April 21, 2001 between Ophthalmic Imaging Systems and Jackson-Jahn, Inc.	(8)
10.4	Confidentiality Agreement dated March 27, 1992 between Ophthalmic Imaging Systems and Steven R. Verdooner.	(1)
10.5	Assignment dated October 23, 1990 of U.S. Patent Application for Apparatus and Method for Topographical Analysis of the Retina to Ophthalmic Imaging Systems by Steven R. Verdooner, Patricia C. Meade and Dennis J. Makes (as recorded on Reel 5490, Frame 423 in the Assignment Branch of the U.S. Patent and Trademark Office).	(1)
10.6	Form of International Distribution Agreement used by Ophthalmic Imaging Systems and sample form of End User Software License Agreement.	(1)
10.7	2009 Stock Option Plan	(9)+
10.8	Rental Agreement dated May 1, 1994 by and between Ophthalmic Imaging Systems and Robert J. Rossetti.	(10)
10.9	Ophthalmic Imaging Systems’ 1997 Nonstatutory Stock Option Plan and sample form of Nonstatutory Stock Option Agreement.	(11)+

Exhibit Number	Description of Exhibit	Footnote Reference
10.10	Form of Indemnification Agreement between Ophthalmic Imaging Systems and each of its directors, officers and certain key employees.	(12)
10.11	Cooperation and Project Funding Agreement dated January 21, 2001, among Israel- United States Binational Industrial Research and Development Foundation, MediVision and Ophthalmic Imaging Systems.	(13)
10.12	2000 Stock Option Plan.	(7)+
10.13	2003 Stock Option Plan.	(14)+
10.14	Loan and Security Agreement dated as of February 28, 2005 by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.	(15)
10.15	Promissory Note dated as of February 28, 2005 by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.	(8)
10.16	Secured Debenture dated as of July 20, 2005 by and between Ophthalmic Imaging Systems and United Mizrahi Bank Ltd.	(15)
10.17	Research and Development Services Agreement dated as of January 1, 2004 by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.	(15)
10.18	Distribution Agreement dated as of February 14, 2006 by and between Ophthalmic Imaging Systems and CCS Pawlowski GmbH.	(15)
10.19	Distribution Agreement dated as of January 1, 2004 by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd. and Addendum thereto dated December 9, 2005.	(15)
10.20	Services Agreement dated as of January 1, 2004 by and between Ophthalmic Imaging Systems, MediStrategy Ltd. and Noam Allon and Addendum thereto dated September 30, 2005.	(15)
10.21	Employment Agreement dated December 1, 2001 between Ophthalmic Imaging Systems and Gil Allon.	(17)
10.22	Amendment to Employment Agreement dated April 12, 2006 between Ophthalmic Imaging Systems and Gil Allon.	(17)
10.23	Employment Agreement dated July 11, 2002, between Ophthalmic Imaging Systems and Ariel Shenhar.	(17)
10.24	Amendment to Employment Agreement dated December 3, 2003, between Ophthalmic Imaging Systems and Ariel Shenhar.	(17)
10.25	Amendment to Employment Agreement dated February 29, 2004, between Ophthalmic Imaging Systems and Ariel Shenhar.	(17)
10.26	Amendment to Employment Agreement dated April 12, 2006, between Ophthalmic Imaging Systems and Ariel Shenhar.	(17)
10.27	Purchase Agreement dated October 29, 2007 by and among Ophthalmic Imaging Systems, the Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.	(16)
10.28	Confidential Settlement and Mutual Release Agreement dated May 3, 2009, by and between Ophthalmic Imaging Systems, Steven Verdooner, OPKO Health, Inc. and The Frost Group, LLC	(22)
10.29
Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and U.M. AccelMed, Limited Partnership (confidential treatment has been requested with respect to certain portions of an exhibit to this agreement.)
		*
10.30	Form of Indemnification Agreement.	(23)
10.31	Asset Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.	*
10.32	Escrow Agreement dated June 24, 2009, by and among Ophthalmic Imaging Systems, MediVision Medical Imaging Ltd. and Stephen L. Davis, Esq.	(24)
10.33	Letter Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd.	(25)
10.34	Extension Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems, The Tail Wind Fund Ltd. and Solomon Strategic Holdings.	(26)

Exhibit Number	Description of Exhibit	Footnote Reference
10.35	Secured Debenture dated October 23, 2009, by and between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd.	(28)
10.36	Warrant dated October 23, 2009, issued to Mizrahi Tefahot Bank Ltd.	(29)
10.37	2009 Stock Option Plan	(27)
10.38	2010 Stock Option Plan	(33)
14	Code of Ethics	(8)
23.1	Consent of Perry-Smith LLP, Independent Auditors.	*
23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.1)	**
24.1	Powers of Attorney (included on the signature page of the initial filing of this registration statement)	(30)
_________________________
*	Filed herewith.
**	To be filed by amendment.
+	Management contract or compensatory plan or arrangement.
(1)	Incorporated by reference to Ophthalmic Imaging Systems’ Registration Statement on Form S-18, number 33-46864-LA.
(2)	Incorporated by reference to Exhibit A of Exhibit 1 of Ophthalmic Imaging Systems’ Form 8-K, filed on January 2, 1998.
(3)	Incorporated by reference to Exhibit 3.1 of Ophthalmic Imaging Systems’ Form 8-K, filed on November 24, 1999.
(4)	Incorporated by reference to Exhibit 3.1 of Ophthalmic Imaging Systems’ Form 10-K filed on March 29, 2010.
(5)	Incorporated by reference to Exhibit 4.3 of Ophthalmic Imaging Systems’ Form 8-K, filed on April 29, 2004.
(6)	Incorporated by reference to Ophthalmic Imaging Systems’ Form 8-K filed on October 31, 2007.
(7)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on March 26, 2002.
(8)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on March 18, 2005.
(9)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended August 31, 1993, filed on November 26, 1993.
(10)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-K for the fiscal year ended August 31, 1994, filed on November 29, 1994.
(11)	Incorporated by reference to Ophthalmic Imaging Systems’ Quarterly Report on Form 10-QSB for the quarterly period ended November 30, 1997, filed on January 14, 1998.
(12)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998, filed on December 15, 1998.
(13)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-K for the transition period from September 1, 2000 to December 31, 2000, filed on March 29, 2001.
(14)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 25, 2004.
(15)	Incorporated by reference to Exhibit 99.2 of Ophthalmic Imaging Systems’ Form 8-K filed on July 25, 2005.
(16)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed on March 28, 2006.
(17)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed on March 29, 2006.
(18)	Incorporated by reference to Exhibit 10.2 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(19)	Incorporated by reference to Exhibit 10.3 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(20)	Incorporated by reference to Exhibit 10.10 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.

(21)	Incorporated by reference to Exhibit 10.4 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(22)	Incorporated by reference to Ophthalmic Imaging Systems’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 15, 2009.
(23)	Incorporated by reference to Exhibit 10.5 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(24)	Incorporated by reference to Exhibit 10.7 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(25)	Incorporated by reference to Exhibit 10.8 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(26)	Incorporated by reference to Exhibit 10.9 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(27)	Incorporated by reference to Ophthalmic Imaging Systems’ Schedule 14A filed on April 15, 2009.
(28)	Incorporated by reference to Exhibit 10.2 of Ophthalmic Imaging Systems’ Form 8-K filed on October 27, 2009.
(29)	Incorporated by reference to Exhibit 10.3 of Ophthalmic Imaging Systems’ Form 8-K filed on October 27, 2009.
(30)	Incorporated by reference to Ophthalmic Imaging Systems’ Registration Statement, Registration Number 333-161778 filed on September 8, 2009.
(31)	Incorporated by reference to Exhibit 3.4 of Ophthalmic Imaging Systems’ Form 10-K filed on March 29, 2010.
(32)	Incorporated by reference to Exhibit 10.10 of Ophthalmic Imaging Systems’ Form 8-K filed on May 27, 2010.
(33)	Incorporated by reference to Exhibit A of Ophthalmic Imaging Systems’ Schedule 14A filed on July 26, 2010.

Item  28.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post−effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post−effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post−effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post−effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining liability under the Securities Act to any purchaser:

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sacramento, State of California, on January 14, 2011.

OPHTHALMIC IMAGING SYSTEMS

By:	/s/ Gil Allon
Gil Allon
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Ariel Shenhar
Ariel Shenhar
Chief Financial Officer, Vice President and Secretary
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gil Allon
Gil Allon	Director	January 14, 2011
Chief Executive Officer
(Principal Executive Officer)

/s/ Ariel Shenhar
Ariel Shenhar	Director	January 14, 2011
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Uri Ram
Uri Ram	Director	January 14, 2011

/s/ Jonathan R. Phillips
Jonathan R. Phillips	Director	January 14, 2011

Merle Symes	Director

Yigal Berman	Director

/s/ Uri Geiger
Uri Geiger	Director	January 14, 2011

/s/ Menachem Inbar
Menachem Inbar	Director	January 14, 2011

By :	/s/ Ariel Shenhar
Name:	Ariel Shenhar
Title:	Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Footnote Reference

3.1	Articles of Incorporation of Ophthalmic Imaging Systems, as amended.	(1)
3.2	Amendment to Articles of Incorporation (Certificate of Determination of Preferences of Series A Junior Participating Preferred Stock of Ophthalmic Imaging Systems)	(2)
3.3	Amendment to Articles of Incorporation (Certificate of Determination of Preferences of Series B Preferred Stock of Ophthalmic Imaging Systems).	(3)
3.4	Amended and Restated Bylaws of Ophthalmic Imaging Systems.	(4)
3.5	Amendment to Articles of Incorporation (increases the number of common shares which the Corporation is authorized to issue to one hundred million)	(31)
4.1	Specimen of Stock Certificate.	(1)
4.2	Purchase Agreement dated October 29, 2007 among Ophthalmic Imaging Systems, The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.	(6)
4.3	Form of Convertible Notes dated October 29, 2007 issued to The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.	(6)
4.4	Form of Warrant dated October 29, 2007 issued to The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.	(6)
4.5	Registration Rights Agreement dated October 29, 2007 by and among Ophthalmic Imaging Systems, The Tail Wind Fund Ltd., and Solomon Strategic Holdings, Inc.	(6)
4.6	Warrant dated June 24, 2009, issued in favor of U.M. AccelMed, Limited Partnership.	(18)
4.7	Form of 2nd Installment Warrant to be issued in favor of U.M. AccelMed, Limited Partnership.	(19)
4.8	Form of Warrant issued in favor of The Tail Wind Fund, Ltd. and Solomon Strategic Holdings, Inc.	(20)
4.9	Warrant dated May 26, 2010, issued in favor of U.M. AccelMed, Limited Partnership	(32)
5.1	Opinion of Troutman Sanders LLP	**
9.1	Agreement dated June 24, 2009, by and among U.M. AccelMed, Limited Partnership, MediVision Medical Imaging Ltd., Agfa Gevaert N.V., Delta Trading and Services (1986) Ltd., Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar.	(21)
10.1	Lease Agreement, dated as of April 21, 2001, between Ophthalmic Imaging Systems and Jackson-Jahn, Inc.	(7)
10.2	First Amendment to the Lease Agreement dated as of April 21, 2001 between Ophthalmic Imaging Systems and Jackson-Jahn, Inc.	(8)
10.3	Second Amendment to the Lease Agreement dated as of April 21, 2001 between Ophthalmic Imaging Systems and Jackson-Jahn, Inc.	(8)
10.4	Confidentiality Agreement dated March 27, 1992 between Ophthalmic Imaging Systems and Steven R. Verdooner.	(1)
10.5	Assignment dated October 23, 1990 of U.S. Patent Application for Apparatus and Method for Topographical Analysis of the Retina to Ophthalmic Imaging Systems by Steven R. Verdooner, Patricia C. Meade and Dennis J. Makes (as recorded on Reel 5490, Frame 423 in the Assignment Branch of the U.S. Patent and Trademark Office).	(1)
10.6	Form of International Distribution Agreement used by Ophthalmic Imaging Systems and sample form of End User Software License Agreement.	(1)
10.7	Stock Option Plan.	(9)+
10.8	Rental Agreement dated May 1, 1994 by and between Ophthalmic Imaging Systems and Robert J. Rossetti.	(10)
10.9	Ophthalmic Imaging Systems’ 1997 Nonstatutory Stock Option Plan and sample form of Nonstatutory Stock Option Agreement.	(11)+

Exhibit Number	Description of Exhibit	Footnote Reference
10.10	Form of Indemnification Agreement between Ophthalmic Imaging Systems and each of its directors, officers and certain key employees.	(12)
10.11	Cooperation and Project Funding Agreement dated January 21, 2001, among Israel- United States Binational Industrial Research and Development Foundation, MediVision and Ophthalmic Imaging Systems.	(13)
10.12	2000 Stock Option Plan.	(7)+
10.13	2003 Stock Option Plan.	(14)+
10.14	Loan and Security Agreement dated as of February 28, 2005 by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.	(15)
10.15	Promissory Note dated as of February 28, 2005 by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.	(8)
10.16	Secured Debenture dated as of July 20, 2005 by and between Ophthalmic Imaging Systems and United Mizrahi Bank Ltd.	(15)
10.17	Research and Development Services Agreement dated as of January 1, 2004 by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.	(15)
10.18	Distribution Agreement dated as of February 14, 2006 by and between Ophthalmic Imaging Systems and CCS Pawlowski GmbH.	(15)
10.19	Distribution Agreement dated as of January 1, 2004 by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd. and Addendum thereto dated December 9, 2005.	(15)
10.20	Services Agreement dated as of January 1, 2004 by and between Ophthalmic Imaging Systems, MediStrategy Ltd. and Noam Allon and Addendum thereto dated September 30, 2005.	(15)
10.21	Employment Agreement dated December 1, 2001 between Ophthalmic Imaging Systems and Gil Allon.	(17)
10.22	Amendment to Employment Agreement dated April 12, 2006 between Ophthalmic Imaging Systems and Gil Allon.	(17)
10.23	Employment Agreement dated July 11, 2002, between Ophthalmic Imaging Systems and Ariel Shenhar.	(17)
10.24	Amendment to Employment Agreement dated December 3, 2003, between Ophthalmic Imaging Systems and Ariel Shenhar.	(17)
10.25	Amendment to Employment Agreement dated February 29, 2004, between Ophthalmic Imaging Systems and Ariel Shenhar.	(17)
10.26	Amendment to Employment Agreement dated April 12, 2006, between Ophthalmic Imaging Systems and Ariel Shenhar.	(17)
10.27	Purchase Agreement dated October 29, 2007 by and among Ophthalmic Imaging Systems, the Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.	(16)
10.28	Confidential Settlement and Mutual Release Agreement dated May 3, 2009, by and between Ophthalmic Imaging Systems, Steven Verdooner, OPKO Health, Inc. and The Frost Group, LLC	(22)
10.29
Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and U.M. AccelMed, Limited Partnership (confidential treatment has been requested with respect to certain portions of an exhibit to this agreement.)
		*
10.30	Form of Indemnification Agreement.	(23)
10.31	Asset Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.	*
10.32	Escrow Agreement dated June 24, 2009, by and among Ophthalmic Imaging Systems, MediVision Medical Imaging Ltd. and Stephen L. Davis, Esq.	(24)
10.33	Letter Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd.	(25)
10.34	Extension Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems, The Tail Wind Fund Ltd. and Solomon Strategic Holdings.	(26)

Exhibit Number	Description of Exhibit	Footnote Reference
10.35	Secured Debenture dated October 23, 2009, by and between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd.	(28)
10.36	Warrant dated October 23, 2009, issued to Mizrahi Tefahot Bank Ltd.	(29)
10.37	2009 Stock Option Plan	(27)
10.38	2010 Stock Option Plan	(33)
14	Code of Ethics	(8)
23.1	Consent of Perry-Smith LLP, Independent Auditors.	*
23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.1)	**
24.1	Powers of Attorney (included on the signature page of the initial filing of this registration statement)	(30)
_________________________
*	Filed herewith.
**	To be filed by amendment.
+	Management contract or compensatory plan or arrangement.
(1)	Incorporated by reference to Ophthalmic Imaging Systems’ Registration Statement on Form S-18, number 33-46864-LA.
(2)	Incorporated by reference to Exhibit A of Exhibit 1 of Ophthalmic Imaging Systems’ Form 8-K, filed on January 2, 1998.
(3)	Incorporated by reference to Exhibit 3.1 of Ophthalmic Imaging Systems’ Form 8-K, filed on November 24, 1999.
(4)	Incorporated by reference to Exhibit 3.1 of Ophthalmic Imaging Systems’ Form 10-K filed on March 29, 2010.
(5)	Incorporated by reference to Exhibit 4.3 of Ophthalmic Imaging Systems’ Form 8-K, filed on April 29, 2004.
(6)	Incorporated by reference to Ophthalmic Imaging Systems’ Form 8-K filed on October 31, 2007.
(7)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on March 26, 2002.
(8)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on March 18, 2005.
(9)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended August 31, 1993, filed on November 26, 1993.
(10)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-K for the fiscal year ended August 31, 1994, filed on November 29, 1994.
(11)	Incorporated by reference to Ophthalmic Imaging Systems’ Quarterly Report on Form 10-QSB for the quarterly period ended November 30, 1997, filed on January 14, 1998.
(12)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998, filed on December 15, 1998.
(13)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-K for the transition period from September 1, 2000 to December 31, 2000, filed on March 29, 2001.
(14)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 25, 2004.
(15)	Incorporated by reference to Exhibit 99.2 of Ophthalmic Imaging Systems’ Form 8-K filed on July 25, 2005.
(16)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed on March 28, 2006.
(17)	Incorporated by reference to Ophthalmic Imaging Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed on March 29, 2006.
(18)	Incorporated by reference to Exhibit 10.2 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(19)	Incorporated by reference to Exhibit 10.3 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(20)	Incorporated by reference to Exhibit 10.10 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.

(21)	Incorporated by reference to Exhibit 10.4 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(22)	Incorporated by reference to Ophthalmic Imaging Systems’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 15, 2009.
(23)	Incorporated by reference to Exhibit 10.5 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(24)	Incorporated by reference to Exhibit 10.7 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(25)	Incorporated by reference to Exhibit 10.8 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(26)	Incorporated by reference to Exhibit 10.9 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.
(27)	Incorporated by reference to Ophthalmic Imaging Systems’ Schedule 14A filed on April 15, 2009.
(28)	Incorporated by reference to Exhibit 10.2 of Ophthalmic Imaging Systems’ Form 8-K filed on October 27, 2009.
(29)	Incorporated by reference to Exhibit 10.3 of Ophthalmic Imaging Systems’ Form 8-K filed on October 27, 2009.
(30)	Incorporated by reference to Ophthalmic Imaging Systems’ Registration Statement, Registration Number 333-161778 filed on September 8, 2009.
(31)	Incorporated by reference to Exhibit 3.4 of Ophthalmic Imaging Systems’ Form 10-K filed on March 29, 2010.
(32)	Incorporated by reference to Exhibit 10.10 of Ophthalmic Imaging Systems’ Form 8-K filed on May 27, 2010.
(33)	Incorporated by reference to Exhibit A of Ophthalmic Imaging Systems’ Schedule 14A filed on July 26, 2010.